As filed with the Securities and Exchange Commission on March 3, 2004.
Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Cleveland-Cliffs Inc

(Exact Name of Registrant as Specified in Its Charter)

Ohio	34-1464672
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1100 Superior Avenue

Cleveland, Ohio 44114
(216) 694-5700
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

John E. Lenhard, Esq.

Vice President, Secretary and General Counsel
Cleveland-Cliffs Inc
1100 Superior Avenue
Cleveland, Ohio 44114
(216) 694-5700
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

David P. Porter, Esq.

Jones Day
901 Lakeside Avenue
Cleveland, Ohio 44114
(216) 586-3939

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as the selling securityholders determine.

     If the only securities being registered on this form are offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, please check the following box.    ☒

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement of the same offering.    ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Calculate
Title of Each Class of	Amount to be	Offering Price	Aggregate	Amount of
Securities to be Registered	Registered	Per Unit(1)	Offering Price	Registration Fee

3.25% Redeemable Cumulative Convertible Perpetual Preferred Stock, without par value	172,500 shares	$1,141(2)	$196,822,500	$24,937

Convertible Subordinated Debentures	$172,500,000(3)	(3)	(3)	(3)

Common Shares, par value $1.00 per share, and related rights to purchase Common Shares (4)	2,782,253 shares(5)	(5)	(5)	(5)

(1)	Exclusive of accrued interest and distributions, if any.
(2)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the bid and asked for prices of the preferred stock on the PORTAL Market on February 27, 2004.
(3)	Represents the aggregate principal amount of convertible subordinated debentures originally issuable in exchange for the preferred stock. Pursuant to Rule 457(i) under the Securities Act, no additional registration fee is required for the convertible subordinated debentures issuable in exchange for the preferred stock because no additional consideration will be received in connection with the exchange.
(4)	This registration statement also relates to rights to purchase the registrant’s common shares. Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificates representing the common shares and are transferred with and only with the common shares. The value attributable to the rights, if any, is reflected in the value of the common shares and no separate consideration has been received for the rights.
(5)	Represents the underlying common shares originally issuable upon exercise of the conversion privilege attached to the preferred stock or the convertible subordinated debentures. Pursuant to Rule 416 under the Securities Act, an indeterminate number of additional common shares are registered hereunder that may be issued in connection with a stock split, stock dividend, recapitalization, or similar event or adjustment in the number of shares issuable as provided by the terms of the preferred stock. Pursuant to Rule 457(i) under the Securities Act, no additional registration fee is required for the common shares issuable upon conversion of the preferred stock or convertible subordinated debentures because no additional consideration will be received in connection with the exercise of the conversion privilege attached to the preferred stock or the convertible subordinated debentures.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED MARCH 3, 2004

172,500 Shares

Cleveland-Cliffs Inc

172,500 SHARES OF 3.25% REDEEMABLE CUMULATIVE CONVERTIBLE PERPETUAL PREFERRED STOCK

$172,500,000 PRINCIPAL AGGREGATE AMOUNT OF 3.25% CONVERTIBLE SUBORDINATED

DEBENTURES ISSUABLE IN EXCHANGE FOR THE PREFERRED STOCK

2,782,253 COMMON SHARES ISSUABLE UPON CONVERSION OF THE PREFERRED STOCK OR CONVERTIBLE SUBORDINATED DEBENTURES

We originally issued the preferred stock in a private placement on January 21, 2004. This prospectus relates to resales of preferred stock and to sales of convertible subordinated debentures that may be issued in exchange for preferred stock and common shares that may be issued upon conversion of preferred stock or convertible subordinated debentures by the securityholders named under the caption “Selling Securityholders” in this prospectus. The selling securityholders may offer the securities at fixed prices, at prevailing market prices at the time of sale, at varying prices or negotiated prices. We will not receive any cash proceeds from the selling securityholders’ sales of these securities.

Each share of preferred stock has an initial liquidation preference of $1,000 and is convertible initially into 16.1290 of our common shares, based on an initial conversion price of $62.00 per share, subject in each case to specified adjustments, only under the following circumstances: (1) the closing sale price of our common shares reaches, or the trading price of the preferred stock falls below, specified thresholds, (2) the preferred stock is called for redemption, or (3) specified corporate transactions have occurred.

Cash dividends on the preferred stock are payable, when and as declared by our board of directors, out of funds legally available therefor, at the rate of 3.25% per annum, quarterly in arrears, commencing April 15, 2004. Dividends on the preferred stock will be cumulative from the date of issuance. Accumulated but unpaid dividends will not cumulate additional dividends or interest. If we fail to pay, or to set apart funds to pay, dividends on the preferred stock for any quarterly dividend period, then holders of the preferred stock will be entitled to receive, when and as declared by our board of directors, out of funds legally available therefor, cash dividends at an increased rate per annum as described herein for each subsequent quarterly dividend period until we have paid or provided for the payment of all dividends on the preferred stock for all dividend periods up to and including the dividend payment date on which the accumulated and unpaid dividends are paid in full.

Beginning January 20, 2009, we may redeem shares of the preferred stock by paying cash, our common shares valued at a discount of 2.5% from their market price or any combination thereof in an amount equal to the liquidation preference, plus any accumulated and unpaid dividends to the redemption date, but only if the closing sale price of our common shares has exceeded 135% of the conversion price for at least 20 trading days within a period of 30 consecutive trading days ending on the trading day prior to the date we give the notice of redemption. Following a designated event, as defined herein, holders of the preferred stock may require us to purchase any or all of their shares of preferred stock at the liquidation preference, plus any accumulated and unpaid dividends to the date of purchase, which we may pay in either cash, our common shares valued at a discount of 2.5% from their market price or any combination thereof.

We also have the right, subject to certain conditions, to require holders of the preferred stock to exchange their shares for convertible subordinated debentures with similar terms.

For a more detailed description of the preferred stock, see “Description of Preferred Stock” beginning on page 27. For a more detailed description of the convertible subordinated debentures, see “Description of the Convertible Subordinated Debentures” beginning on page 46.

Our common shares trade on the New York Stock Exchange under the symbol “CLF.” On March 2, 2004, the closing sale price of our common shares was $65.00 per share.

Investing in the preferred stock, the convertible subordinated debentures or the common shares involves risks. See “Risk Factors” beginning on page 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                   , 2004

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where an offer is not permitted. You should not assume that the information provided in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process or continuous offering process. Under this shelf registration process, the selling securityholders may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that may be offered by the selling securityholders. Each time a selling securityholder sells securities, the selling securityholder is required to provide you with this prospectus and, in certain cases, a prospectus supplement containing specific information about the selling securityholder and the terms of the securities being offered. That prospectus supplement may include additional risk factors or other special considerations applicable to those securities. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”

The data included in this prospectus regarding industries and ranking, including the size of specific industries and our position and the position of our competitors within these industries, are based on independent industry publications or other published industry sources and our estimates. Our estimates are based on information obtained from our customers, distributors, suppliers, trade and business organizations and other contacts in the industries in which we operate and our management’s knowledge and experience. Although we believe these estimates to be accurate as of the date of this prospectus and these sources to be reliable, we have not independently verified and do not guarantee the accuracy and completeness of those estimates and this information.

ii

WHERE YOU CAN FIND MORE INFORMATION

Available Information

      We file reports, proxy statements and other information with the SEC. You may obtain copies of this information by mail from the Public Reference Room of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at www.sec.gov that contains reports, proxy statements and other information regarding public companies like us that file SEC reports and other documents electronically. Reports, proxy statements and other information concerning us also may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. We also maintain an internet site at www.cleveland-cliffs.com that contains information concerning us and our affiliates. The information at our internet site is not incorporated by reference in this prospectus, and you should not consider it to be a part of this prospectus.

Incorporation by Reference

      We incorporate by reference into this prospectus the following documents that we have filed with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

•	Current Report on Form 8-K filed on January 13, 2004;

•	Current Report on Form 8-K filed on January 15, 2004;

•	Current Report on Form 8-K filed on January 20, 2004;

•	Current Report on Form 8-K filed on January 22, 2004; and

•	The “Description of Common Shares” and the “Description of the Rights” contained in the Current Report on Form 8-K filed on March 2, 2004.

      We also are incorporating by reference into this prospectus the documents that we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is complete. In no event, however, will any of the information that we furnish under Item 9 or Item 12 of any Current Report on Form 8-K that we may from time to time provide to the SEC be incorporated by reference into, or otherwise part of, this prospectus. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

      We will provide without charge to each person to whom a copy of this prospectus has been delivered a copy of any and all of these filings. You may request a copy of these filings by writing or telephoning us at:

Cleveland-Cliffs Inc

Investor Relations
1100 Superior Avenue
Cleveland, Ohio 44114-2589
(216) 694-5459

iii

SUMMARY

      This summary highlights information contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in the preferred stock, the convertible subordinated debentures issuable upon exchange of the preferred stock and the common shares issuable upon conversion of the preferred stock or the convertible subordinated debentures. Before investing in the preferred stock, the convertible subordinated debentures or the common shares, you should read this entire prospectus carefully, including the “Risk Factors” section and the summary consolidated financial data and related notes, as well as the other information incorporated by reference in this prospectus. As used in this prospectus, “Cleveland-Cliffs,” the “Company,” “we” and “our” refer to Cleveland-Cliffs Inc and its subsidiaries, except where the context otherwise requires. The term “preferred stock” refers to our 3.25% redeemable cumulative convertible perpetual preferred stock, without par value, the term “convertible subordinated debentures” refers to our convertible subordinated debentures we may issue in exchange for the preferred stock and the term “common shares” refers to our common shares, par value $1.00 per share.

The Company

Business Description

      Founded in 1847, we are the largest producer of iron ore pellets in North America and sell the majority of our pellets to integrated steel companies in the United States and Canada. We operate six iron ore mines located in Michigan, Minnesota and Eastern Canada that currently have a rated capacity of 36.9 million tons of iron ore pellet production annually. Based on our percentage ownership of the mines we operate, our share of the rated pellet production capacity is currently 22.6 million tons annually, representing approximately 28 percent of total North American annual pellet capacity. We sell our share of iron ore production to integrated steel producers, generally pursuant to term supply agreements with various price adjustment provisions.

Recent Developments

      On February 18, 2004, International Steel Group Inc., or ISG, and Weirton Steel Corporation, or Weirton, announced the execution of a purchase agreement pursuant to which ISG will acquire substantially all of Weirton’s assets. On May 19, 2003, Weirton petitioned the United States Bankruptcy Court for the Northern District of West Virginia for protection under chapter 11 of the U.S. Bankruptcy Code. The closing of the transaction is conditioned upon bankruptcy court approval, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and satisfaction of other closing conditions. See “Risk Factors — Risks Relating to Our Company — Our sales, margins and profitability may be significantly affected by the bankruptcy or reorganization of our customers.”

      On October 23, 2003, Rouge Industries, Inc., or Rouge, filed a petition for chapter 11 bankruptcy protection and on January 30, 2004 sold substantially all of its assets to Severstal North America, Inc., a U.S. affiliate of OAO Severstal, Russia’s second largest steel producer. On February 19, 2004, Rouge repaid the outstanding balance of the $10.0 million secured loan we had previously made to it.

      On February 26, 2004, FW Holding Inc., or FW Holding, a subsidiary of Weirton, filed a petition for chapter 11 bankruptcy protection. As discussed under “Risk Factors — Risks Relating to Our Company — Our sales, margins and profitability may be significantly affected by the bankruptcy or reorganization of our customers,” we are a participant in a joint venture that had entered into a purchase-leaseback arrangement with FW Holding in 2001. In connection with its bankruptcy filing, FW Holding has filed an adversary complaint against the joint venture for declaratory relief and the return of assets acquired in the purchase-leaseback transaction. In that complaint, FW Holding asserts that the lease transaction should be recharacterized as a secured loan. If FW Holding is successful in this action, the bankruptcy court will determine the value of the assets, which could be less than the value of the future payments that would have been due under the lease.

      Our principal executive offices are currently located at 1100 Superior Avenue, Cleveland, Ohio 44114-2589, and our telephone number is (216) 694-5459.

THE OFFERING

      On January 21, 2004, we completed a private offering of the preferred stock. We entered into a registration rights agreement with Morgan Stanley & Company, Inc., or the initial purchaser, in which we agreed, for the benefit of the holders of the preferred stock, to file a registration statement with the SEC by April 20, 2004 with respect to resales of the preferred stock, the convertible subordinated debentures issuable upon exchange of the preferred stock and the common shares issuable upon the conversion of the preferred stock and the convertible subordinated debentures. We also agreed to use our best efforts to cause the shelf registration statement to be declared effective under the Securities Act of 1933 by July 19, 2004 and to keep the shelf registration statement continuously effective until the earliest of (i) the sale to the public pursuant to Rule 144 (or any similar provisions then in force, but not Rule 144A) under the Securities Act or the registration statement of which this prospectus forms a part of all the securities registered thereunder, and (ii) the expiration of the holding period applicable to such securities held by persons that are not our affiliates under Rule 144(k) under the Securities Act or any successor provision, subject to permitted exceptions. If we do not satisfy this obligation, we will be required to pay liquidated damages to holders of the preferred stock, the convertible subordinated debentures we may issue in exchange for the preferred stock and the common shares issuable upon conversion of the preferred stock and convertible subordinated debentures.

Summary of the Terms of the Series A-2 Preferred Stock

Issuer	Cleveland-Cliffs Inc

Securities offered	172,500 shares of preferred stock

Liquidation preference	$1,000 per share of preferred stock

Dividends	Holders of preferred stock are entitled to receive, when and as declared by our board of directors, out of funds legally available therefor, cash dividends at the rate of 3.25% per annum, payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing April 15, 2004. Dividends on the preferred stock will be cumulative from the date of original issuance. Accumulated but unpaid dividends will not cumulate additional dividends or interest.

If we fail to pay, or to set apart funds to pay, dividends on the preferred stock for any quarterly dividend period, then holders of preferred stock will be entitled to receive, when and as declared by our board of directors, out of funds legally available therefor, cash dividends at the rate per annum equal to:

3.25% + [N * (3.25%2) * 0.25]

Where:

N = the number of quarterly dividend periods for which we have failed to pay or to set apart funds to pay dividends on the preferred stock,

for each subsequent quarterly dividend period until we have paid or provided for the payment of all dividends on the preferred stock for all dividend periods up to and including the dividend payment date on which the accumulated and unpaid dividends are paid in full.

No dividend may be paid upon or set apart for any shares of preferred stock on any dividend payment date unless (i) all dividends upon all shares of preferred stock then outstanding and all classes of stock ranking prior to the preferred stock, or senior stock, and stock ranking on a parity with the preferred stock, or parity stock, then outstanding for all dividend payment dates prior to such date have been paid or funds therefor set apart and (ii) at the same time a like dividend upon all shares of preferred stock then outstanding and all classes of senior stock and parity stock then outstanding with a dividend payment date on such date, ratably in proportion to the respective dividend dates of such series or class, shall be paid or funds therefor set apart.

So long as any preferred stock shall be outstanding, we will not (1) pay or declare any dividends (except a dividend payable in stock ranking junior to the preferred stock, also called the junior stock) or make any other distribution on any junior stock or (2) purchase, retire or otherwise acquire any junior stock (except out of the proceeds of the sale of junior stock), unless all accrued and unpaid dividends on all shares of preferred stock and any parity stock then outstanding for all dividend payment dates on or prior to such date have been paid or funds therefor set apart.

Conversion	A holder may convert its preferred stock into a number of our common shares equal to the conversion rate only under the following circumstances:

• during any fiscal quarter after the fiscal quarter ending March 31, 2004 and only during such quarter, if the closing sale price of our common shares for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter exceeds 110 percent of the applicable conversion price on such trading day (initially 110 percent of $62.00, or $68.20);

• during the five business day period after any five consecutive trading-day period in which the trading price per share of preferred stock for each day of that period was less than 98 percent of the product of the closing sale price of our common shares and the applicable conversion rate on each such day;

• if the preferred stock has been called for redemption; or

• upon the occurrence of certain corporate transactions described under “Description of Preferred Stock — Conversion Rights — Events Triggering Conversion Rights — Conversion Rights Upon Occurrence of Certain Corporate Transactions.”

For each share of preferred stock surrendered for conversion, a holder will receive 16.1290 common shares. This represents an initial conversion price of $62.00 per common share. The conversion rate may be adjusted for certain reasons but will not be adjusted for accumulated and unpaid dividends or liquidated damages, if any. Upon conversion, holders will not receive any cash payment representing accumulated dividends, if any. Instead, accumulated dividends, if any, will be cancelled.

Optional redemption	We may not redeem any shares of preferred stock before January 20, 2009. On or after January 20, 2009, we may redeem some or all of the preferred stock at a redemption price equal to

100 percent of the liquidation preference, plus accumulated but unpaid dividends, and liquidated damages, if any, to the redemption date, but only if the closing sale price of our common shares for 20 trading days within a period of 30 consecutive trading days ending on the trading day before the date we give the redemption notice exceeds 135 percent of the conversion price of the preferred stock, subject to adjustment in a number of circumstances described under “Description of Preferred Stock — Conversion Rights — Adjustments to Conversion Rate.” We may choose to pay the redemption price in cash, our common shares, or a combination of cash and our common shares. If we elect to pay all or a portion of the redemption price in our common shares, our common shares will be valued at a discount of 2.5 percent below the average of the closing sale prices for the ten consecutive trading days ending on the fifth trading day prior to the redemption date.

If full cumulative dividends on the preferred stock are not paid, the preferred stock may not be redeemed, and we may not purchase or acquire any shares of preferred stock other than pursuant to a purchase or exchange offer made on the same terms to all holders of preferred stock and any parity stock.

The preferred stock is not subject to any mandatory redemption or sinking fund provision.

Designated event	If a designated event (as described under “Description of Preferred Stock — Designated Event Requires Us to Purchase Shares of Preferred Stock at the Option of the Holder”) occurs, each holder of shares of preferred stock will have the right to require us to purchase any or all of its shares at a purchase price equal to 100 percent of the liquidation preference, plus accumulated and unpaid dividends, and liquidated damages, if any, to, but excluding, the date of purchase. We may choose to pay the purchase price in cash, our common shares, or a combination thereof. If we elect to pay all or a portion of the purchase price in our common shares, the common shares will be valued at a discount of 2.5 percent below the average of the closing sale prices for the ten consecutive trading days ending on the fifth trading day prior to the purchase date. Our ability to purchase all or a portion of the preferred stock for cash is subject to our obligation to repay or repurchase any outstanding debt that may be required to be repaid or repurchased in connection with a designated event and to any contractual restrictions contained in the terms of any indebtedness that we have at that time. If, following a designated event, we are prohibited from paying the purchase price of the preferred stock in cash under the terms of its debt instruments, but are not prohibited under applicable law from paying such purchase price in our common shares, we will pay the purchase price of the preferred stock in our common shares.

Voting rights	Holders of preferred stock will be entitled to one vote for each share of preferred stock held upon all matters presented to our shareholders and shall vote together with the holders of our common shares as one class.

If we fail to pay, or to set apart funds to pay, dividends on the preferred stock or any other series of Class A Preferred Stock in an amount equivalent to six full quarterly dividends on any such series, whether or not consecutive and whether or not earned or declared, the holders of preferred stock and any other outstanding series of our Class A Preferred Stock will also be entitled to vote separately as a class to elect two directors. This special class voting right will terminate when all accrued and unpaid dividends on the preferred stock and any other series of our Class A Preferred Stock then outstanding are paid or funds are set apart for their payment.

Ranking	The preferred stock will be, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our company:

• junior to all our existing and future debt obligations;

• junior to each class or series of our capital stock other than (a) our common shares and any other class or series of our capital stock the terms of which provide that such class or series will rank junior to the preferred stock and (b) any other class or series of our capital stock the terms of which provide that such class or series will rank on a parity with the preferred stock;

• on a parity with any other class or series of our capital stock, including any series of our Class B Preferred Stock and any other series of our Class A Preferred Stock then outstanding, the rights of the holders of which (i) are not given preference over the rights of the holders of the preferred stock either as to dividends or as to distributions in the event of our liquidation, dissolution or winding up and (ii) rank on a parity with the rights of the holders of the preferred stock as to dividends or as to distributions in the event of our liquidation, dissolution or winding up, or both;

• senior to our common shares and any other class or series of our capital stock, the rights of the holders of which are junior and subordinate to the rights of the holders of the preferred stock both as to dividends and as to distributions in the event of our liquidation, dissolution or winding up; and

• effectively junior to all of our subsidiaries’ (i) existing and future liabilities and (ii) capital stock held by others.

Exchange right	We have the right, subject to certain restrictions, to require all holders of outstanding preferred stock to exchange their preferred stock for our convertible subordinated debentures having an aggregate principal amount equal to the aggregate liquidation preference of the preferred stock and having a conversion rate and interest rate equal to the conversion rate and dividend rate for the preferred stock. The maturity date of the convertible subordinated debentures will be the thirtieth anniversary of the exchange date. The terms of the convertible subordinated debentures are described further below.

Tax consequences to U.S. holders exercising the exchange right	The exchange of preferred stock for our convertible subordinated debentures under the exchange right would be taxable to the U.S.

holders of the preferred stock and may be treated as a taxable distribution in the amount of the fair market value of the convertible subordinated debentures. See “Certain Federal Income Tax Consequences — U.S. Holders — Preferred Stock and Common Shares — Exchange of Preferred Stock for Convertible Subordinated Debentures.” Based upon the advice of our counsel, we intend to treat such exchange as generally giving rise to capital gain or loss.

Trading	We have not applied and do not intend to apply for the listing of the preferred stock or the convertible subordinated debentures on any securities exchange.

PORTAL trading of the preferred stock	The preferred stock is currently eligible for trading on the Private Offerings, Resales and Trading through Automated Linkages, or PORTAL, System of the National Association of Securities Dealers, Inc.

NYSE symbol for the common shares	Our common shares are traded on the New York Stock Exchange under the symbol “CLF.”

Summary of the Terms of the Convertible Subordinated Debentures

Securities offered	The convertible subordinated debentures will be convertible into shares of our common shares and will have terms and conditions substantially similar to the preferred stock, except as described below.

Principal amount	The aggregate principal amount of the convertible subordinated debentures will be limited to the aggregate liquidation preference of the preferred stock outstanding on the effective date of the exchange. The convertible subordinated debentures will be issued in denominations equal to integral multiples of the liquidation preference of one share of preferred stock.

Ranking	The convertible subordinated debentures will be unsecured obligations of ours and will rank equally with all of our other unsecured subordinated indebtedness.

Subordination	The payment of principal and interest on the convertible subordinated debentures is subordinated in right of payment to the prior payment in full of all of our future senior debt.

Interest	Interest on the convertible subordinated debentures will accrue at an annual rate of 3.25 percent of the principal amount from the dividend payment date of the preferred stock immediately preceding the exchange date or, if the exchange date is a dividend payment date, from the exchange date, and thereafter from the most recent interest payment date. Interest will be payable in cash semi-annually in arrears on January 15 and July 15 of each year. We will not have the right to defer interest payments or to accrete the principal amount of the convertible subordinated debentures.

Maturity	The thirtieth anniversary of the exchange date.

Optional redemption	Our rights to redeem the convertible subordinated debentures will be substantially identical to our rights to redeem the preferred stock.

Conversion	The conversion rights of the convertible subordinated debentures will be substantially identical to the conversion rights of the preferred stock, except that on the date of any conversion upon satisfaction of a trading price condition as described in “Description of Preferred Stock — Conversion Rights — Events Triggering Conversion Rights — Conversion Upon Satisfaction of Trading Condition” that is on or after the twenty-fifth anniversary of the exchange date, holders may not convert their convertible subordinated debentures upon satisfaction of such condition if on any trading day during the relevant measurement period for determining whether such condition has been met, the closing sale price of the common shares was between 100 percent and 110 percent of the then-current conversion price of the convertible subordinated debentures.

Voting rights	The holders of convertible subordinated debentures will not have the right to vote in the election of our directors or any other voting rights as holders of our common shares prior to the holders’ receipt of common shares upon conversion of their convertible subordinated debentures.

Designated event	The designated event repurchase rights of holders of the convertible subordinated debentures will be substantially identical to the designated event repurchase rights of holders of the preferred stock.

Events of default	A default in payment of principal or interest, the failure to deliver common shares upon conversion, the failure to comply with our other agreements in the indenture governing the convertible subordinated debentures or the occurrence of specified events of bankruptcy, insolvency or reorganization affecting us will constitute an event of default with respect to the convertible subordinated debentures.

RISK FACTORS

      An investment in the preferred stock, the convertible subordinated debentures that we may issue in exchange for the preferred stock and the common shares issuable upon the conversion of the preferred stock and the convertible subordinated debentures involves risks. You should consider carefully the following risk factors in addition to the other information contained in this prospectus before deciding to purchase any shares of the preferred stock, the convertible subordinated debentures or the common shares. If any of the following risks actually occur, we may not be able to conduct our business as currently planned and our revenues and financial condition could be seriously harmed.

Risks Relating to the Steel Industry

Excess global capacity and the availability of competitive substitute materials have resulted in intense competition in the steel industry, which may further reduce steel prices and decrease steel production and our customers’ demand for iron ore products.

      More than 95 percent of our revenues are derived from the North American integrated steel industry, which is highly competitive. From time to time, global overcapacity in steel manufacturing has a negative impact on North American steel sales and reduces the production of steel and consequently the demand for iron ore. Further, production of steel by North American integrated steel manufacturers may be replaced to a certain extent by production of substitute materials by other manufacturers. In the case of certain product applications, North American steel manufacturers compete with manufacturers of other materials, including plastic, aluminum, graphite composites, ceramics, glass, wood and concrete. Most of our term supply agreements for the sale of iron ore products are requirements-based or provide for flexibility of volume above a minimum level. Reduced demand for and consumption of iron ore products by North American integrated steel producers have had and may continue to have a significant negative impact on our sales, margins and profitability.

Increased imports of steel into the United States could adversely impact North American steel sales, which could adversely affect demand for our products and our sales, margins and profitability.

      From time to time, global overcapacity in steel manufacturing and a weakening of certain foreign economies, particularly in Eastern Europe, Asia and Latin America, may negatively impact steel prices in those foreign economies and result in high levels of steel imports from those countries into the United States at depressed prices. Based on the American Iron and Steel Institute’s Apparent Steel Supply (excluding semi-finished steel products), imports of steel into the United States constituted 20.4 percent, 20.2 percent and 22.3 percent of the domestic steel market supply for 2002, 2001 and 2000, respectively. Significant imports of steel into the United States have substantially reduced sales, margins and profitability of North American steel producers, and therefore, have reduced demand for iron ore. The purchase by North American steel producers of semi-finished steel products from foreign suppliers also will decrease demand for our iron ore products.

      The U.S. government established various protective actions during 2001 and 2002, including the enactment of various steel import quotas and tariffs, which contributed to a decrease of some steel imports during 2002. However, these protective measures were only temporary, and many foreign steel manufacturers were granted exemptions from applications of these measures. Furthermore, some products (including iron ore and some semi-finished steel products) and some countries were not covered by these protective measures. On November 10, 2003, the highest trade court of the World Trade Organization issued a final decision declaring that the tariffs imposed by the United States on hot-rolled and cold-rolled finished steel imports violated global trade rules. Shortly after this decision was announced, a number of countries threatened to impose retaliatory tariffs on various products produced in the United States if the United States did not terminate its steel tariffs. On December 4, 2003, President Bush announced that the steel import quotas and tariffs would be lifted, effective at midnight on that day. At this time it is uncertain how the lifting of these measures will affect the North American steel industry, but the removal of these measures may lead to an increase of steel imports and result in a reduction of North American steel sales. The decreased North American steel sales could decrease demand for iron ore products and have a substantial negative impact on our sales, margins and profitability.

The North American steel industry is undergoing a restructuring process that has resulted in industry consolidation and is likely to result in a reduction of integrated steel making capacity over time and thereby reduce iron ore consumption.

      The North American steel industry has undergone consolidation, and that consolidation is likely to continue. Consolidation of the North American steel industry will result in fewer customers for iron ore. The restructuring process may reduce integrated steel making capacity, which would reduce demand for our iron ore products and may adversely affect our sales. Further, if the steel producers that have captive iron ore mines obtain a larger share of the North American steel production, they may obtain their iron ore from their own mines, if they have excess capacity, rather than from us. These factors could adversely affect our sales, margins and profitability.

Our sales and earnings are subject to significant fluctuations as a result of the cyclical nature of the North American steel industry.

      In 2002 and 2003, 14.5 million and 18.6 million tons, respectively, of the iron ore pellets we produced were sold to North American steel manufacturers, while only .2 million and .6 million tons, respectively, of our pellets were sold outside of North America. The North American steel industry has been highly cyclical in nature, influenced by a combination of factors, including periods of economic growth or recession, strength or weakness of the U.S. dollar, worldwide production capacity, the strength of the U.S. automotive industry, levels of steel imports and applicable tariffs. The demand for steel products is generally affected by macroeconomic fluctuations in North America and the global economies in which steel companies sell their products. For example, future economic downturns, stagnant economies or currency fluctuations in the United States or globally could decrease the demand for steel products or increase the amount of imports of steel or iron ore into the United States.

      In addition, a disruption or downturn in the oil and gas, gas transmission, construction, commercial equipment, rail transportation, appliance, agricultural, automotive or durable goods industries, all of which are significant markets for steel products and are highly cyclical, could negatively impact sales of steel by North American producers. These trends could decrease the demand for iron ore products and significantly adversely affect our sales, margins and profitability.

If North American steelmakers use methods other than blast furnace production to produce steel, or if their blast furnaces shut down or otherwise reduce production, the demand for our iron ore products may decrease, which would adversely affect our sales, margins and profitability.

      Demand for our iron ore products is determined by the operating rates for the blast furnaces of North American steel companies. However, not all finished steel is produced by blast furnaces; finished steel also may be produced by other methods that do not require iron ore products. For example, steel “mini-mills,” which are steel recyclers, generally produce steel by using scrap steel, not iron ore pellets, in their electric furnaces. Production of steel by steel “mini-mills” was approximately 50 percent of North American total finished steel production in 2003. Steel producers also can produce steel using imported iron ore or semi-finished steel products, which eliminates the need for domestic iron ore. Environmental restrictions on the use of blast furnaces also may reduce our customers’ use of their blast furnaces. Maintenance of blast furnaces can require substantial capital expenditures. Our customers may choose not to maintain their blast furnaces, and some of our customers may not have the resources necessary to adequately maintain their blast furnaces. If our customers use methods to produce steel that do not use iron ore products, demand for our iron ore products will decrease, which could adversely affect our sales, margins and profitability.

Natural disasters, equipment failures and other unexpected events may lead our steel industry customers to curtail production or shut down their operations.

      Operating levels at our steel industry customers are subject to conditions beyond their control, including raw material shortages, weather conditions, natural disasters, interruptions in electrical power or other energy services, interruptions in transportation services, equipment failures, strikes, lock-outs and other unexpected events. Any of those events could also affect other suppliers to the North American steel industry. In either case, those events could cause our steel industry customers to curtail production or shut down a portion or all of their operations, which could reduce their demand for our iron ore products. For example, in late 2003, a fire occurred in a mine of a major coal supplier to United States Steel Corporation, or U.S. Steel, which supplies a majority of the coke, a processed form of coal, used by our steel industry customers to operate their blast furnaces. The fire caused U.S. Steel to curtail its production of coke, and to reduce its coke shipments to at least two of our steel industry customers. As a result, one of our steel industry customers had to curtail its steel production, and its demand for our iron ore products decreased. Accordingly, as discussed below, that customer invoked the force majeure provision of its term supply agreement with us and reduced its requirements for our iron ore products in the first quarter of 2004 by 180,000 long tons. Another of our steel industry customers announced that it is exploring alternatives, including temporary curtailments of some of its steel-making operations, in order to deal with the coke shortage. Production of steel by our other steel industry customers may also be adversely affected by the failure of U.S. Steel to ship adequate supplies of coke to them. Decreased demand for our iron ore products could adversely affect our sales, margins and profitability.

If the rate of steel consumption in China slows, the demand for iron ore could decrease.

      Although we do not have significant international sales, the price of iron ore is strongly influenced by international demand. The current growing level of international demand for iron ore and steel is largely due to the rapid industrial growth in China. A large quantity of steel is currently being used in China to build roads, bridges, railroads and factories. If the economic growth rate in China slows, which may be difficult to forecast, less steel will be used in construction and manufacturing, which would decrease demand for iron ore. This could adversely impact the world iron ore market, which would impact the North American iron ore market, and could also adversely impact our United Taconite LLC, or United Taconite, joint venture with Laiwu Steel Group Ltd., or Laiwu, of China.

Risks Relating to Our Company

We operate in a very competitive industry.

      Iron ore resources are in abundant supply world-wide, and the iron mining business is highly competitive, with producers in all iron-producing regions. Some of our competitors may have greater financial resources than we have and may be better able to withstand changes in conditions within the North American steel industry than we are. In the future, we may face increasing competition. As a result, we may face pressures on sales prices and volumes of our products from competitors and large customers.

Our sales and competitive position depend on our ability to transport our products to our customers at competitive rates and in a timely manner.

      Our competitive position is largely dependent on the ability to transport iron ore to our markets at competitive rates. Disruption of the lake freighter and rail transportation services because of weather-related problems, including ice and winter weather conditions on the Great Lakes, strikes, lock-outs or other events, could impair our ability to supply iron ore pellets to our customers at competitive rates or in a timely manner and, thus, could adversely affect our sales and profitability. Further, increases in transportation costs, or changes in such costs relative to transportation costs incurred by our competitors, could make our products less competitive, restrict our access to certain markets and have an adverse effect on our sales, margins and profitability.

If a substantial portion of our term supply agreements terminate and are not renewed, and we are unable to find alternate buyers willing to purchase our products on terms comparable to those in our existing term supply agreements, our sales, margins and profitability will suffer.

      A substantial majority of our sales are made under term supply agreements, which are important to the stability and profitability of our operations. In 2003 and 2002, more than 94 percent of our sales volume was sold under term supply agreements. If a substantial portion of our term supply agreements were modified or terminated, we could be materially adversely affected to the extent that we are unable to renew the agreements or find alternate buyers for our iron ore at the same level of profitability. We cannot assure you that we will be able to renew or replace existing term supply agreements at the same prices or with similar profit margins when they expire. A loss of sales to our existing customers could have a substantial negative impact on our sales, margins and profitability.

We depend on a limited number of customers, and the loss of, or significant reduction in, purchases by our largest customers could adversely affect our sales.

      The following six customers together accounted for a total of 93 percent and 79 percent of our total sales revenues in the years ended 2003 and 2002, respectively:

	Percent of Sales
	Revenues

	Year Ended
	December 31,

Customer	2003	2002

ISG	30%	21%
Algoma Steel Inc., or Algoma	17	19
Rouge	16	9
Weirton	15	21
Ispat Inland Inc., or Ispat Inland	8	1
WCI Steel Inc., or WCI	7	8

Total	93%	79%

      If one or more of these customers were to significantly reduce their purchases of iron ore products from us, or if we were unable to sell iron ore products to them on terms as favorable to us as the terms under our current term supply agreements, our sales, margins and profitability could suffer materially due to the high level of fixed costs in the near term and the high costs to idle or close mines. We are a merchant mine producer of iron ore products, not a “captive” producer owned by a steel manufacturer, and therefore we rely on sales to our joint venture partners and other third party customers for our revenues. In addition, Weirton, WCI and Stelco Inc., or Stelco, have petitioned for protection under bankruptcy or similar laws, as discussed below, and the bankruptcy or reorganization of our customers could affect our sales, margins and profitability.

Changes in demand for our products by our customers could cause our sales, margins and profitability to fluctuate.

      Our term supply agreements generally are requirements contracts, the majority of which have no minimum requirement provisions, and some of which provide for flexibility of volume above minimum levels. A decrease in one or more of our customers’ requirements could cause our sales to decline, as we may not be able to find other customers to purchase our iron ore pellets. In addition, if our customers’ requirements decline, since many of our production costs are fixed, our production costs per ton may rise, which may affect our margins and profitability. Unmitigated loss of revenues would have a greater impact on margins and profitability than sales, due to the high level of fixed costs in the iron ore mining business in the near term and the high cost to idle or close mines.

The provisions of our term supply agreements could cause our sales, margins and profitability to fluctuate.

      Our term supply agreements typically contain force majeure provisions allowing temporary suspension of performance by the customer during specified events beyond the customer’s control, including raw material shortages, power failures, equipment failures, adverse weather conditions and other events. For example, as noted above, one of our large customers notified us in January 2004 that it was reducing its requirements for iron ore pellets in the first quarter of 2004 by 180,000 long tons pursuant to the force majeure provisions of its term supply agreement with us. That customer invoked the force majeure provision due to a failure of U.S. Steel to ship the quantity of coke that the customer had ordered due to shortages caused by a fire at a mine that supplied coal to U.S. Steel. If the coke shortages continue, other customers may seek to reduce their iron ore supply requirements.

      Price escalators in our term supply agreements also expose us to short-term price volatility, which can adversely affect our margins and profitability. Our term supply agreements also contain provisions requiring us to deliver iron ore pellets meeting quality thresholds for certain characteristics, such as chemical makeup. Failure to meet these specifications could result in economic penalties. All of these contractual provisions could adversely affect our sales, margins and profitability.

Mine closures entail substantial costs, and if we close one or more of our mines sooner than anticipated, our results of operations and financial condition may be significantly and adversely affected.

      If we close any of our mines, our revenues would be reduced unless we were able to increase production at any of our other mines, which may not be possible. The closure of an open pit mine involves significant fixed closure costs, including accelerated employment legacy costs, severance-related obligations, reclamation and other environmental costs, and the costs of terminating long-term obligations, including energy contracts and equipment leases. We base our assumptions regarding the life of our mines on detailed studies we perform from time to time, but those studies and assumptions do not always prove to be accurate. We accrue for the costs of reclaiming open pits, stockpiles, tailings ponds, roads and other mining support areas over the estimated mining life of our property. If we were to reduce the estimated life of any of our mines, the fixed mine closure costs would be applied to a shorter period of production, which would increase production costs per ton produced and could significantly and adversely affect our results of operations and financial condition. Further, if we were to close one or more of our mines prematurely, we would incur significant accelerated employment legacy costs, severance-related obligations, reclamation and other environmental costs, as well as asset impairment charges, which could materially and adversely affect our financial condition.

      A mine closure would significantly increase employment legacy costs, including our expense and funding costs for pension and other post-retirement benefit obligations. First, retirement-eligible employees would be eligible for enhanced pension benefits under certain pension plans upon a mine closure. Second, the number of employees who are eligible for retirement under the pension plans would increase under special eligibility rules that apply upon a mine closure. Third, all employees eligible for retirement under the pension plans at the time of the mine closure also would be eligible for post-retirement health and life insurance benefits, thereby accelerating our obligation to provide these benefits. Fourth, a closure of the Empire mine would likely terminate the status of the pension plan covering hourly employees at the Empire and Tilden mines as a multi-employer pension plan, causing more stringent minimum funding requirements to apply to that plan. Fifth, a closure of the Empire or Tilden mine likely would trigger withdrawal liability to the pension plan covering hourly employees at the Empire and Tilden mines. Finally, a mine closure could trigger significant severance-related obligations, which could adversely affect our financial condition and results of operations.

      Applicable statutes and regulations require that mining property be reclaimed following a mine closure in accordance with specified standards and an approved reclamation plan. The plan addresses matters such as removal of facilities and equipment, regrading, prevention of erosion and other forms of water pollution, revegetation and post-mining land use. We may be required to post a surety bond or other form of financial assurance equal to the cost of reclamation as set forth in the approved reclamation plan. The establishment of the final mine closure reclamation liability is based upon permit requirements and requires various estimates and assumptions, principally associated with reclamation costs and production levels. Although our management believes, based on currently available information, we are making adequate provisions for all expected reclamation and other costs associated with mine closures for which we will be responsible, our business, results of operations and financial condition would be adversely affected if such accruals were later determined to be insufficient.

We have significantly reduced our ore reserve estimates for the Empire mine and may close the Empire mine sooner than we had anticipated, which could materially and adversely affect our results of operations and financial condition.

      We significantly decreased our ore reserve estimates for the Empire mine from 116 million tons in 2002 to 63 million tons in 2003 and further to 29 million tons in 2004. The 2004 reductions were due to our inability to develop effective mine plans to produce cost-effective combinations of production volume, ore quality and stripping requirements. We may reduce the annual production at the Empire mine as a result of these decreased ore reserve estimates. If the ore reserves at Empire are insufficient to sustain our operations there, we may be required to close the mine. We have taken significant asset impairment charges relating to the Empire mine.

      If we were to close the Empire mine, we would incur significant mine closure costs, employment legacy costs, severance-related obligations, reclamation and other environmental costs and the costs of terminating long-term obligations, including energy contracts and equipment leases. A closure of the Empire mine sooner than we anticipate could materially and adversely affect our results of operations and financial condition.

We rely on the estimates of our recoverable reserves, and if those estimates are inaccurate, our financial condition may be adversely affected.

      We regularly evaluate our economic iron ore reserves based on expectations of revenues and costs and update them as required in accordance with Industry Guide 7 promulgated by the SEC. There are numerous uncertainties inherent in estimating quantities of reserves of our mines, many of which have been in operation for several decades, including many factors beyond our control. Estimates of reserves and future net cash flows necessarily depend upon a number of variable factors and assumptions, such as historical production from the area compared with production from other producing areas, the assumed effects of regulations by governmental agencies and assumptions concerning future prices for iron ore, assumptions regarding future industry conditions and operating costs, severance and excise taxes, development costs and costs of extraction and reclamation costs, all of which may in fact vary considerably from actual results. For these reasons, estimates of the economically recoverable quantities of reserves attributable to any particular group of properties, classifications of such reserves based on risk of recovery and estimates of future net cash flows expected therefrom prepared by different engineers or by the same engineers at different times may vary substantially. Estimated reserves could be affected by future industry conditions, geological conditions and ongoing mine planning. Actual production, revenues and expenditures with respect to our reserves will likely vary from estimates, and if such variances are material, our sales and profitability could be adversely affected. For example, based on revised economic mine planning studies that we completed in the fourth quarter of 2002, we reduced the estimates of the ore reserves at the Empire mine from 116 million tons to 63 million tons due to increasing mining and processing costs. Based on an update to those studies completed in the fourth quarter of 2003, we further significantly reduced the ore reserve estimates to 29 million tons. The reduction is due to the inability to develop effective mine plans to produce cost-effective combinations of production volume, ore quality and stripping requirements with the 2003 reserve base. Studies are ongoing to identify the optimum production rate, and consequently mine life, for Empire. The evaluation of satellite mineral resources has also been initiated for potential additions to Empire’s reserve base.

      We also completed revised economic mine planning studies in the fourth quarter of 2002 for our Wabush mine, and we reduced our estimate of ore reserves at the Wabush mine from 244 million tons to 94 million tons due to increasing mining and processing costs. Based on an update to those studies completed in the fourth quarter of 2003, we further significantly reduced the Wabush mine ore reserve estimate to 61 million tons. The revised Wabush estimate is largely a reflection of increased operating costs, the impact of currency exchange rates and a reduction in maximum mining depth due to dewatering capabilities based on a recently completed hydrologic evaluation.

The price adjustment provisions of our term supply agreements may prevent us from increasing our prices to match international ore contract prices or to pass increased costs of production on to our customers.

      Our term supply agreements contain a number of price adjustment provisions, or price escalators, including adjustments based on general industrial inflation rates, the price of steel and the international price of iron ore pellets, among other factors, that allow us to adjust the prices under those agreements generally on an annual basis. Our price adjustment provisions are weighted and some are subject to annual collars, which limit our ability to raise prices to match international levels and fully capitalize on strong demand for iron ore. Most of our term supply agreements do not allow us to increase our prices and to directly pass through higher production costs to our customers. An inability to increase prices or pass along increased costs could adversely affect our margins and profitability.

Our sales, margins and profitability may be significantly affected by the bankruptcy or reorganization of our customers.

      The volatility, fluctuating prices, level of imports and low demand affecting the North American steel industry have severely impacted the ability of many North American steelmakers to generate profits. Many North American steelmakers, particularly large integrated steel producers, have been hampered with significant “legacy” costs, particularly underfunded pension obligations and significant retiree health obligations. Since 1997, approximately 49 North American steelmakers have filed for bankruptcy, reorganization, restructuring or similar protection including Acme Steel Corporation, Algoma, Bethlehem Steel Corporation, Geneva Steel Holdings Corp., Gulf States Steel, LTV Steel Company, National Steel Corporation, Slater Steel Inc. and Wheeling-Pittsburgh Steel Corporation. Since May 2003, four of our North American steel industry customers, WCI, Weirton, Rouge, and Stelco petitioned for protection under bankruptcy or other similar laws.

      Financially distressed customers may be unable to perform under their agreements with us and, if they file for protection under bankruptcy or other similar laws, they may be able to reject their agreements with us pursuant to the operation of those laws. Such laws may enable a customer under bankruptcy protection to reject its existing term supply agreement with us, which may adversely affect our sales and profitability. In effect, such laws may allow the customer (or a party that might acquire the customer’s business through the bankruptcy process) to renegotiate the customer’s existing term supply agreement with us or to pursue arrangements with another pellet supplier without penalty.

      We cannot assure that WCI, Weirton and Stelco will successfully emerge from bankruptcy or restructuring or that they will continue to meet their obligations under their agreements with us. We currently have trade receivable exposure of $4.9 million to WCI (which was reserved against in the third quarter of 2003). We currently have an agreement to sell iron ore pellets to Weirton, but we cannot assess whether Weirton will successfully emerge from bankruptcy. We invested $10.4 million for a 40.6 percent interest in a joint venture that acquired certain steam generating and power-related assets from FW Holding in 2001 and leased such assets back to FW Holding with a guaranty of such lease by Weirton in a purchase-leaseback arrangement. As noted under “Summary — The Company — Recent Developments,” FW Holding filed a petition for chapter 11 bankruptcy protection on February 26, 2004 and challenged the validity of the lease agreement. We sold Rouge 1.4 million tons of pellets in fiscal 2002 and 3.0 million tons in 2003. At the time of Rouge’s bankruptcy petition, we had no trade receivable exposure to Rouge. The bankruptcy or reorganization of our largest customers could have a significant impact on our sales, margins and profitability.

Our ability to collect payments from our customers depends on their creditworthiness.

      Our ability to receive payment for iron ore products sold and delivered to our customers depends on the creditworthiness of our customers. Generally, we deliver iron ore products to our customers in advance of payment for those products, and title and risk of loss with respect to those products does not pass to the customer until payment for the pellets is received. Accordingly, there is typically a period of time in which pellets, as to which we have reserved title, are within our customers’ control. As discussed above, several of our customers have petitioned for protection under bankruptcy or other similar laws, and most of our North American customers have below-investment grade or no credit rating. Failure to receive payment from our customers for products that we have delivered could adversely affect our results of operations.

Our change in strategy from a manager of iron ore mines on behalf of steel company owners to primarily a merchant of iron ore to steel company customers has increased our obligations with respect to those mines and has made our revenues, earnings and profit margins more dependent on sales of iron ore products and more susceptible to product demand and pricing fluctuations.

      Historically, we have acted as a manager of iron ore mines on behalf of steel company owners and in that capacity have been generally entitled to management fees, royalties on reserves that we have leased or subleased to the Empire and Tilden mines and income from our sales of iron ore products to our customers, including the other mine owners. Our revised business strategy is to increase our ownership in our co-owned mines. In accordance with that revised strategy, in fiscal year 2002 we increased our ownership in (1) the Empire mine from 47 percent to 79 percent, (2) the Tilden mine from 40 percent to 85 percent, (3) the Hibbing mine from 15 percent to 23 percent, and (4) the Wabush mine from 23 percent to 27 percent. While we have gained greater control of the mines we operate, we have also increased our share of the operating costs, employment legacy costs and financial obligations associated with those mines. Our increased ownership of those mines has caused the management fees and royalties due to us from our partners in the mines to decline from $29.8 million in 2001 to $10.6 million in 2003. The decline in royalties and management fees has made our revenues, earnings and profit margins more volatile and more dependent on sales of our iron ore products to third party customers.

We rely on our joint venture partners in our mines to meet their payment obligations, and the inability of a joint venture partner to do so could significantly affect our operating costs.

      We co-own five of our six mines with various joint venture partners that are integrated steel producers or their subsidiaries, including Dofasco Inc., ISG, Ispat Inland, Laiwu and Stelco. While we are the manager of each of the mines we co-own, we rely on our joint venture partners to make their required capital contributions and to pay for their share of the iron ore pellets that we produce. Most of our venture partners are also our customers and are subject to the creditworthiness risks described above. If one or more of our venture partners fail to perform their obligations, the remaining venturers, including ourselves, may be required to assume additional material obligations, including significant pension and post-retirement health and life insurance benefit obligations. On January 29, 2004, Stelco applied and obtained bankruptcy-court protection from creditors in the Ontario Superior Court under the Companies’ Creditors Arrangement Act. Stelco is a 44.6 percent participant in the Wabush Mines joint venture, and U.S. subsidiaries of Stelco (which are not believed to have filed for bankruptcy protection) own 14.7 percent of Hibbing Taconite Company — Joint Venture and 15 percent of Tilden Mining Company L.C. Stelco has met its cash call requirements at the mining ventures to date. The Company currently expects Stelco to continue its participation in the mining ventures. The premature closure of a mine due to the failure of a joint venture partner to perform its obligations could result in significant fixed mine closure costs, including severance, employment legacy costs and other employment costs, reclamation and other environmental costs, and the costs of terminating long-term obligations, including energy contracts and equipment leases.

Unanticipated geological conditions and natural disasters could increase the cost of operating our business.

      A portion of our production costs are fixed regardless of current operating levels. Our operating levels are subject to conditions beyond our control that can delay deliveries or increase the cost of mining at particular mines for varying lengths of time. These conditions include weather conditions (for example, extreme winter weather, floods and availability of process water due to drought) and natural disasters, pit wall failures, unanticipated geological conditions, including variations in the amount of rock and soil overlying the deposits of iron ore, variations in rock and other natural materials and variations in geologic conditions and ore processing changes. These conditions could impair our ability to fulfill our plan to operate all of our mines at full capacity, which could materially adversely affect our ability to meet the expected demand for our iron ore products.

      In the second and third quarters of 2003, pellet production at the Tilden mine was adversely affected by approximately .3 million tons as a result of unexpected variations in the composition of the iron ore in one area of the mining pit, which made the ore difficult to process, causing low throughput and recovery rates.

Many of our mines are dependent on a single source energy supplier, and interruption in energy services may have a significant adverse effect on our sales, margins and profitability.

      Many of our mines are dependent on one source for electric power and for natural gas. For example, Minnesota Power is the sole supplier of electric power to our Hibbing and United Taconite mines; Wisconsin Energy Company is the sole supplier of electric power to our Tilden and Empire mines; and our Northshore mine is largely dependent on its wholly owned power facility for its electrical supply. A significant interruption in service from our energy suppliers due to terrorism or any other cause can result in substantial losses that may not be fully covered by our business interruption insurance. For example, in May 2003, we incurred approximately $11.1 million in fixed costs relating to lost production when our Empire and Tilden mines were idled for approximately five weeks due to loss of power stemming from the failure of a dam in the Upper Peninsula of Michigan. One natural gas pipeline serves all of our Minnesota and Michigan mines, and a pipeline failure may idle those operations. Any substantial unmitigated interruption of our business due to these conditions could materially adversely affect our sales, margins and profitability.

Equipment failures and other unexpected events at our facilities may lead to production curtailments or shutdowns.

      Interruptions in production capabilities will inevitably increase our production costs and reduce our profitability. We do not have meaningful excess capacity for current production needs, and we are not able to quickly increase production at one mine to offset an interruption in production at another mine. In addition to equipment failures, our facilities are also subject to the risk of loss due to unanticipated events such as fires, explosions or adverse weather conditions. The manufacturing processes that take place in our mining operations, as well as in our crushing, concentrating and pelletizing facilities, depend on critical pieces of equipment, such as drilling and blasting equipment, crushers, grinding mills, pebble mills, thickeners, separators, filters, mixers, furnaces, kilns and rolling equipment, as well as electrical equipment, such as transformers. This equipment may, on occasion, be out of service because of unanticipated failures. In addition, many of our mines and processing facilities have been in operation for several decades, and the equipment is aged. For example, in November 2003, our Tilden facility experienced a crack in a kiln riding ring that required the shutdown of that kiln in its pelletizing plant, resulting in a production loss of approximately .3 million tons. In the future, we may experience additional material plant shutdowns or periods of reduced production because of equipment failures. Material plant shutdowns or reductions in operations could materially adversely affect our sales, margins and profitability. Further, remediation of any interruption in production capability may require us to make large capital expenditures that could have a negative effect on our profitability and cash flows. Our business interruption insurance would not cover all of the lost revenues associated with equipment failures. Further, longer-term business disruptions could result in a loss of customers, which could adversely affect our future sales levels, and therefore our profitability.

We are subject to extensive governmental regulation, which imposes, and will continue to impose, significant costs and liabilities on us, and future regulation could increase those costs and liabilities or limit our ability to produce iron ore products.

      We are subject to various federal, provincial, state and local laws and regulations on matters such as employee health and safety, air quality, water pollution, plant and wildlife protection, reclamation and restoration of mining properties, the discharge of materials into the environment, and the effects that mining has on groundwater quality and availability. Numerous governmental permits and approvals are required for our operations. We cannot assure you that we have been or will be at all times in complete compliance with such laws, regulations and permits. If we violate or fail to comply with these laws, regulations or permits, we could be fined or otherwise sanctioned by regulators.

      Prior to commencement of mining, we must submit to, and obtain approval from, the appropriate regulatory authority of plans showing where and how mining and reclamation operations are to occur. These plans must include information such as the location of mining areas, stockpiles, surface waters, haul roads, tailings basins and drainage from mining operations. All requirements imposed by any such authority may be costly and time-consuming and may delay commencement or continuation of exploration or production operations.

      In addition, new legislation and/or regulations and orders, including proposals related to the protection of the environment, to which we would be subject or that would further regulate and/or tax our customers, namely the North American integrated steel producer customers, may also require us or our customers to reduce or otherwise change operations significantly or incur costs. Such new legislation, regulations or orders (if enacted) could have a material adverse effect on our business, results of operations, financial condition or profitability. In particular, we are subject to the new rules promulgated by the U.S. Environmental Protection Agency that will require us to utilize Maximum Achievable Control Technology, or MACT, standards for our air emissions by 2006. The costs, including capital expenditures, that we will incur in order to meet the new MACT standards may be substantial.

      Further, we are subject to a variety of potential liability exposures arising at certain sites where we do not currently conduct operations. These sites include sites where we formerly conducted iron ore mining or processing or other operations, inactive sites that we currently own, predecessor sites, acquired sites, leased land sites and third-party waste disposal sites. While we believe our liability at sites where claims have been asserted will not have a material adverse effect on our financial condition, liquidity or results of operations, we may be named as a responsible party at other sites in the future, and we cannot assure you that the costs associated with these additional sites will not be material.

      We could also be held liable for any and all consequences arising out of human exposure to hazardous substances used, released or disposed of by us or other environmental damage, including damage to natural resources. In particular, we and certain of our subsidiaries are involved in various claims relating to the exposure of asbestos and silica to seamen who sailed on the Great Lakes vessels formerly owned and operated by certain of our subsidiaries. The full impact of these claims, as well as whether insurance coverage will be sufficient and whether other defendants named in these claims will be able to fund any costs arising out of these claims, continues to be unknown. Based on currently available information, however, we believe the resolution of currently pending claims in the aggregate would not reasonably be expected to have a material adverse effect on our financial position.

Our expenditures for post-retirement benefit and pension obligations could be materially higher than we have predicted if our underlying assumptions prove to be incorrect, if there are mine closures or our joint venture partners fail to perform their obligations that relate to employee pension plans.

      We provide defined benefit pension plans and post-retirement health and life insurance, or OPEB, benefits to eligible union and non-union employees, including our share of expense and funding obligations with respect to unconsolidated ventures. Our pension expense and our required contributions to our pension plans are directly affected by the value of plan assets, the projected rate of return on plan assets, the rate of return on plan assets and the actuarial assumptions we use to measure our defined benefit pension plan obligations, including the rate that future obligations are discounted to a present value, or the discount rate. We decreased the discount rate to 6.25 percent at December 31, 2003 from 6.90 percent at December 31, 2002, 7.50 percent at December 31, 2001 and 7.75 percent at December 31, 2000. For pension accounting purposes, we assumed a 9 percent rate of return on pension plan assets for all periods, although we decreased the return on asset assumption to 8.50 percent at December 31, 2003, which will increase our 2004 pension expense. Based on these assumptions, our actual funding levels and pension expense for 2001, 2002 and 2003 and our estimated minimum funding obligations and pension expense (based on our making only our minimum required contributions) for 2004, including our share of expense and funding obligations with respect to unconsolidated ventures are as follows:

Pension

		Minimum Funding
Year	Expense	Obligation

	(in millions)
2001	$4.4	$.4
2002	7.2	1.1
2003	32.0	6.4
2004 (estimate)	22.9	4.3

      We cannot predict whether changing market or economic conditions, regulatory changes or other factors will increase our pension expenses or our funding obligations, diverting funds we would otherwise apply to other uses.

      Further, our funding projections for our pension plans assume that the pension plan covering hourly employees at the Empire and Tilden mines remains a multiemployer pension plan. If that plan loses its multiemployer plan status, we estimate that our minimum funding obligations for that plan would increase by approximately $25.6 million through 2004.

      We calculate our total accumulated post-retirement benefit obligation, or APBO, for our OPEB benefits under Statement of Financial Accounting Standards No. 106, “Employers’ Accounting for Post-retirement Benefits Other Than Pensions.” The unfunded APBO obligation had a present value of $317.2 million at December 31, 2003. We have calculated the unfunded obligation based on a number of assumptions. Discount rate and return on plan asset assumptions parallel those utilized for pensions. We increased our assumed rate of annual increase in the cost of health care benefits to 10 percent in 2003 (from 7.50 percent in 2002) and assumed a 1 percent decrease per year for the following five years to 5 percent in 2008 and thereafter. We increased the assumed rate of annual increase in the cost of health care benefits again to 10 percent in 2004 and again assume a 1 percent decrease per year for the following five years, thereby delaying the decrease to 5 percent until 2009. We also contribute annually to trusts for certain mining ventures that are available to fund these liabilities, and we assume a 9 percent (decreasing to 8.50 percent for 2004 expense) rate of return on the assets held in these trusts. We expect to contribute approximately $3.7 million to these trusts in 2004, based on production at the Empire, Hibbing and Tilden mines in 2003. We also implemented a cap on the amounts that we would pay per retiree annually for existing and future U.S. salaried retirees. Based on these assumptions and plan provisions, our actual expenses and funding for these benefits for 2001, 2002 and 2003 and estimated expense and funding requirements for 2004, including our share of expense and funding obligations with respect to unconsolidated ventures are as follows:

OPEB

Year	Expense	Funding Obligation

	(in millions)
2001	$15.8	$7.7
2002	21.5	16.8
2003	29.1	17.0
2004 (estimate)	27.4	21.3

      If our assumptions do not materialize as expected, cash expenditures and costs that we incur could be materially higher. Moreover, we cannot assure that regulatory changes will not increase our obligations to provide these or additional benefits. These obligations also may increase substantially in the event of adverse medical cost trends or unexpected rates of early retirement, particularly for bargaining unit employees for whom there is no retiree health care cost cap. Early retirement rates likely would increase substantially in the event of a mine closure.

      Additionally, our pension and post-retirement health and life insurance benefits obligations, expenses and funding costs would increase significantly if one or more of the mines in which we have invested is closed, or if one or more of our joint venturers at one or more mines is unable to perform its obligations. A mine closure would trigger accelerated pension and OPEB obligations, and the failure of a joint venturer to perform its obligations could shift additional pension and OPEB liabilities to us. Any of these events could significantly adversely affect our financial condition and results of operations.

We are a related person to certain companies that were operators and are required under the Coal Industry Retiree Health Benefit Act of 1992, or the Coal Retiree Act, to make premium payments to the United Mine Workers Association Combined Benefit Fund, or the Combined Fund, and our obligations to the Combined Fund could increase if other coal mine operators file for bankruptcy protection or become insolvent.

      We are a related party to certain companies that were coal mine operators. As a result we are subject to the Coal Retiree Act and are obligated to make premium payments to the Combined Fund for health and death benefits paid by the Combined Fund to retired coal miners. At December 31, 2003, the net present value of our estimated liability to the Combined Fund was $7.0 million. We are assessed premiums for unassigned or “orphan” retirees on a pro rata basis with other coal mine operators and related parties. If other coal mine operators and related parties file for bankruptcy protection or become insolvent, our pro rata portion of the liability to the Combined Fund could increase, which could have an adverse effect on our results of operation and financial condition, sales, margins and profitability.

We cannot sell or transfer our ISG shares until June 2004, and we cannot predict the value of those shares if we sell them after that time.

      We currently own approximately 5.5 million shares of ISG’s common stock (5.0 million owned directly and .5 million through pension fund investments), which currently represents approximately 5.7 percent of the outstanding ISG shares. As of March 2, 2004, the trading price for the ISG common stock was $42.75 per share.

      In connection with ISG’s recent initial public offering, we and other significant ISG stockholders agreed not to sell or otherwise transfer our ISG shares before June 9, 2004. We cannot predict the trading price of the ISG shares following the expiration of the lock-up period. Further, our ability to sell our ISG shares may continue to be restricted following the expiration of such lock-up period by applicable federal securities laws and the terms of the ISG registration rights agreement. We cannot assure you that we will sell our ISG shares or that any sale of our ISG shares after the expiration of the lock-up period will result in a gain to us. If we do sell our ISG shares, we may sell only limited quantities of the shares.

Our profitability could be negatively affected if we fail to maintain satisfactory labor relations.

      The United States Steel Workers of America, represents all hourly employees at our Empire, Hibbing, Tilden and United Taconite mines, as well as the Wabush mine in Canada. The collective bargaining agreements for the employees at the Empire, Hibbing, Tilden and United Taconite mines will expire on August 1, 2004, and the collective bargaining agreements for the employees at the Wabush mine expired on March 1, 2004. We are currently in negotiations to renew this contract. Hourly employees at the railroads we own that transport products among our facilities are represented by multiple unions with labor agreements that expire at various dates. If the collective bargaining agreements relating to the employees at our mines are not successfully renegotiated in a timely manner, we could face work stoppages or labor strikes.

      The workforce at our Northshore mine is currently not represented by a union. If our Northshore operations were to become unionized, we would incur an increased risk of work stoppages, reduced productivity and higher labor costs.

Our cost reduction efforts may not be successful.

      In an effort to improve our marginal sales profitability, we implemented a cost reduction strategy in 2003 designed to decrease annual costs by the end of 2004 by $35.0 million. We cannot assure you that our cost savings program will be successful. If we fail to successfully complete our cost reduction programs, our margins and profitability would be adversely affected.

Our operating expenses could increase significantly if the price of electrical power, fuel or other energy sources increases.

      Operating expenses at our mining locations are sensitive to changes in electricity prices and fuel prices, including diesel fuel and natural gas prices. Prices for electricity, natural gas and fuel oils can fluctuate widely with availability and demand levels from other users. During periods of peak usage, supplies of energy may be curtailed and we may not be able to purchase them at historical market rates. While we have some long-term contracts with electrical suppliers, we are exposed to fluctuations in energy costs that can affect our production costs. Although we enter into forward fixed price supply contracts for natural gas for use in our operations, those contracts are of limited duration and do not cover all of our fuel needs, and price increases in fuel costs could cause our profitability to decrease significantly.

Risks Relating to the Preferred Stock, the Convertible Subordinated Debentures and the Common Shares Issuable Upon Conversion of the Preferred Stock and the Convertible Subordinated Debentures

The preferred stock ranks junior to all of our liabilities.

      The preferred stock ranks junior to all of our liabilities. In the event of our bankruptcy, liquidation or winding-up, our assets will be available to pay obligations on the preferred stock, including the purchase of your shares of the preferred stock for cash upon a designated event, only after all our indebtedness and other liabilities have been paid. In addition, the preferred stock will effectively rank junior to all existing and future liabilities of our subsidiaries and any capital stock of our subsidiaries held by others. The rights of holders of the preferred stock to participate in the distribution of assets of our subsidiaries will rank junior to the prior claims of that subsidiary’s creditors and any such other equity holders. As of December 31, 2003, we had total consolidated liabilities of approximately $646.9 million. Consequently, if we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets remaining to pay amounts due on any or all of the preferred stock then outstanding. We and our subsidiaries may incur substantial amounts of additional debt and other obligations that will rank senior to the preferred stock.

We may not be able to pay the repurchase price of the preferred stock or the convertible subordinated debentures upon a designated event. We also could be prevented from paying dividends on shares of the preferred stock.

      Upon the occurrence of a designated event, you will have the right to require us to purchase all your shares of preferred stock or your convertible subordinated debentures, as the case may be. However, we may not have sufficient cash to purchase your shares of preferred stock or convertible subordinated debentures, as the case may be, upon the occurrence of a designated event.

      The terms of any indebtedness that we may enter into in the future may also restrict us from repurchasing, or paying dividends with respect to, the preferred stock. Even if the terms of any future indebtedness allow us to pay dividends and to repurchase the preferred stock or the convertible subordinated debentures, we would only be able to make such payments if then permitted to under applicable Ohio statutory limitations on the payment of dividends or redemption, and we may not be able to pay dividends to you or to repurchase your shares of preferred stock or convertible subordinated debentures.

      In addition, because we are a holding company, our ability to repurchase the preferred stock or the convertible subordinated debentures or to pay dividends on the preferred stock or interest on the convertible subordinated debentures may be limited by restrictions on our ability to obtain funds for such repurchase, dividends or interest, as the case may be, through dividends from our subsidiaries.

An active trading market for the preferred stock or the convertible subordinated debentures, as the case may be, may not develop, and you may be unable to resell your shares of preferred stock or convertible subordinated debentures at or above the purchase price.

      Under the registration rights agreement applicable to the preferred stock, the convertible subordinated debentures and the common stock issuable upon conversion of the preferred stock and the convertible subordinated debentures, we are required to file and to use our reasonable best efforts to have declared effective a shelf registration statement registering the preferred stock, the convertible subordinated debentures and the common shares issuable upon the conversion of the preferred stock and the convertible subordinated debentures, as case may be. We filed the registration statement on March 3, 2004. However, we cannot assure you that we will be successful in having that registration statement declared effective.

      No trading market for the preferred stock or the convertible subordinated debentures currently exists, and we have not applied and do not intend to apply for the listing of the preferred stock or the convertible subordinated debentures on any securities exchange or for the inclusion of the preferred stock or the convertible subordinated debentures in any automated quotation system. The initial purchaser has advised us that it intends to make a market in the preferred stock. However, it is not obligated to do so and it may discontinue any market-making activities at any time without notice. Consequently, a liquid trading market for the preferred stock or the convertible subordinated debentures may not develop and the market price of the preferred stock or the convertible subordinated debentures may be volatile. As a result, you may be unable to sell your shares of preferred stock or your convertible subordinated debentures at a price equal to or greater than that you paid, if at all.

You may be unable to convert the preferred stock or the convertible subordinated debentures into our common shares and, if you are able to and do convert, you will experience immediate dilution.

      You may convert your shares of preferred stock or your convertible subordinated debentures, as the case may be, into common shares only if (1) the closing sale price of our common shares reaches, or the trading price of the preferred stock falls below, specified thresholds, (2) the preferred stock is called for redemption, or (3) specified corporate transactions have occurred. You may not convert your shares of preferred stock or your convertible subordinated debentures unless you will be in compliance with the Ohio statutes relating to control share acquisitions immediately after such conversion. Your inability to convert the preferred stock or the convertible subordinated debentures may adversely affect their value.

      If you convert your shares of preferred stock or your convertible subordinated debentures into common shares, you will experience immediate dilution because the per share conversion price of the preferred stock or the convertible subordinated debentures immediately after this offering will be higher than the net tangible book value per common share then outstanding. In addition, you will also experience dilution when and if we issue additional common shares.

The price of our common shares, and therefore of the preferred stock or the convertible subordinated debentures, may fluctuate significantly, which may make it difficult for you to resell the preferred stock, the convertible subordinated debentures or common shares issuable upon conversion of the preferred stock or the convertible subordinated debentures, as the case may be, when you want or at prices you find attractive.

      The price of our common shares on the New York Stock Exchange constantly changes. We expect that the market price of our common shares will continue to fluctuate. Because shares of the preferred stock and the convertible subordinated debentures are convertible into our common shares, volatility or depressed prices for our common shares could have a similar effect on the trading price of the preferred stock or the convertible subordinated debentures, as the case may be. Holders who have received common shares upon conversion of such securities will also be subject to the risk of volatility and depressed prices.

      Our stock price can fluctuate as a result of a variety of factors, many of which are beyond our control. These factors include, among others:

•	quarterly variations in our operating results;

•	operating results that vary from the expectations of management, securities analysts and investors;

•	changes in expectations as to our future financial performance, including financial estimates by securities analysts and investors;

•	developments generally affecting our industry and the steel industry;

•	announcements by us or our competitors of significant contracts, acquisitions, joint ventures or capital commitments;

•	announcements by third parties of significant claims or proceedings against us;

•	our dividend policy;

•	future sales of our equity or equity-linked equities; and

•	general domestic and international economic conditions.

      In addition, the stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of a particular company. These broad market fluctuations may adversely affect the market price of our common shares.

The trading price for the preferred stock or the convertible subordinated debentures, as the case may be, will be directly affected by the trading prices for our common shares, which are impossible to predict.

      The price of our common shares could be affected by possible sales of our common shares by investors who view the preferred stock or the convertible subordinated debentures, as the case may be, as a more attractive means of equity participation in our company and by hedging or arbitrage activity that may develop involving the common shares. The arbitrage could, in turn, affect the trading prices of the preferred stock or the convertible subordinated debentures, as the case may be.

Our ability to pay dividends may be limited, and we do not anticipate paying cash dividends on our common shares in the near term.

      We currently do not pay dividends on our common shares. In the future, we may agree to contractual restrictions on our ability to pay dividends. In addition, to maintain our credit ratings, we may be limited in our ability to pay dividends so that we can maintain an appropriate level of debt. We do not anticipate making any cash dividend payments to our common shareholders for the near term.

The Ohio takeover statutes and our rights plan could deter, delay or prevent a third party from acquiring us and that could deprive you of an opportunity to obtain a takeover premium for our common shares.

      We are subject to the Ohio statutes relating to control share acquisitions, which restrict the ability of an acquiror to acquire a significant amount of our outstanding common shares without shareholder approval, as well as Ohio’s merger moratorium statute, which restricts the ability of certain interested shareholders to effect transactions involving us or our assets. In addition, we have a shareholder rights plan that under certain circumstances would significantly impair the ability of third parties to acquire control of us without prior approval of our board of directors.

      Together, these provisions of the Ohio corporate law and our rights plan may discourage transactions that otherwise could provide for the payment of a premium over prevailing market prices for our common shares and could also limit the price that investors may be willing to pay in the future for our common shares. Further, the designated event purchase feature of the preferred stock may in certain circumstances make more difficult or discourage a takeover of our company.

The exchange of the preferred stock for the convertible subordinated debentures may be treated as a dividend for U.S. federal income tax purposes.

      We have the right, subject to certain conditions, to require holders of preferred stock to exchange their shares for convertible subordinated debentures. Any exchange of the preferred stock for convertible subordinated debentures may be treated as a taxable dividend in the amount of the fair market value of the convertible subordinated debentures at the time of the exchange. Based upon the advice of our counsel, we intend, however, to treat the exchange of preferred stock for our convertible subordinated debentures under the exchange right as generally giving rise to capital gain or loss. We cannot assure you that the IRS or the courts will agree with this treatment.

FORWARD-LOOKING STATEMENTS

      This prospectus contains statements that constitute “forward-looking statements.” These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “will” or similar terms. These statements speak only as of the date of this prospectus and we undertake no ongoing obligation, other than that imposed by law, to update these statements. These statements appear in a number of places in this prospectus and include statements regarding our intent, belief or current expectations of our directors or our officers with respect to, among other things:

•	trends affecting our financial condition, results of operations or future prospects;

•	estimates of our economic iron ore reserves;

•	our business and growth strategies; and

•	our financing plans and forecasts.

      You are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may differ materially from those contained in the forward-looking statements as a result of various factors, some of which are unknown. The factors that could adversely affect our actual results and performance include, without limitation:

•	decreased steel production in North America caused by global overcapacity of steel, intense competition in the steel industry, increased imports of steel, consolidation in the steel industry, cyclicality in the North American steel market and other factors, all of which could result in decreased demand for iron ore products;

•	use by North American steel makers of products other than domestic iron ore in the production of steel;

•	uncertainty about the continued demand for steel to support rapid industrial growth in China;

•	the highly competitive nature of the iron ore mining industry;

•	our dependence on our term supply agreements with a limited number of customers;

•	changes in demand for our products under the requirements contracts we have with our customers;

•	the provisions of our term supply agreements, including price adjustment provisions that may not allow us to match international prices for iron ore products;

•	the substantial costs of mine closures, and the uncertainties regarding mine life and estimates of ore reserves;

•	uncertainty relating to several of our customers’ pending bankruptcy or reorganization proceedings, and the creditworthiness of our customers;

•	our change in strategy from a manager of iron ore mines to primarily a merchant of iron ore to steel company customers;

•	our reliance on our joint venture partners to meet their obligations;

•	unanticipated geological conditions, natural disasters, interruptions in electrical or other power sources and equipment failures, which could cause shutdowns or production curtailments for us or our steel industry customers;

•	increases in our costs of electrical power, fuel or other energy sources;

•	uncertainties relating to governmental regulation of our mines and our processing facilities, including under environmental laws;

•	uncertainties relating to our pension plans;

•	restrictions on our sale of our ISG shares;

•	uncertainties relating to labor relations;

•	the success of our cost reduction efforts; and

•	the terms of any future debt obligations, which may restrict our financial flexibility, and make it more difficult for us to pay dividends and satisfy our obligations, including those under the convertible subordinated debentures that we may issue in exchange for the preferred stock.

      You are urged to carefully consider these factors and the “Risk Factors” that appear elsewhere in this prospectus. All forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statements.

USE OF PROCEEDS

      All sales of the preferred stock, the convertible subordinated debentures and common shares will be by or for the account of the selling securityholders named in this prospectus or in any amendment or supplement to this prospectus. We will not receive any proceeds from the sale by any selling securityholder of the preferred stock, the issue of or subsequent sale by any selling securityholder of the convertible subordinated debentures that may be issued in exchange for the preferred stock or the issue of or subsequent sale by any selling securityholder of the common shares issuable upon exercise of the conversion privilege attached to the preferred stock or convertible subordinated debentures.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES

AND PREFERRED STOCK DIVIDEND REQUIREMENTS

      The following table sets forth our consolidated ratios of earnings to combined fixed charges and preferred stock dividend requirements for the periods shown.

	Year-Ended December 31,

	2003	2002	2001	2000		1999

Ratio of earnings to combined fixed charges and preferred stock dividend requirements	—(1)	—(2)	—(3)	3.5	x	2.1	x

(1)	For the year ended December 31, 2003, earnings were inadequate to cover fixed charges. We would need an additional $35.1 million of earnings in order to cover our fixed charges.

(2)	For the year ended December 31, 2002, earnings were inadequate to cover fixed charges. We would need an additional $58.6 million of earnings in order to cover our fixed charges.

(3)	For the year ended December 31, 2001, earnings were inadequate to cover fixed charges. We would need an additional $28.7 million of earnings in order to cover our fixed charges.

      For purposes of determining the ratios of earnings to combined fixed charges and preferred stock dividend requirements and the insufficiency of earnings to cover combined fixed charges and preferred stock dividend requirements, earnings are defined as income (loss) from continuing operations before income taxes, less interest capitalized, less undistributed earnings of non-consolidated affiliates plus fixed charges and preferred stock dividends. Fixed charges consist of interest expenses on all indebtedness and that portion of operating lease rental expense that is representative of the interest factor. Preferred stock dividend requirements consist of the amount of pre-tax earnings that is required to pay the dividends on the outstanding preferred stock.

RATIO OF EARNINGS TO FIXED CHARGES

      Because we had no preferred stock dividend requirements prior to the issuance of our preferred stock, our consolidated ratios of earnings to fixed charges for the years ended December 31, 2000 and 1999 and the deficiency of our earnings to cover our fixed charges for the years ended December 31, 2003, 2002 and 2001 are the same as our consolidated ratios of earnings to combined fixed charges and preferred stock dividend requirements for the years ended December 31, 2000 and 1999 and the deficiency of our earnings to cover combined fixed charges and preferred stock dividend requirements for the years ended December 31, 2003, 2002 and 2001. See “Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements.”

DESCRIPTION OF PREFERRED STOCK

      The shares of preferred stock are to be issued pursuant to the terms of our amended articles of incorporation. The preferred stock, and the common shares issuable upon conversion of the preferred stock, will be covered by a registration rights agreement. You may request a copy of our amended articles of incorporation and the registration rights agreement from us in the manner described above under “Where You Can Find More Information.”

      The following description is a summary of the material provisions of the preferred stock, our amended articles of incorporation related to the preferred stock and the registration rights agreement. It does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of our amended articles of incorporation, including the definitions of terms used in our amended articles of incorporation and the registration rights agreement. Wherever particular provisions or defined terms of our amended articles of incorporation or the registration rights agreement are referred to, these provisions or defined terms are incorporated in this prospectus by reference. We urge you to read our amended articles of incorporation because it, and not this description, defines your rights as a holder of shares of preferred stock.

      As used in this “Description of Preferred Stock” section, references to “our company,” “we,” “our” or “us” refer solely to Cleveland-Cliffs Inc and not to our subsidiaries, unless the context otherwise requires.

General

      Under our amended articles of incorporation, our board of directors is authorized to issue up to 3,000,000 shares of Serial Preferred Stock, Class A, without par value (the “Class A Preferred Stock”), of which 2,975,226 shares may be issued as convertible shares, in one or more series, with such rights and restrictions as set forth as the express terms of the Class A Preferred Stock in our amended articles of incorporation and with such additional provisions as our board of directors may determine, including dividend, redemption, sinking fund, liquidation and conversion rights, and additional restrictions. The preferred stock constitutes a separate series of the Class A Preferred Stock. We also have authorized 4,000,000 shares of Serial Preferred Stock, Class B, without par value (the “Class B Preferred Stock”). Immediately prior to the offering, no shares of Class A Preferred Stock or Class B Preferred Stock were outstanding.

      On January 21, 2004, we issued 172,500 shares of our 3.25% Redeemable Cumulative Convertible Perpetual Preferred Stock without par value and with a liquidation preference of $1,000 per share. The shares of preferred stock were validly issued, fully paid and nonassessable.

      The holders of the shares of preferred stock have no preemptive rights. Under Ohio law, we may not:

•	pay dividends (a) if the dividends exceed the sum of (1) our surplus (as defined and calculated under Ohio law) and (2) the difference between (A) the reduction in surplus that would result from the immediate recognition of the transition obligation under Statement of Financial Accounting Standards No. 106 and (B) the aggregate amount of the transition obligation that would have been recognized as of the date of declaration had we elected to amortize our recognition of such obligation, (b) to the holders of shares of any class in violation of the rights of the holders of any other class and (c) when we are insolvent or there is a reasonable ground to believe that by such payment we would be rendered insolvent, and

•	redeem the preferred stock, whether we pay the redemption price in cash or our common shares, or exchange the preferred stock for convertible subordinated debentures if (a) immediately thereafter our assets would be less than our liabilities plus our stated capital, if any, (b) we would be insolvent or (c) there is a reasonable ground to believe that by such redemption or exchange we would be rendered insolvent.

      When any portion of a dividend or distribution is paid out of capital surplus, we must notify the shareholders receiving the dividend or distribution as to the kind of surplus out of which the dividend or distribution is paid.

Ranking

      The preferred stock, with respect to rights to dividends and distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of our company, ranks:

•	junior to all our existing and future debt obligations;

•	junior to “senior stock,” which is all of our shares in respect of which the rights of the holders thereof either as to the payment of dividends or as to distributions in the event of our voluntary or involuntary liquidation, dissolution or winding up are given preference over the rights of the holders of Class A Preferred Stock;

•	on a parity with “parity stock,” which is all shares of Class B Preferred Stock and all of our other shares in respect of which the rights of the holders thereof (i) are not given preference over the rights of the holders of Class A Preferred Stock either as to the payment of dividends or as to distributions in the event of our voluntary or involuntary liquidation, dissolution or winding up and (ii) either as to the payment of dividends or as to distribution in the event of our voluntary or involuntary liquidation, dissolution or winding up, or as to both, rank on an equality (except as to the amounts fixed therefor) with the rights of the holders of Class A Preferred Stock;

•	senior to “junior stock,” which is all of our shares in respect of which the rights of the holders thereof both as to the payment of dividends and as to distributions in the event of our voluntary or involuntary liquidation, dissolution or winding up are junior and subordinate to the rights of the holders of the Class A Preferred Stock, including our common shares; and

•	effectively junior to all of our subsidiaries’ (i) existing and future liabilities and (ii) capital stock held by others.

      The term “senior stock” includes warrants, rights, calls or options exercisable for or convertible into that type of stock. We currently have no authorized or outstanding senior stock.

Dividends

      Holders of the shares of preferred stock, in preference to the holders of common shares and of any other class of shares ranking junior to the preferred stock, are entitled to receive, when and as declared by our board of directors, out of funds legally available therefor, cumulative cash dividends on each outstanding share of preferred stock at the annual rate of 3.25% of the liquidation preference per share. The dividend rate is initially equivalent to $32.50 per share annually. If we fail to pay or to set apart funds to pay, dividends on the preferred stock for any quarterly dividend period, then holders of preferred stock will be entitled to receive, when and as declared by our board of directors, out of funds legally available therefor, cash dividends at the rate per annum equal to:

           3.25% + [N * (3.25%2) * 0.25]

      where:

N =	the number of quarterly dividend periods for which we have failed to pay or to set apart funds to pay dividends on the preferred stock,

for each subsequent quarterly dividend period until we have paid or provided for the payment of all dividends on the preferred stock for all dividend periods up to and including the dividend payment date on which the accumulated and unpaid dividends are paid in full. The right of holders of the shares of preferred stock to receive dividend payments is subject to the rights of any holders of shares of senior stock and parity stock.

      Dividends are payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning on April 15, 2004. If any of those dates is not a business day, then dividends will be payable on the next succeeding business day. Dividends will accumulate from the most recent date as to which dividends will have been paid or, if no dividends have been paid, from the date of original issuance of the preferred stock. Dividends are payable to holders of record as they appear in our stock records at the close of business on

January 1, April 1, July 1 and October 1 of each year or on a record date that may be fixed by our board of directors and that will be not more than 60 days nor fewer than ten days before the applicable quarterly dividend payment date. Dividends will be cumulative from each quarterly dividend payment date, whether or not we have funds legally available for the payment of those dividends.

      Dividends payable on the shares of preferred stock for any period shorter than a full quarterly period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the shares of preferred stock will be payable in cash. Accumulated unpaid dividends will not bear interest.

      No dividend may be paid upon or set apart for any shares of preferred stock on any dividend payment date unless (i) all dividends upon all Class A Preferred Stock then outstanding and all classes of senior stock and parity stock then outstanding for all dividend payment dates prior to such date have been paid or funds therefor set apart and (ii) at the same time a like dividend upon all series of Class A Preferred Stock then outstanding and all classes of senior stock and parity stock then outstanding and having a dividend payment date on such date, ratably in proportion to the respective dividend rates of such series or class, is paid or funds therefor set apart.

      In no event so long as any preferred stock is outstanding will any dividends, except a dividend payable in common shares or other junior stock, be paid or declared or any distribution be made except as aforesaid on the common shares or other junior stock, nor may any common shares or other junior stock be purchased, retired or otherwise acquired by us (except out of the proceeds of the sale of common shares or other junior stock received by us on or subsequent to the date on which shares of any series of preferred stock are first issued), unless (i) all accrued and unpaid dividends upon all Class A Preferred Stock then outstanding for all dividend payment dates on or prior to the date of such action have been paid or funds therefor set apart and (ii) as of the date of such action there are no arrearages with respect to the redemption of Class A Preferred Stock of any series from any sinking fund provided for shares of such series.

      Holders of the preferred stock will not have any right to receive dividends that we may declare on our common shares, unless the record date for the payment of such dividends falls on or after the conversion date (as defined below) for such holder’s shares of preferred stock.

Conversion Rights

     General

      Each share of preferred stock will be convertible, only on or after the occurrence of the conversion triggering events described below at the option of the holder, into fully paid and nonassessable common shares at a conversion rate of 16.1290 shares, subject to adjustments as described under “— Adjustments to the Conversion Rate.”

      A holder of shares of the preferred stock may convert any or all of those shares by surrendering to us at our principal office or at the office of our transfer agent, as may be designated by our board of directors, the certificate or certificates for those shares of the preferred stock accompanied by a written notice stating that the holder elects to convert all or a specified whole number of those shares in accordance with the provisions described in this prospectus and specifying the name or names in which the holder wishes the certificate or certificates for common shares to be issued. In case the notice specifies a name or names other than that of the holder, the notice will be accompanied by payment of all transfer taxes payable upon the issuance of common shares in that name or names. Other than those taxes, we will pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of common shares upon conversion of shares of the preferred stock. As promptly as practicable after the surrender of that certificate or certificates and the receipt of the notice relating to the conversion and payment of all required transfer taxes, if any, or the demonstration to our satisfaction that those taxes have been paid, we will deliver or cause to be delivered (a) certificates representing the number of validly issued, fully paid and nonassessable full common shares to which the holder, or the holder’s transferee, of shares of the preferred stock being converted will be entitled and (b) if less than the full number of shares of preferred stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by the surrendered certificate or certificates less the number of shares being converted. This conversion will be deemed to have been made at the close of business on the date of giving the notice and of surrendering the certificate or certificates representing the shares of preferred stock to be converted (the “conversion date”) so that the rights of the holder thereof as to the shares being converted will cease except for the right to receive common shares, and the person entitled to receive the common shares will be treated for all purposes as having become the record holder of those common shares at that time.

      In lieu of the foregoing procedures, if the preferred stock is held in global form, you must comply with the procedures of The Depository Trust Company (“DTC”) to convert your beneficial interest in respect of preferred stock evidenced by a global share of preferred stock.

      If a holder of shares of preferred stock exercises conversion rights, upon delivery of the shares for conversion, those shares will cease to cumulate dividends as of the end of the day immediately preceding the date of conversion. Holders of shares of preferred stock who convert their shares into our common shares will not be entitled to, nor will the conversion rate be adjusted for, any accumulated and unpaid dividends. Instead, accumulated dividends, if any, will be cancelled. Accordingly, shares of preferred stock surrendered for conversion after the close of business on any record date for the payment of dividends declared and before the opening of business on the dividend payment date relating to that record date must be accompanied by a payment in cash of an amount equal to the dividend payable in respect of those shares for the dividend period in which the shares are converted. A holder of shares of preferred stock on a dividend payment record date who converts such shares into common shares on the corresponding dividend payment date will be entitled to receive the dividend payable on such shares of preferred stock on such dividend payment date, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of preferred stock for conversion.

      Notwithstanding the foregoing, if shares of preferred stock are converted during the period between the close of business on any dividend payment record date and the opening of business on the corresponding dividend payment date, and we have called such shares of preferred stock for redemption during the period between the close of business on any dividend payment record date and the close of business on the corresponding dividend payment date, or we have specified a designated event purchase date during such period, the holder who tenders such shares for conversion will receive the dividend payable on such dividend payment date and need not include payment of the amount of such dividend upon surrender of shares of preferred stock for conversion.

      In case any shares of preferred stock are to be redeemed, the right to convert those shares of the preferred stock will terminate at 5:00 p.m., New York City time, on the business day immediately preceding the date fixed for redemption unless we default in the payment of the redemption price of those shares.

      In connection with the conversion of any shares of preferred stock, no fractional common shares will be issued, but we will pay a cash adjustment in respect of any fractional interest in an amount equal to the fractional interest multiplied by the closing sale price of our common shares (as defined under “— Events Triggering Conversion Rights — Conversion Rights Based on Trading Price of Our Common Shares”) on the date the shares of preferred stock are surrendered for conversion. If more than one share of preferred stock will be surrendered for conversion by the same holder at the same time, the number of full common shares issuable on conversion of those shares will be computed on the basis of the total number of shares of preferred stock so surrendered.

      We will at all times reserve and keep available, free from preemptive rights out of our authorized but unissued shares or treasury shares, for issuance upon the conversion of shares of preferred stock, a number of our authorized but unissued common shares that will from time to time be sufficient to permit the conversion of all outstanding shares of preferred stock.

      No holder of preferred stock may convert such number of shares of preferred stock if, as a result of such conversion, the common shares held by such holder immediately after conversion, together with all other common shares owned by such holder, would entitle such holder to exercise or direct the exercise of 20% or more of the voting power in the election of our directors without complying with section 1701.831 of the Ohio Revised Code. See “Description of Other Capital Stock — Ohio Control Share Statute.”

      Before the delivery of any securities that we will be obligated to deliver upon conversion of the preferred stock, we will comply with all applicable federal and state laws and regulations that require action to be taken by us. All common shares delivered upon conversion of the preferred stock will upon delivery be duly and validly issued, fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

     Events Triggering Conversion Rights

      A holder’s right to convert its shares of preferred stock will arise only upon the occurrence of the events specified in this section.

      Conversion Rights Based on Trading Price of Our Common Shares. A holder may surrender shares of preferred stock for conversion into common shares during any fiscal quarter after the fiscal quarter ending March 31, 2004 (and only during such fiscal quarter) if the closing sale price of our common shares for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is more than 110% of the “conversion price” on such trading day. If this closing sale price condition is not satisfied at the end of any fiscal quarter, then conversion pursuant to this provision will not be permitted in the following fiscal quarter. The “conversion price” as of any day will equal the liquidation preference divided by the conversion rate in effect on such date.

      “Trading day” means a day during which trading in securities generally occurs on the New York Stock Exchange or, if our common shares are not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which our common shares are then listed or, if our common shares are not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System (“Nasdaq”) or, if our common shares are not quoted on Nasdaq, on the principal other market on which our common shares are then traded.

      The “closing sale price” of our common shares on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which our common shares are traded or, if our common shares are not listed on a United States national or regional securities exchange, as reported by Nasdaq or by the National Quotation Bureau Incorporated. In the absence of such a quotation, we will determine the closing sale price on the basis we consider appropriate.

      Conversion Upon Satisfaction of Trading Price Condition. Holders may surrender their shares of preferred stock for conversion into common shares during the five business day period after any five consecutive trading-day period in which the trading price of the preferred stock for each day of that five trading day period was less than 98% of the product of the closing sale price of our common shares and the conversion rate in effect on each such day.

      The “trading price” of the preferred stock on any date of determination means the average of the secondary market bid quotations obtained by us or the calculation agent for 5,000 shares of preferred stock at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers that we or the calculation agent selects; provided that if three such bids cannot reasonably be obtained by us or the calculation agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by us or the calculation agent, that one bid shall be used. If we or the calculation agent cannot reasonably obtain at least one bid for 5,000 shares of preferred stock from a nationally recognized securities dealer, then the trading price per share of preferred stock will be deemed to be less than 98% of the product of the closing sale price of our common shares and the conversion rate.

      Conversion Rights Upon Notice of Redemption. A holder may surrender for conversion any or all shares of preferred stock that have been called for redemption at any time prior to 5:00 p.m., New York City time, on the business day immediately preceding the date of redemption, even if the preferred stock is not otherwise convertible at that time.

      Conversion Rights Upon Occurrence of Certain Corporate Transactions. If we are party to a consolidation, merger, binding share exchange or sale of all or substantially all of our assets, in each case pursuant to which our common shares would be converted into cash, securities or other property, a holder may surrender shares of preferred stock for conversion into common shares at any time from and after the date that is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual date of such transaction (or, if such consolidation, merger, binding share exchange or sale also constitutes a designated event, until the designated event purchase date) and, at the effective time, the right to convert shares of preferred stock into common shares will be changed into a right to convert such preferred stock into the kind and amount of cash, securities or other property of us or another person that the holder would have received if the holder had converted the holder’s preferred stock immediately prior to the transaction. If such transaction also constitutes a designated event, the holder will be able to require us to purchase all or a portion of such holder’s preferred stock as described under “— Designated Event Requires Us to Purchase Shares of Preferred Stock at the Option of the Holder.”

      If we elect to:

•	distribute to all holders of our common shares rights or warrants entitling them to purchase, for a period expiring within 45 days of the record date for such distribution, our common shares at less than the average closing sale price for the ten consecutive trading days immediately preceding the declaration date for such distribution; or

•	distribute to all holders of our common shares, cash, assets, debt securities or rights to purchase our securities, which distribution has a per share value exceeding 5% of the closing sale price of our common shares on the day immediately preceding the declaration date for such distribution;

we must notify you at least 20 days prior to the ex-dividend date for such distribution. Once we have given such notice, you may surrender your shares of preferred stock for conversion at any time until the earlier of the close of business on the business day immediately preceding the ex-dividend date or any announcement by us that such distribution will not take place. No adjustment to the conversion rate will be made and you will not be able to convert pursuant to this provision if you otherwise participate in the distribution without conversion.

      Upon determination that preferred stock holders are or will be entitled to convert their preferred stock into common shares in accordance with any of the foregoing provisions, we will issue a press release and publish such information on our website on the World Wide Web.

     Adjustments to the Conversion Rate

      The conversion rate is subject to adjustment from time to time if any of the following events occur:

•	dividends or distributions on common shares payable in common shares;

•	subdivisions or combinations of common shares;

•	distributions to all holders of common shares of rights or warrants entitling them to purchase, for a period expiring within 45 days of the record date for such distribution, our common shares at less than the average closing sale price for the ten consecutive trading days immediately preceding the declaration date for such distribution;

•	distributions to all holders of our common shares of shares of our capital stock, evidences of indebtedness or assets, including cash or securities but excluding rights or warrants specified above and dividends or distributions specified above.

If we distribute to all holders of our common shares capital stock of, or similar equity interests in, a subsidiary or other business unit of ours, then, unless we distribute such capital stock or similar equity interests to holders of the preferred stock in such distribution, the conversion rate will be adjusted based on the market value of the securities so distributed relative to the market value of our common shares, in each case based on the average closing sales price of those securities (where such closing sale prices are available) for the ten consecutive trading days commencing on and including the fifth trading day after the date on which “ex-dividend trading” commences for such distribution on the New York Stock Exchange, Nasdaq National Market or such other national or regional exchange or market on which the securities are then listed or quoted.

If we distribute cash to all holders of our common shares, excluding any dividend or distribution in connection with our liquidation, dissolution or winding up, the conversion rate will be adjusted by multiplying:

•	the applicable conversion rate by

•	a fraction, the numerator of which will be the current market price of our common shares on the record date for such dividend or distribution and the denominator of which will be the current market price of our common shares on such record date minus the amount per share of such dividend or distribution.

•	we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common shares to the extent that the cash and value of any other consideration included in the payment per common share exceeds the closing sale price per common share on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer; or

•	someone other than us or one of our subsidiaries makes a payment in respect of a tender offer or exchange offer in which, as of the closing date of the offer, our board of directors is not recommending rejection of the offer.

        The adjustment referred to in the immediately preceding clause will only be made if:

•	the tender offer or exchange offer is for an amount that increases the offeror’s ownership of common shares to more than 25% of the total common shares outstanding; and

•	the cash and value of any other consideration included in the payment per common share exceeds the closing sale price per common share on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to the tender or exchange offer.

However, the adjustment referred to in this clause will generally not be made if as of the closing of the offer, the offering documents disclose a plan or an intention to cause us to engage in a consolidation or merger or a sale of all or substantially all of our assets.

      “Current market price” of our common shares on any day means the average of the closing price per common share for each of the ten consecutive trading days ending on the earlier of the day in question and the day before the “ex-date” with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, “ex-date” means the first date on which the common shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.

      We have adopted a rights plan dated September 19, 1997, as amended, pursuant to which certain rights were issued with respect to our common shares. You will receive, upon conversion of your preferred stock, in addition to the common shares, the rights associated with the common shares under the rights plan or any other rights plan then in effect unless, prior to conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from the common shares at the time of conversion, in which case the conversion rate will be adjusted at the time of separation as if we had distributed to all holders of our common shares, shares of our capital stock, evidences of indebtedness or assets as described under the fourth bullet point above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

      In the event of:

•	any reclassification of our common shares;

•	a consolidation, merger or combination involving us; or

•	a sale or conveyance to another person or entity of all or substantially all of our property and assets;

in which holders of our common shares would be entitled to receive stock, other securities, other property, assets or cash for their common shares, upon conversion of your preferred stock you will be entitled to receive the same type of consideration that you would have been entitled to receive if you had converted the preferred stock into our common shares immediately prior to any of these events.

      In case of any reclassification or change of the preferred stock (except a split or combination, or a change in par value), provision shall be made as part of the terms of such reclassification or change that you will receive upon the conversion, with substantially the same protection against dilution as is currently provided, the same kind and amount of stock and other securities and property that you would have owned or been entitled to receive upon the happening of any of the events described above if you had converted immediately prior to the occurrence of the event.

      In case we are consolidated with or shall merge into any other corporation, provision shall be made as a part of the terms of such consolidation or merger whereby you shall be entitled to such conversion rights with respect to securities of the resulting company as shall be substantially equivalent to your current conversion rights; provided, however, that such right shall be deemed to be satisfied if such consolidation or merger shall be approved by the holders of Class A Preferred Stock in accordance with our amended articles of incorporation.

      You may in certain situations be deemed to have received a distribution subject to United States federal income tax as a dividend in the event of any taxable distribution to holders of common shares or in certain other situations requiring a conversion rate adjustment. We may, from time to time, increase the conversion rate if our board of directors has made a determination that this increase would be in our best interests. Any such determination by our board will be conclusive. In addition, we may increase the conversion rate if our board of directors deems it advisable to avoid or diminish any income tax to holders of common shares resulting from any stock or rights distribution. See “Certain Federal Income Tax Consequences — U.S. Holders — Preferred Stock and Common Shares — Deemed Distributions” and “Certain Federal Income Tax Consequences — Non-U.S. Holders — Preferred Stock and Common Shares — Deemed Distributions.”

      We will not be required to make an adjustment in the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate. Except as described above in this section, we will not adjust the conversion rate for any issuance of our common shares or convertible or exchangeable securities or rights to purchase our common shares or convertible or exchangeable securities. We will also not adjust the conversion rate for any repurchases of our common shares not expressly described above, such as open market stock repurchases or repurchases of common shares or options from employees.

Optional Redemption

      We may not redeem any shares of preferred stock before January 20, 2009. On or after January 20, 2009, we will have the option to redeem some or all the shares of preferred stock at a redemption price of 100% of the liquidation preference, plus accumulated and unpaid dividends, and liquidated damages, if any, to the redemption date, but only if the closing sale price of our common shares for 20 trading days within a period of 30 consecutive trading days ending on the trading day before the date we give the redemption notice exceeds 135% of the conversion price in effect on each such day. If full cumulative dividends on the preferred stock are not paid, the preferred stock may not be redeemed, and we may not purchase or acquire any shares of preferred stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of preferred stock and any parity stock.

      Unless (a) the redemption is in accordance with a stock purchase offer made to all holders of Class A Preferred Stock or (b) all applicable dividends on all Class A Preferred Stock have been declared and paid or funds therefor set apart and all accrued sinking fund obligations applicable thereto shall have been complied with, a partial redemption may only be effected with the consent of the holders of two-thirds of the Class A Preferred Stock then outstanding. See “— Voting Rights.”

      We may elect to pay the redemption price in cash, our common shares or a combination of cash and our common shares. The number of common shares a holder will receive will equal the redemption price divided by 97.5% of the average of the closing sale prices of our common shares for the ten consecutive trading days ending on the fifth trading day prior to the redemption date. However, we may not pay the purchase price in common shares or a combination of common shares and cash unless we satisfy certain conditions prior to the redemption date as provided in our amended articles of incorporation, including:

•	registration of the common shares to be issued upon redemption under the Securities Act and the Exchange Act, if required;

•	qualification of the common shares to be issued upon redemption under applicable state securities laws, if necessary, or the availability of an exemption therefrom; and

•	listing of our common shares on a United States national securities exchange or quotation thereof in an inter-dealer quotation system of any registered United States national securities association.

      In the event of an optional redemption, we will send a written notice of such redemption by first class mail to each holder of record of the preferred stock at such holder’s registered address, not fewer than 30 nor more than 60 days prior to the redemption date, stating, among other things, whether the redemption price will be paid in cash or common shares, or a combination and, if a combination, specifying the portions payable in cash and common shares. In addition, we will (i) publish such information once in a daily newspaper printed in the English language and of general circulation in the Borough of Manhattan, City of New York, (ii) issue a press release containing such information and (iii) publish such information on our website on the World Wide Web.

      Because the average closing sale price of our common shares will be determined prior to the redemption date, holders of preferred stock bear the market risk that our common shares will decline in value between the date the average closing sale price is calculated and the redemption date. In addition, because the number of our common shares that you will receive upon any redemption for shares is based on the average closing sale price for a ten trading day period, the market value of those shares on the date of receipt may be less than the value of those shares based on the average closing sale price.

      If we give notice of redemption, then we shall, on the redemption date, before 12:00 p.m., New York City time, to the extent funds are legally available, with respect to:

•	shares of preferred stock held by DTC or its nominees, deposit or cause to be deposited, irrevocably with DTC cash or common shares sufficient to pay the redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to holders of such shares of preferred stock; and

•	shares of preferred stock held in certificated form, deposit or cause to be deposited, irrevocably with the transfer agent cash or common shares sufficient to pay the redemption price and will give the transfer agent irrevocable instructions and authority to pay the redemption price to holders of such shares of preferred stock upon surrender of their certificates evidencing their shares of preferred stock.

      If on the redemption date DTC and the transfer agent hold cash or securities sufficient to pay the redemption price for the shares of preferred stock delivered for redemption in accordance with the terms of our amended articles of incorporation, dividends will cease to accumulate on those shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

      Payment of the redemption price for the shares of preferred stock is conditioned upon book-entry transfer of or physical delivery of certificates representing the preferred stock, together with necessary endorsements, to the transfer agent, or to the transfer agent’s account at DTC, at any time after delivery of the redemption notice. Payment of the redemption price for the preferred stock will be made (i) if book-entry transfer of or physical delivery of the preferred stock has been made by or on the redemption date, on the redemption date, or (ii) if book-entry transfer of or physical delivery of the preferred stock has not been made by or on such date, at the time of book-entry transfer of or physical delivery of the preferred stock.

      If the redemption date falls after a dividend payment record date and on or before the related dividend payment date, holders of the shares of preferred stock at the close of business on that dividend payment record date will be entitled to receive the dividend payable on those shares on the corresponding dividend payment date. The redemption price payable on such redemption date will include only the liquidation preference but will not include any amount in respect of dividends declared and payable on such corresponding dividend payment date.

      In the case of any partial redemption, we will select, pro rata or by lot, the shares so to be redeemed in such manner as shall be prescribed by our board of directors.

Designated Event Requires Us to Purchase Shares of Preferred Stock at the Option of the Holder

      In the event of a designated event (as defined below), you will have the right, at your option, subject to the terms and conditions of our amended articles of incorporation, to require us to purchase any or all of your shares of preferred stock. We will purchase the preferred stock at a price equal to 100% of the liquidation preference of the preferred stock to be purchased plus any accumulated and unpaid dividends, and liquidated damages, if any, to, but excluding, the designated event purchase date (as defined below), unless such designated event purchase date falls after a record date and on or prior to the corresponding dividend payment date, in which case (i) we will pay the full amount of accumulated and unpaid dividends payable on such dividend payment date only to the holder of record at the close of business on the corresponding record date and (ii) the purchase price payable on the designated event purchase date will include only the liquidation preference, but will not include any amount in respect of dividends declared and payable on such corresponding dividend payment date. We will be required to purchase the preferred stock as of a date (which we refer to as the designated event purchase date) that is 30 calendar days after we mail to all holders of the preferred stock a notice regarding the designated event as described below. If such thirtieth calendar day is not a business day, the designated event purchase date will be the next succeeding business day.

      Unless (a) our purchase in connection with a designated event is made in conjunction with a stock purchase offer to all holders of record of Class A Preferred Stock or (b) all applicable dividends on all Class A Preferred Stock have been declared and paid or funds therefor set apart and all accrued sinking fund obligations applicable thereto shall have been complied with, we may only purchase your preferred stock upon the occurrence of a designated event with the consent of the holders of two-thirds of the Class A Preferred Stock then outstanding. See “— Voting Rights.”

      We will pay the purchase price of the preferred stock, at our option, in cash, our common shares or a combination thereof. The number of common shares a holder will receive will equal the purchase price divided by 97.5% of the average of the closing sale prices of our common shares for the ten consecutive trading days ending on the fifth trading day prior to the designated event purchase date. However, we may not pay the purchase price in common shares or a combination of common shares and cash unless we satisfy certain conditions prior to the designated event purchase date as provided in our amended articles of incorporation, including:

•	registration of the common shares to be issued upon repurchase in the case of a designated event under the Securities Act and the Exchange Act, if required;

•	qualification of the common shares to be issued upon repurchase in the case of a designated event under applicable state securities laws, if necessary, or the availability of an exemption therefrom; and

•	listing of our common shares on a United States national securities exchange or quotation thereof in an inter-dealer quotation system of any registered United States national securities association.

      If we will pay the purchase price in common shares, we will notify you of such payment in our notice regarding the designated event. Because the average closing sale price of our common shares will be determined prior to the designated event purchase date, holders of preferred stock bear the market risk that our common shares will decline in value between the date the average closing sale is calculated and the purchase date. In addition, because the number of our common shares that you will receive is based on the average closing sale price for a ten trading-day period, the market value of those shares on the date of receipt may be less than the value of those shares based on the average closing sale price.

      A “designated event” will be deemed to have occurred upon a “fundamental change” or a “termination of trading.”

      A “fundamental change” is any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which all or substantially all of our common shares are exchanged for, converted into, acquired for or constitute solely the right to receive, consideration that is not all or substantially all common shares that:

•	are listed on, or immediately after the transaction or event will be listed on, a United States national securities exchange, or

•	are approved, or immediately after the transaction or event will be approved, for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices.

      A “termination of trading” will be deemed to have occurred if our common shares (or other common shares into which the preferred stock is then convertible) are neither listed for trading on a United States national or regional securities exchange nor approved for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices that is a successor thereto.

      Within 15 calendar days after the occurrence of a designated event, we are obligated to mail to all holders of preferred stock at their addresses shown in the register of the registrar and to beneficial owners as required by applicable law (and issue a press release and publish on our website on the World Wide Web) a notice regarding the designated event, stating, among other things:

•	the events causing a designated event;

•	the date of such designated event;

•	the last date on which the purchase right may be exercised;

•	the designated event purchase price and whether that price will be paid in cash or common shares or any specified combination thereof;

•	the designated event purchase date;

•	the name and address of the paying agent and the conversion agent;

•	the conversion rate and any adjustments to the conversion rate;

•	that the preferred stock with respect to which a designated event purchase notice is given by the holder may be converted only if the designated event purchase notice has been withdrawn in accordance with the terms of the preferred stock; and

•	the procedures that holders must follow to exercise these rights.

      To exercise this right, you must deliver a written notice to the transfer agent prior to the close of business on the business day immediately before the designated event purchase date. The required purchase notice upon a designated event must state:

•	if certificated shares of preferred stock have been issued, the preferred stock certificate numbers, or if not, such information as may be required under applicable DTC procedures;

•	the number of preferred shares to be purchased; and

•	that we are to purchase such preferred stock pursuant to the applicable provisions of the preferred stock and our amended articles of incorporation.

      You may withdraw any designated event purchase notice by a written notice of withdrawal delivered to the transfer agent prior to the close of business on the business day before the designated event purchase date. The notice of withdrawal must state:

•	the number of the withdrawn shares of preferred stock;

•	if certificated shares of preferred stock have been issued, the preferred stock certificate numbers, or if not, such information as may be required under applicable DTC procedures; and

•	the number, if any, of shares of preferred stock that remain subject to your designated event purchase notice.

      A holder must either effect book-entry transfer or deliver the preferred stock to be purchased, together with necessary endorsements, to the office of the transfer agent after delivery of the designated event purchase notice to receive payment of the designated event purchase price. You will receive payment in cash or common shares, as applicable, on the later of the designated event purchase date or the time of book-entry transfer or the delivery of the preferred stock. If the transfer agent holds cash or securities sufficient to pay the designated event purchase price of the preferred stock on the business day following the designated event purchase date, then, immediately after the designated event purchase date:

•	the shares of preferred stock will cease to be outstanding;

•	dividends will cease to accrue; and

•	all other rights of the holder will terminate.

      This will be the case whether or not book-entry transfer of the preferred stock is made or whether or not the preferred stock is delivered to the transfer agent.

      The designated event purchase feature of the preferred stock may in certain circumstances make more difficult or discourage a takeover of our company. The designated event purchase feature, however, is not the result of our knowledge of any specific effort:

•	to accumulate common shares;

•	to obtain control of our company by means of a merger, tender offer, solicitation or otherwise; or

•	by management to adopt a series of anti-takeover provisions.

Instead, the terms of the designated event purchase feature resulted from negotiations between the initial purchaser and us.

      We could, in the future, enter into certain transactions, including certain recapitalizations, that would not constitute a designated event with respect to the designated event purchase feature of the preferred stock but that would increase the amount of our (or our subsidiaries’) outstanding indebtedness.

      Our ability to purchase shares of preferred stock upon the occurrence of a designated event is subject to important limitations. Because we are a holding company, our ability to purchase the preferred stock for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries and the terms of our then existing borrowing agreements. Our ability to repurchase the preferred stock is also subject to restrictions under Ohio law. If a designated event were to occur, we may not have sufficient legally available funds to pay the purchase price in cash for all tendered shares of preferred stock. Any future credit agreements or other agreements relating to our indebtedness may contain provisions prohibiting the purchase of the preferred stock under certain circumstances, or expressly prohibit our purchase of the preferred stock upon a designated event or may provide that a designated event constitutes an event of default under that agreement. If a designated event occurs at a time when we are prohibited from purchasing shares of preferred stock for cash, we could seek the consent of our lenders to purchase the preferred stock or attempt to refinance this debt. If we do not obtain consent, we would not be permitted to purchase the preferred stock, except as described below.

      If, following a designated event, we are prohibited from paying the purchase price of the preferred stock in cash under the terms of any indebtedness that we may enter into in the future or by applicable law, we will, if permitted under terms of such indebtedness and under applicable law, elect to pay the purchase price of the preferred stock in common shares or, in the case of a merger in which we are not the surviving corporation, common stock of the surviving corporation or its direct or indirect parent corporation.

      We will comply with any applicable provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act in connection with any offer by us to repurchase the preferred stock.

Voting Rights

      The holders’ shares of preferred stock shall be entitled to one vote for each share of preferred stock held upon all matters presented to our shareholders. Except as otherwise described herein or required by law, the holders of the preferred stock, holders of any future Class A Preferred Stock, if any, and the holders of common shares will vote together as one class on all matters presented to the shareholders.

      If, and so often as, we are in default in the payment of dividends on any series of Class A Preferred Stock (including the preferred stock) at the time outstanding, or funds therefor have not been set apart, in an amount equivalent to six full quarterly dividends on any such series of Class A Preferred Stock (whether or not consecutive and whether or not earned or declared), the holders of all series of Class A Preferred Stock of all series, voting separately as a class and in addition to any other rights which the shares of any series of preferred stock may have to vote for directors, will thereafter be entitled to elect two directors. This special class voting right will remain in effect until all accrued and unpaid dividends on all series of Class A Preferred Stock then outstanding are paid or funds therefor set apart.

      In the event that the holders of Class A Preferred Stock become entitled to this special class voting right, the holders of record of at least ten percent (10%) of the shares of Class A Preferred Stock of all series at the time outstanding may request in writing that our Secretary call (or may themselves call) a special meeting of the holders of Class A Preferred Stock for the purpose of electing two directors. We will give notice of any such meeting in the same manner as that required for the annual meeting of shareholders. However, we will not be required to call a special meeting if the annual meeting of shareholders or any other special meeting of shareholders is to be held within 120 days after the date of receipt of the foregoing written request.

      At any meeting at which the holders of Class A Preferred Stock are entitled to elect directors pursuant to this special class voting right, the holders of thirty-five percent (35%) of the then outstanding shares of such stock of all series (whether present in person or by proxy) will be sufficient to constitute a quorum, and the vote of the holders of a majority of the shares present will be sufficient to elect the directors that the holders of Class A Preferred Stock are entitled to elect. Any directors elected pursuant to this special class voting right will serve in addition to any other directors then in office or otherwise proposed to be elected. The special class voting right will in no way prevent any change otherwise permitted in the total number of our directors or require the resignation of any director otherwise elected. The directors elected by the holders of the Class A Preferred Stock pursuant to this special voting right will be elected for one-year terms of office expiring at the next succeeding annual meeting of shareholders; however, their terms of office will terminate immediately, and the number of our directors will be reduced accordingly, upon termination of the special voting right.

      The affirmative vote of the holders of at least two-thirds of the shares of outstanding Class A Preferred Stock, voting separately as a class, will be necessary to effect any one or more of the following:

(i)	any amendment, alteration or repeal of any of the provisions of our amended articles of incorporation or of our regulations that affects adversely the preference, voting or other rights of the holders of Class A Preferred Stock; provided, however, that neither the amendment of our amended articles of incorporation so as to authorize, create or change the authorized or outstanding amount of Class A Preferred Stock, parity stock or junior stock nor the amendment of our regulations so as to change the number of directors on our board shall be deemed to affect adversely the preferences, voting or other rights of the holders of Class A Preferred Stock; and provided further, that if such amendment, alteration or repeal affects adversely the preferences, voting or other rights of one or more but not all series of outstanding Class A Preferred Stock, the affirmative vote or consent of the holders of at least two-thirds of the number of outstanding shares of each series so affected, each such affected series voting separately as a series, shall also be required;

(ii)	the authorization, creation or the increase in the authorized amount of any shares of any class of senior stock (or any security convertible into shares of senior stock), unless we have provided the holders of the preferred stock notice that redemption of their stock will occur within 90 days and such redemption will not be effected, in whole or in part, with proceeds from the sale of the senior stock or any security convertible into shares of senior stock; or

(iii)	the purchase or redemption (for sinking fund purposes or otherwise) of less than all of the outstanding Class A Preferred Stock except in accordance with a stock purchase offer made to all holders of record of such stock, unless all dividends on all outstanding Class A Preferred Stock for all previous dividend periods have been declared and paid or funds therefor set apart and all accrued sinking fund obligations applicable thereto have been complied with.

      The affirmative vote of the holders of at least a majority of the shares of outstanding Class A Preferred Stock, voting separately as a class, shall be necessary to effect any one or more of the following:

(i)	to the extent such vote is required pursuant to any applicable statute, our consolidation or merger with or into any other corporation; or

(ii)	the authorization of any parity stock or an increase in the authorized number of shares of Class A Preferred Stock.

      Neither the vote, consent nor any adjustment of the voting rights of holders of shares of Class A Preferred Stock (including the preferred stock) shall be required for an increase in the number of common shares authorized or issued or for stock splits of the common shares or for stock dividends on any class of stock payable solely in common shares, and none of the foregoing actions shall be deemed to affect adversely the preferences or voting or other rights of the holders of the Class A Preferred Stock.

Liquidation Preference

      Upon any voluntary or involuntary liquidation, dissolution or winding up of our company resulting in a distribution of assets to the holders of any class or series of our capital stock, each holder of shares of preferred stock will be entitled to payment out of our assets available for distribution of an amount equal to (1) the liquidation preference per share of preferred stock held by that holder, plus (2) all then accrued and unpaid dividends on those shares for all dividend payment dates on or prior to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up, plus (3) if such date is not a dividend payment date, a proportionate dividend, based on the number of elapsed days, for the period from the day after the most recent dividend payment date through the date of payment of the amount due pursuant to such liquidation, dissolution or winding up, before any distribution to the holders of any junior stock, including our common shares, but after any distributions on any of our indebtedness or senior stock. In case our net assets legally available therefor are insufficient to permit the payment on all outstanding shares of preferred stock and all outstanding shares of parity stock of the full preferential amount to which they are respectively entitled, then we will distribute such net assets ratably upon outstanding shares of preferred stock and all outstanding shares of parity stock in proportion to the full preferential amount to which each such share is entitled. After payment to holders of preferred stock of the full preferential amounts mentioned above, holders of preferred stock as such will have no right or claim to any of our remaining assets.

      Our merger or consolidation into or with any other corporation, or the merger of any other corporation into us, or the sale, lease or conveyance of all or substantially all our property or business, will not be deemed to be a dissolution, liquidation or winding up for purposes of the rights described in the above paragraph.

      We are not required to set aside any funds to protect the liquidation preference of the shares of preferred stock.

Exchange Right

      We have the right, subject to certain restrictions, to require all holders of outstanding preferred stock to exchange their preferred stock for our convertible subordinated debentures having a principal amount equal to the liquidation preference of the preferred stock and having a conversion rate and interest rate equal to the conversion rate and dividend rate for the preferred stock. We refer to this right as the exchange right, although under Section 1701.35 of the Ohio Revised Code, this exchange is considered to be a redemption of the preferred stock. The convertible subordinated debentures will be issued under an indenture substantially in the form of Exhibit A to our amended articles of incorporation. The convertible subordinated debentures will be our subordinated debt securities, will be convertible into our common shares, will mature on the thirtieth anniversary of the exchange date (as defined below) and will otherwise have terms and conditions substantially similar to the preferred stock, except as described below under “Description of the Convertible Subordinated Debentures.”

      We will only be able to exercise the exchange right if:

•	on the exchange date, the holders of preferred stock are not entitled to convert their preferred stock into common shares because none of the conditions described under “— Conversion Rights — Events Triggering Conversion Rights” have been satisfied;

•	the closing sale price of our common shares on the trading day immediately preceding the exchange date does not exceed the conversion price on such trading day;

•	we have legally available funds for such exchange;

•	we have paid or provided for the payment of all dividends on the preferred stock and all liquidated damages, if any, for all dividend periods ending on or prior to the exchange date;

•	we have entered into an indenture substantially in the form of Exhibit A to our amended articles of incorporation with a trustee that is a national association or other entity having corporate trust powers, that is organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia and that has a combined capital and surplus of at least $100 million; and

•	we deliver to the trustee a certificate of one of our executive officers and an opinion of legal counsel, subject to customary assumptions and exceptions, stating, among other things, that:

•	the convertible subordinated debentures have been authorized by all necessary corporate action and when executed, authenticated and delivered in exchange for the preferred stock, will constitute valid and binding obligations of ours, enforceable in accordance with their terms;

•	the execution and delivery by us of our obligations under the convertible subordinated debentures and the indenture will not contravene or cause a default under any provision of applicable law or our amended articles of incorporation or regulations or any agreement or other instrument binding upon us or any of our subsidiaries (including without limitation, our credit agreements) or any judgment, order or decree of any governmental body, agency or court having jurisdiction over us or any of our subsidiaries; and

•	no consent, approval, authorization or order of, or filing with, any governmental body or agency is required for the performance by us of our obligations under the indenture or the convertible subordinated debentures.

      We may only exercise the exchange right in whole and not in part.

      Unless (a) the exchange is in accordance with a stock purchase offer made to all holders of record of Class A Preferred Stock or (b) all applicable dividends on all Class A Preferred Stock have been declared and paid or funds therefor set apart and all accrued sinking fund obligations applicable thereto shall have been complied with, a partial redemption may only be effected with the consent of the holders of two-thirds of the Class A Preferred Stock then outstanding. See “— Voting Rights.”

      We will need to give you notice that we are exercising the exchange right before we can determine whether all of the conditions to exercise set forth above are satisfied. Accordingly, if any of the conditions to exercise are not satisfied as of the exchange date, we will be prohibited from making the exchange and will not consummate the exchange. In such case, we will issue a press release and publish such information on our website on the World Wide Web. Thereafter, we again will have the right to exercise the exchange right in accordance with the provisions of this section.

      If we exercise the exchange right, we will provide notice to the trustee and each holder of record of the preferred stock not less than 30 nor more than 60 days preceding the date we desire the exchange to be effective (the “exchange date”), providing:

•	our election to exercise the exchange right;

•	a description of the type and amount of convertible subordinated debentures to be delivered in respect of the preferred stock, the place or places where certificates for shares of preferred stock are to be surrendered for exchange, including any procedures applicable to exchanges to be accomplished through book-entry transfers; and

•	the exchange date.

      We will cause the convertible subordinated debentures to be delivered to the trustee in preparation for the exchange no later than five business days prior to the exchange date.

      If we exercise the exchange right, delivery of the convertible subordinated debentures to the holders of the preferred stock to be exchanged will be conditioned upon delivery or book-entry transfer of such preferred stock (together with any necessary endorsements) to the trustee at any time (whether prior to, on or after the exchange date) after notice of the exercise of the exchange right is given to the trustee. In such event, such convertible subordinated debentures will be delivered to each holder of preferred stock to be exchanged no later than the later of:

•	the exchange date, or

•	the time of delivery or transfer of the certificates representing, or other indicia of ownership of, preferred stock to the trustee.

      If, following any exercise of the exchange right, the trustee holds convertible subordinated debentures in respect of all the outstanding preferred stock, then at the close of business on such exchange date, whether or not the certificates representing, or other indicia of ownership of, preferred stock are delivered to the trustee:

•	we will become the owner and record holder of such preferred stock;

•	the holders of such preferred stock shall have no further rights with respect to the preferred stock other than the right to receive the convertible subordinated debentures upon delivery of the certificates representing, or other indicia of ownership of, preferred stock;

•	dividends on the preferred stock to be exchanged will cease to accrue whether or not certificates for shares of preferred stock are surrendered for exchange on the exchange date; and

•	the depositary or its nominee, as the record holder of the preferred stock, will exchange the global certificate or certificates representing the preferred stock for a global certificate or certificates representing the convertible subordinated debentures to be delivered upon such exchange.

      In the event that delivery of the convertible subordinated debentures due on the exchange date is improperly withheld or is refused and not paid by the trustee or by us, distributions on the preferred stock will continue to accrue from the exchange date to the actual date of delivery.

      The aggregate principal amount of the convertible subordinated debentures will be limited to the aggregate liquidation preference of the preferred stock outstanding on the effective date of the exchange and the convertible subordinated debentures will be issued in denominations equal to integral multiples of the liquidation preference of one share of preferred stock.

      For the tax consequences of our exercise of the exchange right, see “Certain Federal Income Tax Consequences — U.S. Holders — Preferred Stock and Common Shares — Exchange of Preferred Stock for Convertible Subordinated Debentures.”

Transfer Agent

      The initial transfer agent, registrar, dividend disbursing agent, calculation agent and redemption agent for the preferred stock is EquiServe Trust Company, N.A.

Book-Entry System

      The preferred stock has been issued in the form of a global security held in book-entry form. DTC’s nominee, Cede & Co., is the sole registered holder of the preferred stock. Owners of beneficial interests in the preferred stock represented by the global security will hold their interests pursuant to the procedures and practices of DTC. As a result, beneficial interests in any such securities will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances. Owners of beneficial interests must exercise any rights in respect of their interests, including any right to convert or require repurchase of their interests in the preferred stock, in accordance with the procedures and practices of DTC. Beneficial owners will not be holders and will not be entitled to any rights provided to the holders of the preferred stock under the global security or our amended articles of incorporation. Our company and any of our agents may treat DTC as the sole holder and registered owner of the global security.

      DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC facilitates the settlement of transactions among its participants through electronic computerized book-entry changes in participants’ accounts, eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Exchange of Global Securities

      The preferred stock, represented by the global security, will be exchangeable for certificated securities with the same terms only if:

•	DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days; or

•	we decide to discontinue use of the system of book-entry transfer through DTC (or any successor depositary).

Registration Rights

      We entered into a registration rights agreement with the initial purchaser pursuant to which we, at our expense, for the benefit of the holders, filed with the SEC on March 3, 2004 a shelf registration statement covering resale of the preferred stock and the common shares issuable upon conversion of the preferred stock. We will use our reasonable best efforts to cause the shelf registration statement to become effective by July 19, 2004 and to keep the shelf registration statement effective until the earlier of (i) the sale pursuant to Rule 144 under the Securities Act or the shelf registration statement of all the securities registered thereunder, and

(ii) the expiration of the holding period (currently two years from the initial purchase date) applicable to such securities held by persons that are not affiliates of ours under Rule 144(k) under the Securities Act or any successor provision, subject to permitted exceptions.

      We may suspend the use of the prospectus under certain circumstances relating to pending corporate developments, public filings with the SEC and similar events. Any suspension period shall not:

•	exceed 30 days in any three-month period; or

•	exceed an aggregate of 90 days for all periods in any 12-month period.

      We will pay predetermined liquidated damages as described herein to holders of transfer restricted preferred stock and to holders of transfer restricted common shares issued upon conversion of such preferred stock, if a shelf registration statement is not timely filed or declared effective or if the prospectus is unavailable for the periods in excess of those permitted above. Such liquidated damages payments shall accumulate until such failure to file or become effective or unavailability is cured:

•	on the preferred stock at an annual rate equal 0.50% of the aggregate liquidation preference of preferred stock; and

•	on the common shares, if any, that have been issued on conversion of the preferred stock, at an annual rate equal to 0.50% of an amount equal to the conversion price.

      So long as the failure to become effective or unavailability continues, we will make liquidated damages payments in cash on each dividend payment date for the preferred stock to the holder of record of such transfer restricted preferred stock or common shares on the record date immediately preceding the applicable dividend payment date. When such registration default is cured, accumulated and unpaid liquidated damages payments will be paid in cash to the record holder as of the date of such cure.

      A holder who sells preferred stock or our common shares issued upon conversion of the preferred stock pursuant to the shelf registration statement generally will be required to:

•	be named as a selling securityholder in the related prospectus;

•	deliver a prospectus to purchasers; and

•	be bound by certain provisions of the registration rights agreement that are applicable to such holder, including certain indemnification provisions, and will be subject to certain civil liability provisions under the Securities Act.

      Under the registration rights agreement we will:

•	pay all of our expenses of the shelf registration statement;

•	provide copies of such prospectus to each holder that has notified us of its acquisition of preferred stock or common shares issued upon conversion of the preferred stock;

•	notify each such holder when the shelf registration statement has become effective; and

•	take certain other actions as are required to permit, subject to the foregoing, unrestricted resales of the preferred stock and the common shares issued upon conversion of the preferred stock.

      We agreed in the registration rights agreement to give notice to all holders of the filing and effectiveness of the shelf registration statement. Holders are required to complete and deliver a form of notice and questionnaire (the “questionnaire”) to us at least three business days prior to any intended distribution of preferred stock or our common shares issuable upon conversion of the preferred stock pursuant to the shelf registration statement. Holders may request a copy of the questionnaire from us in the manner described above under “Where You Can Find More Information.” Holders are required to complete and deliver the questionnaire at least ten business days prior to the effectiveness of the shelf registration statement in order to be named as a selling securityholder in the related prospectus at the time of effectiveness. Upon receipt of a completed questionnaire after that time, together with such other information as we may reasonably request from a holder, we will, within ten business days, file such amendments to the shelf registration statement or supplements to a related prospectus as are necessary to permit such holder to deliver such prospectus to purchasers of preferred stock or common shares issuable upon conversion of the preferred stock, subject to our right to suspend the use of the prospectus as described above. We will pay the liquidated damages payments described above to the holder if we fail to make the filing in the time required or, if such filing is a post-effective amendment to the shelf registration statement required to be declared effective under the Securities Act, if such amendment is not declared effective within 45 days of the filing. Any holder that does not complete and deliver a questionnaire or provide such other information will not be named as a selling securityholder in the prospectus and therefore will not be permitted to sell the preferred stock or common shares issuable upon conversion of the preferred stock pursuant to the shelf registration statement.

      The summary herein of certain provisions of the registration rights agreement is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is available from us upon request.

DESCRIPTION OF THE CONVERTIBLE SUBORDINATED DEBENTURES

      The convertible subordinated debentures that the holders of the preferred stock would receive in exchange for their preferred stock if we exercise our exchange right, as described under “Description of Preferred Stock — Exchange Right,” will be a separate series of securities issued pursuant to an indenture substantially in the form of Exhibit A to our amended articles of incorporation between us and a trustee to be selected by us in accordance with the conditions to our exercise of the exchange right as provided under “Description of Preferred Stock — Exchange Right.” We will issue the convertible subordinated debentures in a transaction that is not subject to the registration requirements of the Securities Act.

      The following section is a summary of the material provisions of the convertible subordinated debentures and does not restate the form of the indenture in its entirety. We urge you to read the form of the indenture and the form of convertible subordinated debenture attached to it, because those documents, and not this description, define your rights as holders of the convertible subordinated debentures. Copies of the form of the indenture and the form of convertible subordinated debenture are available as set forth under “— Additional Information.”

      As used in this description, references to “we,” “us,” “our” or “our company” do not include any current or future subsidiary of Cleveland-Cliffs Inc.

General

      The convertible subordinated debentures:

•	will be unsecured obligations of ours;

•	will be subordinated in right of payment to all of our existing and future senior debt, as described below;

•	will be limited to an aggregate principal amount equal to the aggregate liquidation preference of the preferred stock outstanding on the effective date of the exchange;

•	will be issued in denominations equal to integral multiples of the liquidation preference of one share of preferred stock;

•	will mature on the thirtieth anniversary of the exchange date; and

•	will accrue interest at an annual rate of 3.25% of the principal amount from the dividend payment date of the preferred stock immediately preceding the exchange date or, if the exchange date is a dividend payment date, from the exchange date.

      The convertible subordinated debentures will not have the benefit of a sinking fund. Principal of and interest on the convertible subordinated debentures will be payable at the office of the paying agent, which initially will be an office or agency of the trustee, or an office or agency maintained for such purpose, in the Borough of Manhattan, The City of New York. The convertible subordinated debentures may be presented for exchange at the office of the exchange agent, and for registration of transfer or exchange at the office of the registrar, each such agent initially being the trustee. No service charge will be made for any registration of transfer or exchange of convertible subordinated debentures, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The convertible subordinated debentures will be issued only in registered form without coupons.

Subordination

      The payment of the principal and interest on the convertible subordinated debentures will be subordinated in right of prior payment, as set forth in the indenture, to the prior payment in full of all our existing or future senior debt, whether outstanding on the date of the indenture or thereafter incurred. The term senior debt means:

•	the principal of, premium, if any, and accrued and unpaid interest on:

•	our indebtedness for money borrowed, whether outstanding on the date of execution of the indenture or thereafter created, incurred or assumed,

•	guarantees by us of indebtedness for money borrowed by any other person, whether outstanding on the date of execution of the indenture or thereafter created, incurred or assumed,

•	indebtedness evidenced by notes, debentures, bonds or other instruments of indebtedness for the payment of which we are responsible or liable, by guarantees or otherwise, whether outstanding on the date of execution of the indenture or thereafter created, incurred or assumed,

•	obligations of ours under any agreement to lease, or lease of, any real personal property, whether outstanding on the date of execution of the indenture or thereafter created, incurred or assumed,

•	any other indebtedness, liability or obligation, contingent or otherwise, of ours and any guarantee, endorsement or other contingent obligation in respect thereof, whether outstanding on the date of execution of the indenture or thereafter created, incurred or assumed; and

•	modifications, renewals, extensions and refundings of any such indebtedness, liabilities or obligations;

unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, liabilities or obligations, or such modification, renewal, extension or refunding thereof, or our obligations pursuant to such a guarantee, are not senior in right of payment to the convertible subordinated debentures.

      No payment on account of principal or interest on the convertible subordinated debentures may be made if at the time of such payment there exists a default with respect to any senior debt and the default is the subject of judicial proceedings or we receive notice from certain authorized persons that payments may not be made. Upon any distributions of our assets upon any dissolution, total or partial liquidation or reorganization of or similar proceeding relating to us, the holders of senior debt will be entitled to receive payment in full before the holders of the convertible subordinated debentures are entitled to receive any payment.

      By reason of such subordination, in the event of our insolvency, our creditors who are holders of senior debt, as well as general creditors of ours, may recover more, ratably, than the holders of the convertible subordinated debentures. The indenture will contain no limitations on the incurrence of senior debt.

Interest

      Interest on the convertible subordinated debentures will accrue at an annual rate of 3.25% of the principal amount from the earlier of the exchange date and the last date on which dividends were paid on the preferred stock.

      Interest will be payable semi-annually in arrears on January 15 and July 15 of each year. If any of those dates is not a business day, then interest will be payable on the next succeeding business day. Interest will accrue from the most recent date as to which interest will have been paid or, if no interest has been paid, from the earlier of the exchange date and the last date as to which dividends were paid on the preferred stock. Interest will be payable to holders of record at the close of business on January 1 and July 1 of each year.

      We will not have the right to defer interest payments or to accrete the principal amount of the convertible subordinated debentures, and we will not have the right to redeem the convertible subordinated debentures, except as described below.

Optional Redemption

      Our rights to redeem the convertible subordinated debentures will be substantially identical to our rights to redeem the preferred stock.

Maturity

      The convertible subordinated debentures will mature on the thirtieth anniversary of the exchange date.

Conversion

      The conversion rights of the convertible subordinated debentures will be substantially identical to the conversion rights of the preferred stock except that (a) on the date of any conversion upon satisfaction of a trading price condition (as described under “Description of Preferred Stock — Conversion Rights — Events Triggering Conversion Rights — Conversion Upon Satisfaction of Trading Price Condition”) that is on or after the twenty-fifth anniversary of the exchange date, holders may not convert their convertible subordinated debentures upon satisfaction of such condition if on any trading day during the relevant measurement period for determining whether such condition has been met, the closing sale price of our common shares was between 100% and 110% of the then-current conversion price of the convertible subordinated debentures and (b) upon conversion, accrued but unpaid interest, if any, will be deemed paid by the common shares received by the holders upon conversion.

Payment of Additional Amounts

      If we consolidate or merge with or into another person (other than a subsidiary), we sell, convey, transfer or lease all or substantially all of our properties and assets to any person (other than a subsidiary), or any person (other than a subsidiary) consolidates with or merges with or into our company and as a result of such transaction any payments made under or with respect to the convertible subordinated debentures (including any payment made in our common shares) will become subject to any deduction or withholding in respect of any tax, duty, levy, impost, assessment or governmental charge of whatever nature, which we refer to as the “applicable taxes,” imposed by or on behalf of any political subdivisions or taxing authorities outside of the United States, we will pay additional amounts to the holders so that the net amount received by each holder of convertible subordinated debentures will equal the amount that such holder would have received if any applicable taxes had not been required to be withheld or deducted. The amounts that we are required to pay to preserve the net amount receivable by the holders of convertible subordinated debentures are referred to as “additional amounts.”

      Additional amounts will not be payable with respect to a payment made to a holder of the convertible subordinated debentures to the extent:

(1)	that any applicable taxes would not have been so imposed but for the existence of any present or former connection between the holder and the jurisdiction imposing such applicable taxes, other than the mere receipt of the payment, acquisition, ownership or disposition of the convertible subordinated debentures or the exercise or enforcement of rights under the convertible subordinated debentures or the indenture;

(2)	of any estate, inheritance, gift, sales, transfer or personal property taxes imposed with respect to the convertible subordinated debentures, except described below or as otherwise provided in the indenture; or

(3)	that any such applicable taxes would not have been imposed but for the presentation of the convertible subordinated debentures, where presentation is required, for payment on a date more than 15 days after the date on which the payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or holder thereof would have been entitled to additional amounts had the convertible subordinated debentures been presented for payment on any date during such 15-day period.

      We will also:

•	withhold or deduct such applicable taxes as required;

•	remit the full amount of taxes deducted or withheld to the relevant taxing authority in accordance with all applicable laws;

•	use our best efforts to obtain from each relevant taxing authority imposing the applicable taxes certified copies of tax receipts evidencing the payment of any taxes deducted or withheld; and

•	upon request, make available to the holders of the convertible subordinated debentures, within 60 days after the date the payment of any taxes deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by us and, notwithstanding our efforts to obtain the receipts, if the same are not obtainable, other evidence of such payments.

      At least 30 days prior to each date on which any payment under or with respect to the convertible subordinated debentures is due and payable, if we will be obligated to pay additional amounts with respect to such payment, we will deliver to the trustee an officer’s certificate stating the fact that such additional amounts will also be payable, the amounts so payable, and such other information as is necessary to enable the trustee to pay such additional amounts to holders of the convertible subordinated debentures on the payment date.

      The foregoing provisions shall survive any termination or discharge of the indenture and will apply to any jurisdiction in which any successor to our company is organized or is engaged in business for tax purposes or any political subdivisions or taxing authority or agency thereof or therein.

      Whenever in the indenture, the convertible subordinated debentures or in this prospectus there is mentioned, in any context, the payment of principal, redemption price, or any other amount payable under or with respect to any convertible subordinated debenture, such mention shall be deemed to include the payment of additional amounts to the extent payable in the particular context.

Voting Rights

      The holders of convertible subordinated debentures will not have the right to vote in the election of our directors or any other voting rights as holders of our common shares prior to the holders’ receipt of common shares upon conversion of their convertible subordinated debentures. If a record date for a meeting of shareholders to be held after you convert your debentures has been fixed and falls before your actual date of conversion, you will not have any voting rights at that meeting with respect to your common shares.

Designated Event

      The designated event repurchase rights of holders of the convertible subordinated debentures will be substantially identical to the designated event repurchase rights of holders of the preferred stock.

      We will comply with any applicable provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act in connection with any offer by us to repurchase the convertible subordinated debentures.

Registration Rights

      The holders of convertible subordinated debentures will have registration rights that are substantially identical to the registration rights of holders of the preferred stock.

Events of Default

      Each of the following will constitute an event of default with respect to the convertible subordinated debentures (whatever the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

•	default in payment of the principal of the convertible subordinated debentures at maturity or upon repurchase upon a designated event or redemption with respect to any convertible subordinated debenture when such amount becomes due and payable;

•	the failure to pay interest within 30 days of the due date;

•	our failure to deliver common shares, together with cash in lieu of any fractional shares, when such common shares and cash is required to be delivered upon conversion of convertible subordinated debentures and continuance of such default for ten business days;

•	our failure to provide timely notice of a designated event;

•	our failure to comply with any of our other agreements in the convertible subordinated debentures or the indenture upon receipt by us of notice of such default by the trustee or by holders of not less than 25% in aggregate principal amount of the convertible subordinated debentures then outstanding and our failure to cure (or obtain a waiver of) such default within 60 days after receipt by us of such notice; and

•	certain events of bankruptcy, insolvency or reorganization affecting us.

Acceleration

      If any event of default with respect to the convertible subordinated debentures, other than an event of default relating to specific events of bankruptcy, insolvency or reorganization affecting us, has happened and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the convertible subordinated debentures then outstanding may declare by written notice the principal of all the convertible subordinated debentures, plus interest on the convertible subordinated debentures accrued and unpaid to the date of such declaration, to be immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization, the principal of all the convertible subordinated debentures plus interest on the convertible subordinated debentures accrued and unpaid to the occurrence of such event shall automatically become and be immediately due and payable. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the convertible subordinated debentures may, under certain circumstances, rescind and annul such acceleration.

      The indenture provides that, within 90 days after the occurrence of any event that is, or after notice or lapse of time or both would become, an event of default thereunder with respect to the convertible subordinated debentures, the trustee shall transmit, in the manner set forth in the indenture, notice of such default to the holders of the convertible subordinated debentures unless such default has been cured or waived; provided, however, that except in the case of a default in the payment of principal of, or premium, if any, or interest, if any, on any convertible subordinated debentures, the trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of directors or responsible officers of the trustee in good faith determine that the withholding of such notice is in the best interest of the holders of convertible subordinated debentures.

      If an event of default occurs and is continuing with respect to the convertible subordinated debentures, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of convertible subordinated debentures by all appropriate judicial proceedings.

      The indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of convertible subordinated debentures unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the outstanding convertible subordinated debentures will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the convertible subordinated debentures.

Modification of the Indenture

      Modification Without Consent of Holders. We and the trustee may enter into supplemental indentures without the consent of the holders of the convertible subordinated debentures to:

•	make provision with respect to the conversion rights of the holders upon the occurrence of a designated event involving the conversion of our common shares or the matters described in “Covenants Restricting Mergers and Other Significant Corporate Actions;”

•	secure the convertible subordinated debentures;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of the convertible subordinated debentures;

•	provide for uncertificated convertible subordinated debentures in addition to or in place of certificated convertible subordinated debentures;

•	cure any ambiguity or correct any defect or inconsistency;

•	evidence the acceptance of appointment by a successor trustee;

•	provide for the issuance of convertible subordinated debentures in certificated form; or

•	modify, eliminate or add to provisions of the indenture to the extent necessary to effect the qualification of the indenture under the Trust Indenture Act.

      Modification With Consent of Holders. We and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the convertible subordinated debentures, may add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the holders of the convertible subordinated debentures. In addition, any amendment to, or waiver of, the provisions of the indenture relating to subordination that adversely affects the rights of the holders of the convertible subordinated debentures will require the consent of the holders of at least 75% in aggregate principal amount of the convertible subordinated debentures then outstanding. However, we and the trustee may not make any of the following changes to the convertible subordinated debentures without the consent of each holder that would be affected by such change:

•	extend the final maturity of the principal amount;

•	reduce the principal amount;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal or interest thereon is payable;

•	adversely change our obligation to repurchase any convertible subordinated debenture upon a designated event;

•	impair the right of a holder to convert any convertible subordinated debenture;

•	impair the right of any holder to institute suit for the enforcement of any payment on the convertible subordinated debentures when due; or

•	reduce the percentage of the convertible subordinated debentures the consent of whose holders is required for modification of the indenture.

Covenants Restricting Mergers and Other Significant Corporate Actions

      Merger, Consolidation, Sale or Conveyance. The indenture provides that we will not merge or consolidate with any other person and will not sell or convey all or substantially all of our assets to any other person, unless either:

•	we will be the continuing corporation; or

•	the successor corporation or person that acquires all or substantially all of our assets will expressly assume all of our obligations under the indenture and the convertible subordinated debentures issued under the indenture, and immediately after the merger, consolidation, sale, lease or conveyance, we, that person or that successor corporation, as applicable, will not be in default in the performance of the covenants and conditions of the indenture applicable to us, that person or that successor corporation, as applicable.

Book-Entry Issuance

      The convertible subordinated debentures will be represented by one or more global convertible subordinated debentures registered in the name of DTC or its nominee. The owner of a beneficial interest in a convertible subordinated debenture shall be entitled to exchange any debentures represented by one or more global convertible subordinated debentures registered in the name of DTC or its nominee for certificated securities with the same terms if an event of default with respect to such debentures has occurred and is continuing.

Additional Information

      Anyone who receives this prospectus may obtain a copy of our amended articles of incorporation, the form of the indenture, the form of convertible subordinated debentures and the registration rights agreement without charge from us. Requests for such documents should be submitted in writing, addressed to Investor Relations, Cleveland-Cliffs Inc, 1100 Superior Avenue, Cleveland, Ohio 44114-2589, (216) 694-5459.

DESCRIPTION OF OTHER CAPITAL STOCK

      The following summary does not purport to be complete, and it is subject in all respects to the applicable provisions of statutory and common law and the amended articles of incorporation and our regulations.

Common Shares

      We are authorized under our amended articles of incorporation to issue 28,000,000 common shares, par value $1.00 per share. At the close of business on January 31, 2004, there were 10,572,823 common shares outstanding. Common shares issuable upon conversion or redemption of the preferred stock and the convertible subordinated debentures will be validly issued, fully paid and nonassessable.

      The holders of common shares are entitled to one vote for each share upon all matters upon which shareholders have the right to vote and, upon proper notice, are entitled to cumulative voting rights in the election of directors. If you have converted shares of the preferred stock or convertible subordinated debentures into common shares, and a record date for a meeting of shareholders to be held after you convert such preferred stock or such convertible subordinated debentures has been fixed and falls before your actual date of conversion, you will not have any voting rights as a holder of common shares at such meeting. Common shares do not have any preemptive rights, are not subject to redemption and do not have the benefit of any sinking fund.

      Holders of common shares are entitled to receive such dividends as our board of directors from time to time may declare out of funds legally available therefor. Entitlement to dividends will be subject to the preferences granted the holders of shares of the preferred stock and any Serial Preferred Stock (as defined below). In the event of liquidation of our company, holders of common shares will be entitled to share in any assets of our company remaining after satisfaction in full of its liabilities and satisfaction of such dividend and liquidation preferences as may be possessed by the holders of shares of the preferred stock and any Serial Preferred Stock.

      As of January 31, 2004, in addition to the 10,572,823 common shares outstanding, we held in our treasury 6,329,926 common shares, some or all of which were available for issuance upon the exercise of options or other rights previously granted or to be granted under our employee benefit plans.

      Our common shares are listed on the New York Stock Exchange.

      The transfer agent and registrar for the common shares is EquiServe Trust Company, N.A.

Serial Preferred Stock

      We are authorized to issue up to 3,000,000 shares of Class A Preferred Stock, of which 2,975,226 shares may be issued as convertible shares, and up to 4,000,000 shares of Class B Preferred Stock, each such class in one or more series, and with such other rights and preferences as our board may provide, subject to certain limitations and consistent with the applicable provisions of the Chapter 1701 of the Ohio Revised Code and certain criteria necessary to satisfy the minimum requirements for acceptance of such shares for listing by the New York Stock Exchange. The Class A Preferred Stock (other than the preferred stock) and the Class B Preferred Stock and all series thereof are referred to collectively herein as the “Serial Preferred Stock.” There are currently no shares of Serial Preferred Stock outstanding. On January 21, 2004, we issued 172,500 shares of Class A Preferred Stock designated as 3.25% redeemable cumulative convertible perpetual preferred stock, without par value.

      The following presents a brief summary of the terms of our Serial Preferred Stock. References to Class A Preferred Stock are to any and all series of such class and references to Class B Preferred Stock are to any and all series of such class. All summaries of such terms provided herein are qualified in their entirety by reference to the actual terms of the Class A Preferred Stock and the Class B Preferred Stock contained in our amended articles of incorporation.

      Priority. The Serial Preferred Stock will rank, as to dividend and liquidation rights, senior to the common shares. All shares of Class A Preferred Stock and Class B Preferred Stock shall be of equal rank and identical except in respect of (i) the particulars that may be fixed and determined by our directors, (ii) the voting rights and provisions for consent which are fixed and determined by the class terms of the Class A Preferred Stock and the Class B Preferred Stock, respectively, and (iii) the conversion rights of any series of Class A Preferred Stock which our directors may fix and determine subject to the provisions contained in the class terms of the Class A Preferred Stock.

      Par Value. The Serial Preferred Stock will be without par value.

      Dividend Rights. The holders of the preferred stock and the Serial Preferred Stock of each series, in preference to the holders of common shares and junior stock, will be entitled to receive out of any funds legally available therefor and when and as declared by our directors dividends in cash at the rate for such series fixed in accordance with our amended articles of incorporation, payable on the dividend payment dates fixed for such series. Dividends may be cumulative, in the case of shares of each particular series, from and after the date or dates fixed with respect to such series. No dividend may be paid upon or set apart for preferred stock, or any of the Serial Preferred Stock on any dividend payment date unless (a) all dividends upon the preferred stock, all series of the Serial Preferred Stock and all classes of senior stock or parity stock then outstanding for all dividend payment dates prior to such date have been paid or funds therefor set apart and (b) at the same time a like dividend upon the preferred stock, all series of Serial Preferred Stock and all classes of senior stock or parity stock then outstanding and having a dividend payment date on such date, ratably in proportion to the respective dividend rates of each such series or class, will be paid or funds therefor set apart. Accumulations of dividends, if any, will not bear interest.

      So long as any Serial Preferred Stock is outstanding, no dividends (except a dividend payable in common shares or junior stock) may be paid or declared nor may any distribution be made upon the common shares or junior stock, and no common shares or junior stock may be purchased, retired or otherwise acquired by us (except out of the proceeds of the sale of common shares or junior stock received by us on or subsequent to the date on which shares of the preferred stock or Serial Preferred Stock are first issued), unless (i) all accrued and unpaid dividends on the preferred stock or Serial Preferred Stock then outstanding, including the full dividends for the then current dividend period, have been paid or a sum sufficient for the payment thereof set apart and (ii) there shall be no arrearages with respect to the redemption of preferred stock or Serial Preferred Stock of any series from any sinking fund provided for shares of such series.

      Redemption Provisions. Subject to the express terms of each series to be established by our directors, shares of Serial Preferred Stock may be redeemed, in whole or in part, at the option of our directors upon at least 30 days notice, at such time or times and at the respective redemption prices fixed for the respective series with any accrued and unpaid dividends upon such shares and, if dividends are payable in respect of such shares, a proportionate dividend through the redemption date.

      If fewer than all outstanding shares of a series of Serial Preferred Stock are to be redeemed, we will select pro rata or by lot the shares of such series to be redeemed in such manner as our directors prescribe.

      In the absence of express redemption provisions, the Serial Preferred Stock will be nonredeemable and the holders thereof will not have the benefit of any sinking fund.

      Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of Serial Preferred Stock of any series will be entitled to receive in full out of our assets which remain after satisfaction in full of all valid claims of our creditors and which are available for payment to the shareholders, before any amount shall be paid or distributed among the holders of common shares, the amount per share fixed for shares of such series by our directors at the time of approval of the relevant series, plus, if dividends are payable in respect of the shares of any such series, an amount equal to all then accrued and unpaid dividends and a proportionate dividend to the date of payment. After payment to the holders of Serial Preferred Stock of the full preferential amounts as aforesaid, the holders of Serial Preferred Stock, as such, shall have no right or claim to any of the remaining assets of our company.

      Our merger or consolidation into or with any other corporation, or the merger of any other corporation into us, or the sale, lease or conveyance of all or substantially all our property or business, will not be deemed to be a dissolution, liquidation or winding up for purposes of the rights described in the above paragraph.

      Voting Rights. The holders of each series of Class A Preferred Stock shall be entitled to the same voting rights as the preferred stock. See “Description of Preferred Stock — Voting Rights.” The holders of Class B Preferred Stock shall not be entitled to vote upon matters presented to shareholders, except that the holders of each series of Class B Preferred Stock will be entitled to vote as a series or as a class, as the case may be, to the same extent as the holders of each series of Class A Preferred Stock, under the circumstances and as to those matters as to which the holders of Class A Preferred Stock are entitled to vote as a series or as a class, as the case may be. See “Description of Preferred Stock — Voting Rights.”

      Conversion Rights. Our directors will establish, when approving the specific terms of each separate series of Class A Preferred Stock, whether or not the shares of such series will be convertible into common shares or shares of any other class or series of our company. If convertible, the conversion rate may not exceed one common share for each share of such convertible series immediately upon the vesting of the conversion right, subject to any adjustment which may be required subsequent to the vesting of such conversion right by operation of any applicable antidilution mechanism, unless otherwise provided by the express terms of such series. Our directors may specify the conversion price or prices or rate or rates and any antidilution mechanism providing for adjustments thereof, the date or dates as of which shares of any series will be convertible and the other terms and conditions upon which conversion may be made.

      There shall not be created any series of Class B Preferred Stock which will be convertible into common shares or shares of any other class or series of our company.

Preemptive Rights

      The holders of Serial Preferred Stock will have no preemptive rights to purchase or have offered to them for purchase any shares or other securities of our company, whether now or hereafter authorized.

Ohio Control Share Statute

      Section 1701.831 of the Ohio Revised Code requires the prior authorization of the shareholders of certain corporations in order for any person to acquire, either directly or indirectly, shares of that corporation that would entitle the acquiring person to exercise or direct the exercise of 20% or more of the voting power of that corporation in the election of directors or to exceed specified other percentages of voting power. In the event an acquiring person proposes to make such an acquisition, the person is required to deliver to the corporation a statement disclosing, among other things, the number of shares owned, directly or indirectly, by the person, the range of voting power that may result from the proposed acquisition and the identity of the acquiring person. Within 10 days after receipt of this statement, the corporation must call a special meeting of shareholders to vote on the proposed acquisition. The acquiring person may complete the proposed acquisition only if the acquisition is approved by the affirmative vote of the holders of at least a majority of the voting power of all shares entitle to vote in the election of directors represented at the meeting excluding the voting power of all “interested shares.” Interested shares include any shares held by the acquiring person and those held by officers and directors of the corporation as well as by certain others, including many holders commonly characterized as arbitrageurs. Section 1701.831 does not apply to a corporation if its articles of incorporation or code of regulations state that the statute does not apply to a corporation. Our amended articles of incorporation and regulations do not contain a provision opting out of this statute.

      Chapter 1704 of the General Corporation Law of the State of Ohio prohibits certain corporations from engaging in a “chapter 1704 transaction” with an “interested shareholder” for a period of three years after the date of the transaction in which the person became an interested shareholder, unless, among other things:

•	the articles of incorporation expressly provide that the corporation is not subject to the statute (we have not made this election); or

•	the board of directors of the corporation approves the chapter 1704 transaction or the acquisition of the shares before the date the shares were acquired.

      After the three-year moratorium period, the corporation may not consummate a chapter 1704 transaction unless, among other things, it is approved by the affirmative vote of the holders of at least two-thirds of the voting power in the election of directors and the holders of a majority of the voting shares, excluding all shares beneficially owned by an interested shareholder or an affiliate or associate of an interested shareholder, or the shareholders receive certain minimum consideration for their shares. A chapter 1704 transaction includes certain mergers, sales of assets, consolidations, combinations and majority share acquisitions involving an interested shareholder. An interested shareholder is defined to include, with limited exceptions, any person who, together with affiliates and associates, is the beneficial owner of a sufficient number of shares of the corporation to entitle the person, directly or indirectly, alone or with others, to exercise or direct the exercise of 10% or more of the voting power in the election of directors after taking into account all of the person’s beneficially owned shares that are not then outstanding. The application of Chapter 1704 and Section 1701.831, as well as our shareholder rights plan and the terms of the preferred stock, may have the effect of delaying, deferring or preventing our change of control involving our company.

Transfer Agent

      The transfer agent and registrar for our common shares is EquiServe Trust Company, N.A.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following is a summary of certain U.S. federal income tax consequences of the ownership of our preferred stock, convertible subordinated debentures, and common shares.

      This summary:

•	does not purport to be a complete analysis of all the potential tax consequences that may be important to an investor based on the investor’s particular tax situation;

•	is based on the existing provisions of the Internal Revenue Code of 1986, as amended, the existing applicable Treasury Regulations promulgated or proposed under the Internal Revenue Code, which we refer to as the Code, judicial authority, and current administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis, and which are subject to differing interpretations;

•	is applicable only to initial holders of the preferred stock who hold our preferred stock, the convertible subordinated debentures that such preferred stock may be exchanged for and the common shares into which the preferred stock and the convertible subordinated debentures may be converted as capital assets, and

•	does not address tax consequences applicable to particular holders in light of their circumstances, including but not limited to:

•	holders subject to special tax rules, such as banks, financial institutions, holders subject to the alternative minimum tax, tax-exempt organizations, nonresident aliens subject to the tax on expatriates under section 877 of the Code, pension funds, insurance companies, dealers in securities or currencies and traders in securities that elect to use a mark to market method of accounting for their securities holding,

•	persons that will hold convertible subordinated debentures as a position in a hedging or constructive sale transaction, “straddle,” “conversion,” or other integrated transaction for U.S. federal income tax purposes,

•	U.S. holders (as defined below) that have a “functional currency” other than the U.S. dollar,

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes, and

•	persons who own 10% or more of our voting stock; and

•	does not discuss any state, local, or non-U.S. taxes, and any U.S. federal tax other than the income tax, including but not limited to, the U.S. federal estate tax.

      No ruling has been or will be sought from the Internal Revenue Service, which we refer to as the IRS, regarding any matter discussed herein. Our counsel has not rendered any legal opinion in respect of any of the tax consequences relating to us or an investment in us. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax characterizations and tax consequences set forth below.

      PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, CONVERSION, EXCHANGE, AND OTHER DISPOSITION OF OUR PREFERRED STOCK, COMMON SHARES, AND CONVERTIBLE SUBORDINATED DEBENTURES.

      As used herein, the term “U.S. holder” means a beneficial owner of a share of preferred stock, a common share or a convertible subordinated debenture that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States and certain former citizens of the U.S.;

•	a corporation, or other entity taxed as a corporation, created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if:

•	a U.S. court is able to exercise primary supervision over the administration of the trust and

•	one or more U.S. persons have the authority to control all substantial decisions of the trust.

      A “non-U.S. holder” means a beneficial owner of a share of preferred stock, a common share or a convertible subordinated debenture that is not a U.S. holder.

      This summary of certain material U.S. federal income tax considerations is not tax advice. Investors considering the purchase of our preferred stock should consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations, as well as any tax consequences arising under the laws pertaining to any other U.S. federal tax other than income tax, the laws of any state, local, or foreign taxing jurisdiction, and any applicable taxation treaty.

U.S. Holders

  Preferred Stock and Common Shares

      Distributions. Distributions to a U.S. holder on shares of our preferred stock or common shares will generally be treated as a dividend to the extent payable out of our current or accumulated earnings and profits, determined by U.S. federal income tax principles, as of the end of the tax year of the distribution.

      To the extent that a U.S. holder receives a distribution on shares of our preferred stock or common shares that would have constituted a dividend for U.S. federal income tax purposes had it not exceeded our current or accumulated earnings and profits, the distribution will first be treated as a non-taxable return of capital, which reduces the holder’s tax basis in such shares, and thereafter will be treated as capital gain from the sale of such shares.

      Under recently enacted tax legislation, eligible dividends received by a non-corporate U.S. holder in tax years beginning on or before December 31, 2008 will be subject to tax at a special reduced rate if, among other requirements, it has held its shares of our stock for more than 60 days during the 120-day period beginning 60 days before the ex-dividend date. Distributions taxable as dividends paid on our preferred stock and common shares will be treated as eligible dividends for these purposes.

      Distributions taxable as dividends to corporate U.S. holders of our preferred stock or common shares will generally be eligible for the dividends received deduction in the amount of 70% of the portion of any distribution taxable as a dividend, subject to various statutory limitations. The dividends received deduction may be limited to specified percentages of the U.S. holder’s taxable income and the benefits of such deduction may, in effect, be further reduced or eliminated by several exceptions and restrictions, including those relating to the holding period of stock on which the dividends are received (which holding period is reduced for any period that the U.S. holder’s risk of loss in respect of the stock is reduced), debt-financed portfolio stock, taxpayers that pay alternative minimum tax, and the so-called “extraordinary dividend” provisions of the Code (discussed below). Prospective corporate purchasers of our preferred stock should consult their own tax advisors to determine the extent to which these limitations might apply to them.

      No assurance can be given that we will have sufficient earnings and profits for federal income tax purposes to cause all distributions from us to be taxable as dividends. As a result, no assurance can be given that any distribution on our preferred stock or common shares will be treated as a dividend for which the dividends received deduction is available.

      Extraordinary Dividends. If a corporate U.S. holder receives an “extraordinary dividend” from us in respect of any share of stock that it has held for less than two years as of the dividend announcement date, then the tax basis of such stock will be reduced (but not below zero) by the portion of the dividend that is not taxed due to the dividends received deduction. The excess of such nontaxed portion of the extraordinary dividend, which does not reduce basis because of the limitation on basis reductions below zero, is treated as gain from the sale or exchange of such stock in the taxable year that the extraordinary dividend was received.

      An “extraordinary dividend” includes (i) a dividend that equals or exceeds 5%, in the case of our preferred stock, or 10%, in the case of our common shares, of a U.S. holder’s adjusted tax basis in its shares of our stock, treating all dividends having ex-dividend dates within a period of 85 consecutive days as one dividend, or (ii) all dividends on a share of our stock received by a U.S. holder if the aggregate amount of such dividends having ex-dividend dates within a period of 365 consecutive days exceeds 20% of such holder’s adjusted tax basis in such share. A U.S. holder may elect to use the stock’s fair market value in lieu of its adjusted basis for purposes of applying the 5%, 10%, or 20% limitations, if such holder establishes such fair market value to the IRS’ satisfaction. An “extraordinary dividend” also includes any amount treated as a dividend in the case of a redemption of our preferred stock or common shares that is not pro rata to all shareholders, irrespective of the U.S. holder’s holding period of stock.

      Special rules apply with respect to “qualified preferred dividends.” A qualified preferred dividend is a fixed dividend payable on preferred stock that (i) provides for fixed preferred dividends payable at least annually, (ii) is not in arrears as to dividends when acquired, and (iii) the “actual rate of return” on such preferred stock does not exceed 15% for the period that the taxpayer held the stock. For this purpose, the actual rate of return is determined solely by taking into account dividends during such holding period and by using the lesser of the adjusted basis or the liquidation preference in respect of such preferred stock.

      When a qualified preferred dividend exceeds the stock’s 5% or 20% basis or fair market value limitation, described above, and the taxpayer held the preferred stock for more than five years (determined under principles similar to those applicable to the dividends received deduction), the extraordinary dividend provisions do not apply. If such preferred stock is disposed of prior to the five-year holding period, then the aggregate reduction of the taxpayer’s basis in such stock as a result of the extraordinary dividend provisions will generally be limited.

      Deemed Distributions. The conversion price at which our preferred stock is converted into our common shares is subject to adjustments in certain circumstances. Adjustments that have the effect of increasing the proportionate interest of holders of the preferred stock in our assets or earnings can give rise to deemed dividend income to such holders. Similarly, a failure to adjust the conversion price to reflect a stock dividend or other events that increase the proportionate interest of the holders of our common shares can give rise, under certain circumstances, to deemed distributions to such holders. Adjustments to the conversion price made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the preferred stockholders’ interest, however, will generally not result in a constructive distribution. Any deemed distributions will be taxable as a dividend, return of capital, or capital gain in accordance with the general rules for the income tax treatment of distributions discussed in “— Distributions.”

      Conversion of Preferred Stock into Common Shares. A U.S. holder of preferred stock who converts our preferred stock into our common shares generally will not recognize gain or loss, except that the receipt of cash in lieu of a fractional common share will result in either (i) a U.S. holder recognizing gain or loss measured by the difference between the cash received in lieu of such fractional common share and such holder’s tax basis in its surrendered preferred stock allocable to such fractional common share or (ii) a distribution taxable as a dividend, as determined under the rules described in “— Redemption Solely for Cash.” Generally, any such gain recognized upon the receipt of cash in lieu of a fractional common share upon a conversion of the preferred stock will be capital gain and will be long-term capital gain if the U.S. holder’s holding period for the converted preferred stock is more than one year.

      A U.S. holder’s tax basis in our common shares received upon the surrender of preferred stock for conversion will equal such holder’s tax basis in its converted preferred stock as of the time of the conversion, reduced by such holder’s tax basis in such preferred stock allocated to any fractional common share for which cash is received upon conversion on which capital gain or loss is recognized, and increased by any cash payment to us representing a quarterly dividend payment where such preferred stock is surrendered between a record date and payment date.

      A U.S. holder’s holding period in its common shares received upon conversion will generally include its holding period in respect of the converted preferred stock.

      Redemption Solely for Cash. Our redemption of shares of our preferred stock solely for cash, including pursuant to a U.S. holder’s exercise of its right to cause us to repurchase preferred stock upon a “designated event” or to our redemption rights, will be a taxable event. A redemption of the preferred stock for cash will be treated as a distribution taxable as a dividend to the redeeming holders to the extent of our current or accumulated earnings and profits unless either:

•	the redemption is “not essentially equivalent to a dividend,” as determined for U.S. federal income tax purposes;

•	the redemption results in a “complete termination” of the holder’s interest in our stock (both preferred and common), as determined for U.S. federal income tax purposes; or

•	the redemption is “substantially disproportionate” with respect to the holder, as determined for federal income tax purposes.

      In determining whether or not any of the above requirements apply, shares considered to be owned by the holder of preferred stock by reason of certain attribution rules described in the Code, as well as shares actually owned by such holder, must be taken into account. It may be more difficult for a holder that owns, before or after the redemption, actually or constructively by operation of the attribution rules, any of our common shares to satisfy any of the above requirements. If the redemption satisfies any of these three tests, then it will be treated as a sale or exchange transaction that gives rise to capital gain or loss generally equal to the difference between the amount of cash received by the holder of preferred stock and such holder’s tax basis in the redeemed preferred stock. This capital gain or loss will be long term if the holding period for the preferred stock is more than one year. Deductions for capital losses may be subject to certain limitations.

      If the redemption does not satisfy any of the three tests described above, then the entire amount received (i.e., without any offset for the holder’s tax basis in the redeemed preferred stock) will be taxable as a distribution, as described in “— Distributions.” In such case, the U.S. holder’s tax basis in the redeemed preferred stock will be allocated to such holder’s remaining stock of us, if any. If the holder does not retain any direct stock ownership in us, then such basis may be either lost completely or transferred to the basis of the shares of a related party that constructively caused the redemption not to result in a “complete termination” of such holder’s interest in us. Under recently proposed regulations, such unused basis of the redeemed holder would be recognized as a loss on the date of the redemption although taken into account upon subsequent events.

      Any redemption of the preferred stock of a corporate U.S. holder that is treated as a dividend and that is non-pro rata as to all stockholders may be subject to the “extraordinary dividend” provisions of the Code irrespective of such corporate holder’s holding period, as discussed in “— Extraordinary Dividends.” Prospective investors are urged to consult their own tax advisors as to the U.S. federal income tax consequences of a redemption of our preferred stock.

      Redemption for Cash and Common Shares. If we redeem shares of our preferred stock for a combination of cash (other than cash in lieu of a fractional common share) and common shares, including pursuant to a U.S. holder’s exercise of its right to cause us to repurchase preferred stock upon a “designated event” or to our redemption rights, then a U.S. holder will generally not recognize loss, but will generally recognize gain, if any, on the preferred stock so redeemed in an amount equal to the lesser of (i) gain realized (i.e., the excess, if any, of the fair market value of the common shares received upon the redemption plus the amount of cash received, over the holder’s tax basis in the redeemed preferred stock) or (ii) the amount of cash received in the redemption. Except as described below, the gain recognized upon such a redemption will be capital gain and will be long-term capital gain if the U.S. holder’s holding period for the redeemed preferred stock is more than one year.

      If the redemption has the effect of a distribution of a dividend, then the gain recognized by a U.S. holder upon such redemption will be treated as a dividend taxable as ordinary income to the extent such holder’s ratable share of our undistributed accumulated earnings and profits and may be treated as an “extraordinary dividend” by a corporate U.S. holder. See “— Distributions” and “— Deemed Distribution.” For purposes of determining whether or not a U.S. holder’s gain will be treated as a dividend, any stock, including our common shares, owned by such holder, actually and constructively through attribution rules described in the Code, will be taken into account.

      A U.S. holder’s tax basis in our common shares received upon the redemption will generally equal such holder’s tax basis in the redeemed preferred stock, decreased by the cash received, and increased by the amount of any capital gain recognized and any gain treated as a dividend. A U.S. holder’s holding period in the common shares received upon the redemption will generally include its holding period in the preferred stock so redeemed.

      Redemption Solely for Common Shares. If we redeem shares of our preferred stock solely for our common shares (including fractional common shares for which cash is received in lieu thereof), including pursuant to a U.S. holder’s exercise of its right to cause us to repurchase preferred stock upon a “designated event” or to our redemption rights, then the redemption will generally be treated in the same manner as a conversion of a U.S. holder’s preferred stock for common shares. See “— Conversion of Preferred Stock into Common Shares.”

      Exchange of Preferred Stock for Convertible Subordinated Debentures. An exchange of preferred stock for our convertible subordinated debentures under the exchange right would be a taxable event and would also be subject to the rules described above in “— Redemption Solely for Cash,” assuming that the convertible subordinated debentures are treated as indebtedness for U.S. federal income tax purposes. See “— Convertible Subordinated Debentures — Classification.”

      The determination of whether the tax treatment of any such exchange will be treated as a distribution taxable as a dividend to the extent of our current or accumulated earnings and profits or as a sale or exchange in which gain or loss is recognized is based in the three tests described above in “— Redemption Solely for Cash.” In determining whether or not any of these tests have been met, shares considered to be owned by a holder of preferred stock by reason of certain attribution rules described in the Code, as well as shares actually owned by such holder, are taken into account. Although not free from doubt, by virtue of the conditions precedent to our ability to exercise the exchange right (See “Description of Preferred Stock — Exchange Right”), we intend to take the position that the conversion features of the preferred stock and of the convertible subordinated debentures will not, as of the date of an exchange transaction, cause the attribution to any holder thereof of the ownership of the common shares into which such instruments may be converted under these attribution rules.

      Based upon the advice of our counsel, we intend to take the position that the receipt of convertible subordinated debentures by a U.S. holder in exchange for its preferred stock will generally result in a meaningful reduction in such holder’s interest in us and, therefore, will not be “essentially equivalent to a dividend” under the tests described in “— Redemption Solely for Cash.” Assuming this position is respected, the exchange would give rise to a capital gain or loss for U.S. federal income tax purposes, equal to the difference, if any, between (i) the value of the convertible subordinated debentures received upon the exchange, and (ii) such U.S. holder’s adjusted tax basis in the preferred stock. If the IRS were to successfully challenge this position, then the fair market value of the convertible subordinated debentures would be taxable as a distribution as described under “— Distributions.”

      Capital losses are subject to certain limitations. The tax basis of a convertible subordinated debenture will generally equal its fair market value at the time of receipt. In the event a holder of preferred stock had, either directly or through the attribution rules described above, a significant interest in our common shares in addition to such holder’s ownership of our preferred stock, the result described above might be different. Any such holder should consult its own tax advisor to determine how the receipt of convertible subordinated debentures would be treated if received in exchange for our preferred stock.

      Other Sales or Dispositions. Except as set forth above, a U.S. holder who sells or otherwise disposes of our preferred stock or common shares will generally recognize capital gain or loss equal to the difference between the sum of the amount of cash and fair market value of any property received on the sale or other disposition and its tax basis in the shares sold or disposed. This capital gain or loss will be long term if the U.S.

holder’s holding period for the stock sold or disposed is more than one year. Deductions for capital losses are subject to certain limitations.

  Convertible Subordinated Debentures

      Classification. We anticipate that we will take the position that the convertible subordinated debentures will be treated as debt for U.S. federal income tax purposes if and when they are issued. However, because the determination of the tax classification of an instrument depends in part on certain factors (including the issuer’s financial condition, earning power, and other factors affecting the likelihood that the principal and interest on the instrument will be paid when due) that cannot be known or predicted with certainty until the convertible subordinated debentures are actually issued, it is impossible at the present time to state with certainty that the convertible subordinated debentures would be treated as debt for U.S. federal income tax purposes. The remainder of this discussion assumes that we will treat the convertible subordinated debentures as indebtedness for U.S. federal income tax purposes and that such treatment will be respected.

      Interest Payments. Stated interest paid on a convertible subordinated debenture will be taxable to a U.S. holder as ordinary interest income at the time that it accrues or is received in accordance with such holder’s method of accounting for U.S. federal income tax purposes.

      Original Issue Discount on Convertible Subordinated Debentures. If the preferred stock is exchanged for convertible subordinated debentures at a time when the convertible subordinated debenture’s issue price is less than the amount payable at maturity on the convertible subordinated debentures (i.e., the fair market value of a share of the preferred stock is less than $1,000 as of the exchange), then such convertible subordinated debentures will be treated as having been issued with original issue discount, subject to a de minimis threshold. The amount of the original issue discount on a convertible subordinated debenture will generally be considered to be de minimis if it is less than 0.25% of the product of the stated amount payable at maturity, multiplied by the number of complete years from the issue date to maturity (i.e., $75 per convertible subordinated debenture). The issue price of the convertible subordinated debentures will generally be the fair market value of the exchanged preferred stock if such preferred stock is “publicly traded” within the meaning of the Code and the applicable Treasury Regulations (such as by being listed on a quotation medium). See “Plan of Distribution.”

      If a convertible subordinated debenture is issued with original issue discount, then an initial U.S. holder includes accrued original issue discount in its gross income as interest generally under the “constant yield method,” regardless of such holder’s regular method of tax accounting. The U.S. holder will be required to include in its gross income for each taxable year during which it holds the convertible subordinated debenture, even if the holder will not receive the cash payments attributable to such income until a later period, the sum of the daily portions of original issue discount for such taxable year. Original issue discount is calculated under a constant yield to maturity method that generally results in the inclusion of increasingly greater amounts of original issue discount in successive accrual periods.

      Bond Premium on Convertible Subordinated Debentures. If preferred stock is exchanged by a U.S. holder for convertible subordinated debentures at a time when the issue price of convertible subordinated debentures exceeds the amount payable at the maturity date (i.e., the fair market value of a share of preferred stock exceeds $1,000) and such U.S. holder makes an election under section 171(c) of the Code or such election is already in effect with respect to such U.S. holder, then such excess will be treated as amortizable bond premium to the extent that the premium is not attributable to the conversion privilege of the convertible subordinated debentures. Such U.S. holder will amortize the bond premium, using a constant yield method, over the remaining term of the convertible subordinated debentures. Such holder may generally use the amortizable bond premium allocable to an accrual period to offset interest payments in that accrual period. A U.S. holder that elects to amortize bond premium must reduce its tax basis in its convertible subordinated debentures by the amount of the premium amortized in any year. An election under section 171(c) of the Code is available only if the convertible subordinated debenture is held as a capital asset, is binding once made, and applies to all bonds held by the holder at the beginning of the first taxable year to which this election applies and to all bonds thereafter acquired.

      Redemption of Convertible Subordinated Debentures Solely for Cash or Other Sale or Dispositions. Upon the sale or redemption by us of a convertible subordinated debenture solely for cash, including pursuant to a U.S. holder’s exercise of its right to cause us to repurchase convertible subordinated debenture upon a “designated event” or to our redemption rights, or other sale or disposition of a convertible subordinated debenture for cash or other consideration other than a conversion into common shares, a U.S. holder will recognize gain or loss, measured by the difference between the amount of cash and fair market value of any property received and such holder’s adjusted tax basis in its sold or redeemed convertible subordinated debentures. To the extent that the amount received is attributable to accrued interest, such amount will be taxed as ordinary income. The tax basis of a holder who receives convertible subordinated debentures upon their issuance in exchange for preferred stock will be the fair market value of the convertible subordinated debentures at the time of the exchange, increased by any original issue discount previously included in such holder’s gross income, and decreased by the amount of any bond premium previously amortized by such holder. Recognized gain or loss generally will be taxable as capital gain or loss and will be long term if the holding period for the convertible subordinated debentures sold or redeemed is more than one year.

      Redemption of Convertible Subordinated Debentures for a Combination of Cash and Common Shares. If we redeem our convertible subordinated debentures for a combination of cash (other than cash in lieu of a fractional common share) and common shares, including pursuant to a U.S. holder’s exercise of its right to cause us to repurchase our convertible subordinated debentures upon a “designated event” or to our redemption rights, then a U.S. holder will generally not recognize loss, but generally will recognize gain, if any, on the convertible subordinated debentures so redeemed in an amount equal to the lesser of the amount of (i) gain realized (i.e., the excess, if any, of the fair market value of the common shares received upon the redemption plus the amount of cash received, over the holder’s tax basis in the redeemed convertible subordinated debentures) or (ii) the amount of cash received in the redemption. Except as described in the paragraph below, the gain recognized upon such a redemption will be capital gain and will be long-term capital gain if the U.S. holder’s holding period for the redeemed convertible subordinated debentures is more than one year.

      If the redemption has the effect of a distribution of a dividend, then the gain recognized by a U.S. holder upon such redemption will be treated as a dividend taxable as ordinary income to the extent such holder’s ratable share of our undistributed accumulated earnings and profits (including in respect of common shares received by such holder on conversion), and may be treated as an “extraordinary dividend” by a corporate U.S. holder. See “— Preferred Stock and Common Shares — Distributions” and “— Preferred Stock and Common Shares — Extraordinary Dividends.” For purposes of determining whether or not a U.S. holder’s gain will be treated as a dividend, any stock owned by such holder, actually and constructively through attribution rules described in the Code, will be taken into account.

      A U.S. holder’s new tax basis in the common shares received will generally equal the tax basis in the redeemed convertible subordinated debentures, decreased by the cash received, and increased by the amount of any gain recognized. A U.S. holder’s holding period in the common shares received upon the redemption will generally include its holding period in the convertible subordinated debentures so redeemed.

      Redemption of Convertible Subordinated Debentures Solely for Common Shares. If we redeem convertible subordinated debentures solely for common shares (including fractional common shares for which cash is received in lieu thereof), including pursuant to a U.S. holder’s exercise of its right to cause us to repurchase convertible subordinated debentures upon a “designated event” or to our redemption rights, then the redemption will generally be treated in the same manner as a conversion of U.S. holder’s convertible subordinated debentures for common shares. See “— Conversion into Common Shares.”

      Conversion into Common Shares. No gain or loss is generally recognized for U.S. federal income tax purposes upon the conversion of the convertible subordinated debentures into our common shares, except that the receipt of cash in lieu of a fractional common share will result in either (i) a U.S. holder recognizing gain or loss measured by the difference between the cash received in lieu of such fractional common share and such holder’s tax basis in its surrendered convertible subordinated debentures allocable to such fractional common share or (ii) a distribution taxable as a dividend, as determined under the rules described in “— Preferred

Stock and Common Shares — Redemption Solely for Cash.” Generally, any such gain recognized upon the receipt of cash in lieu of a fractional common share will be capital gain and will be long-term capital gain if the U.S. holder’s holding period for the converted convertible subordinated debentures is more than one year. However, ordinary income may be recognized to the extent that a portion of the common shares is determined to constitute a payment in respect of accrued interest on a convertible subordinated debenture.

      A U.S. holder’s tax basis for its common shares received upon the conversion will be equal to its tax basis of the converted convertible subordinated debentures at the time of conversion, reduced by such holder’s tax basis in such convertible subordinated debentures allocable to a fractional common share upon which capital gain is recognized. A U.S. holder’s holding period of the common shares will include the holding period of the convertible subordinated debentures. However, to the extent any stock received constitutes a payment in respect of interest, the U.S. holder’s basis in such shares will equal its fair market value at the time of the conversion, and its holding period will commence as of the day following the conversion.

      Adjustment of Conversion Price. As described under “— Preferred Stock and Common Shares — Deemed Distributions” with respect to our preferred stock, certain constructive distributions with respect to stock and convertible securities are treated as taxable events. Certain adjustments in the conversion price of convertible subordinated debentures to reflect taxable distributions on common shares (but not stock splits or nontaxable stock dividends) would be treated as a constructive stock distribution, which would be taxable as a dividend to the extent of our current or accumulated earnings and profits.

Backup Withholding and Information Reporting

      Information returns may be filed with the IRS in connection with payments that we make, including payments of dividends on the preferred stock and common shares, payments of interest on the convertible subordinated debentures, the proceeds from a sale or other disposition of the preferred stock or common shares or of the convertible subordinated debentures, and any deemed payment upon the issuance of common shares pursuant to a conversion or convertible subordinated debentures pursuant to an exchange.

      In addition, backup withholding may apply (in 2004, the rate is 28%), unless the recipient of the payment supplies a taxpayer identification number and other information, certified under penalties of perjury, or otherwise establishes, in the manner prescribed by applicable law, an exemption from backup withholding. Amounts withheld under backup withholding are allowable as a credit against the U.S. holder’s federal income tax upon furnishing the required information to the IRS.

Non-U.S. Holders

  Preferred Stock and Common Shares

      Distributions. Distributions on our preferred stock or common shares will constitute dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined under U.S. federal income tax principles and as described under “— U.S. Holders — Preferred Stock and Common Shares — Distributions.” Dividends (and other amounts treated as dividends) paid on our preferred stock or common shares held by a non-U.S. holder will be subject to U.S. federal income tax withholding at a gross rate of 30% unless either:

•	it is subject to the reduction of or an exemption from withholding by an applicable treaty and the non-U.S. holder provides an IRS Form W-8BEN certifying that it is entitled to the treaty benefits; or

•	upon the receipt of IRS Form W-8ECI from a non-U.S. holder claiming that the payments are effectively connected with the conduct of a trade or business within the U.S. by the non-U.S. holder, in which case the dividend will be subject to the U.S. federal income tax in the same manner as if it were received by a U.S. holder (described below).

      The certification described in the first clause above may be provided by a securities clearing organization, a bank, or other financial institution that holds customers’ securities in the ordinary course of its trade or business. Under the Treasury Regulations, this certification may also be provided by a qualified intermediary on behalf of one or more beneficial owners, or other intermediaries, provided that the intermediary has entered into a withholding agreement with the IRS and other conditions are met.

      Non-U.S. holders should consult any applicable income tax treaties, which may provide for reduced rates of or an exemption from withholding tax. The particular withholding tax rate that would apply to you depends on your tax status and on the particular tax treaty. Non-U.S. holders and any partners, shareholders, or other beneficiaries of non-U.S. holders may be required to satisfy certification requirements in order to claim a reduction of or exemption from withholding under the applicable income tax treaties.

      If you hold your shares of our preferred stock or common shares in connection with a trade or business that you are conducting in the U.S., then any dividends on the shares and any gain from the disposal of the shares generally will be subject to U.S. federal income tax at the net rates generally applicable to U.S. persons. In addition, corporate non-U.S. holders receiving dividend income that is effectively connected with the conduct of a trade or business within the U.S. may be subject to an additional “branch profits” tax on earnings that are connected with its U.S. trade or business, including dividend income. Branch profits tax, if applicable, is imposed at the gross rate of 30%, but may be reduced or eliminated by an applicable income tax treaty.

      The rules regarding withholding are complex, are subject to change, and vary depending on your particular situation. We suggest that you consult with your tax advisor regarding the application of such rules to your situation.

      Deemed Distributions. As discussed above, an adjustment to the conversion price at which our preferred stock is converted into common shares is subject to adjustments in certain circumstances. Certain adjustments to the conversion rate could give rise to a deemed distribution to non-U.S. holders of preferred stock for U.S. federal income tax purposes, similar to that of U.S. holders. See “— U.S. Holders — Preferred Stock and Common Shares — Deemed Distributions.” With respect to a non-U.S. holder, any such deemed distribution would be subject to the rules described under “— Distributions,” regarding the withholding of U.S. federal income tax on dividends in respect of our stock and any resulting withholding may be made from distributions on the preferred stock or interest and principal payments on the convertible subordinated debentures.

      Conversion of Preferred Stock into Common Shares. A non-U.S. holder of our preferred stock who surrenders its preferred stock for conversion into our common shares will generally not recognize taxable gain or loss for U.S. federal income tax purposes, except that the receipt of cash in lieu of a fractional common share will result in either (i) a non-U.S. holder realizing capital gain or loss measured by the difference between the cash received in lieu of such fractional common share and such holder’s tax basis in the surrendered preferred stock allocable to such fractional common share or (ii) a distribution taxable as a dividend, as determined under the rules described in “— Redemption Solely for Cash.”

      Redemption Solely for Cash. A non-U.S. holder will determine its U.S. federal income tax consequences of our redemption of its preferred stock solely for cash, including pursuant to a non-U.S. holder’s exercise of its right to cause us to repurchase our preferred stock upon a “designated event” or to our redemption rights, by applying the three tests described in “— U.S. Holders — Preferred Stock and Common Shares — Redemption Solely for Cash.” If a non-U.S. holder of preferred stock is treated as satisfying one of the tests described therein, then the redemption will be treated as a sale or exchange transaction and taxed as described in “— Other Sales or Dispositions of Stock.” Otherwise, the entire amount received upon redemption of the preferred stock will be treated as a distribution that is subject to taxation, as described in “— Distributions.”

      Redemption for Cash and Common Shares. If we redeem our shares of preferred stock for a combination of cash (other than cash in lieu of a fractional share) and common shares, including pursuant to a non-U.S. holder’s exercise of its right to cause us to repurchase our preferred stock upon a “designated event” or to our redemption rights, then a non-U.S. holder will generally not recognize loss. Such redemption may result in the realization of gain in an amount equal to the lesser of (i) gain realized (i.e., the excess, if any, of the fair market value of the common shares received upon the redemption plus the amount of cash received, over the holder’s tax basis in the redeemed preferred stock) or (ii) the amount of cash received in the redemption. Except as described in the paragraph below, the non-U.S. holder may be taxable on the gain recognized upon such a redemption to the extent described in “— Other Sales or Dispositions of Stock.”

      If the redemption has the effect of a distribution of a dividend, then the gain recognized by a non-U.S. holder upon such redemption will be treated as a dividend taxable to the extent such holder’s ratable share of our undistributed accumulated earnings and profits under the rules described in “— Preferred Stock and Common Shares — Distributions.” For purposes of determining whether or not a U.S. holder’s gain will be treated as a dividend, any stock owned by such holder, actually and constructively through attribution rules described in the Code, will be taken into account.

      Redemption Solely for Common Shares. If we redeem shares of our preferred stock solely for common shares (including fractional common shares for which cash is received in lieu thereof), including pursuant to a non-U.S. holder’s exercise of its right to cause us to repurchase preferred stock upon a “designated event” or to our redemption rights, then the redemption will generally be treated in the same manner as a conversion of a non-U.S. holder’s preferred stock for common shares, as described in “— Conversion of Preferred Stock into Common Shares.”

      Exchange of Preferred Stock for Convertible Subordinated Debentures. An exchange by a non-U.S. holder of preferred stock for our convertible subordinated debentures under the exchange right would be a taxable event and would also be subject to the rules described in “— Redemption Solely for Cash,” assuming that the convertible subordinated debentures are treated as indebtedness for U.S. federal income tax purposes. See “— U.S. Holders — Convertible Subordinated Debentures — Classification.”

      The determination of whether the tax treatment of any such exchange will be treated as a distribution taxable as a dividend to the extent of our current or accumulated earnings and profits or as a sale or exchange in which gain or loss may be recognized is based on the three tests described in “— U.S. Holders — Preferred Stock and Common Shares — Redemption Solely for Cash.” In determining whether or not any of these tests have been met, shares considered to be owned by a holder of preferred stock by reason of certain attribution rules described in the Code, as well as shares actually owned by such holder, are taken into account. Although not free from doubt, by virtue of the conditions precedent to our ability to exercise the exchange right (See “Description of Preferred Stock — Exchange Right”), we intend to take the position that the conversion features of the preferred stock and of the convertible subordinated debentures will not, as of the date of an exchange transaction, cause the attribution to any holder thereof of the ownership of the common shares into which such instruments may be converted under these attribution rules.

      Based upon the advice of our counsel, we intend to take the position that the receipt of convertible subordinated debentures by a non-U.S. holder in exchange for its preferred stock will generally result in a meaningful reduction in such holder’s interest in us and, therefore, will not be “essentially equivalent to a dividend” under the tests described in “— U.S. Holders — Preferred Stock and Common Shares — Redemption Solely for Cash.” Assuming this position is respected, the exchange would give rise to a capital gain or loss for U.S. federal income tax purposes to the extent provided in “— Other Sales or Distributions of Stock.” If the IRS were to successfully challenge this position, then the fair market value of the convertible subordinated debentures would be taxable as a distribution as described under “— Distributions.”

      In the event a holder of preferred stock had, either directly or through the attribution rules described above, a significant interest in our common shares in addition to such holder’s ownership of our preferred stock, the result described above might be different. Any such holder should consult its own tax advisor to determine how the receipt of convertible subordinated debentures would be treated if received in exchange for our preferred stock.

      Other Sales or Dispositions of Stock. A non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized upon the sale, exchange, or other disposition of our preferred stock or common shares (including a redemption of our preferred stock that is not treated as a dividend) unless:

•	the gain is effectively connected with the conduct of a trade or business within the U.S. by the non-U.S. holder; or

•	in the case of a non-U.S. holder who is a nonresident alien individual and holds the shares of preferred stock or common shares, as the case may be, as a capital asset, such holder is present in the U.S. for 183 or more days in the taxable year and certain other conditions exist.

  Convertible Subordinated Debentures

      Interest. All payments of principal and interest and accruals of original issue discount, if any, on the convertible subordinated debentures to a non-U.S. holder will be exempt from U.S. income and withholding tax, provided that:

•	such payment is not effectively connected with the conduct by such non-U.S. holder of a trade or business within the U.S.;

•	the non-U.S. holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	the non-U.S. holder is not a “controlled foreign corporation” that is related to us by stock ownership within the meaning of the applicable sections of the Code;

•	the non-U.S. holder is not a bank that receives interest described in section 881(c)(3)(A) of the Internal Revenue Code; and

•	the beneficial owner of the convertible subordinated debenture, under penalty of perjury, certifies on a properly executed and delivered IRS Form W-8BEN or other form, if applicable, that it is not a U.S. person and provides the beneficial owner’s name and address.

      The certification described in the last clause above may be provided by a securities clearing organization, a bank, or other financial institution that holds customers’ securities in the ordinary course of its trade or business. Under the Treasury Regulations, this certification may also be provided by a qualified intermediary on behalf of one or more beneficial owners, or other intermediaries, provided that the intermediary has entered into a withholding agreement with the IRS and other conditions are met.

      A holder that is not exempt from tax under these rules will be subject to U.S. federal income tax withholding at a gross rate of 30% unless reduced or eliminated by an applicable income tax treaty or the interest is effectively connected with the conduct of a U.S. trade or business. If interest is effectively connected with the conduct of a U.S. trade or business, such interest will be subject to U.S. federal income tax based on such non-U.S. holder’s net effectively connected income in a similar manner as if it were a U.S. holder. Corporate non-U.S. holders that receive interest income that is effectively connected with the conduct of a trade or business within the U.S. may also be subject to an additional “branch profits” tax on such income. Non-U.S. holders and any partners, shareholders, or other beneficiaries of non-U.S. holders may be required to satisfy certification requirements in order to claim a reduction of or exemption from withholding tax pursuant to the applicable income tax treaties.

      As described above, the rules regarding withholding are complex, are subject to change, and vary depending on your particular situation. We suggest that you consult with your tax advisor regarding the application of such rules to your situation.

      Conversion into Common Shares. No gain or loss will be recognized by a non-U.S. holder for U.S. federal income tax purposes upon the conversion of the convertible subordinated debentures into common shares, except that the receipt of cash in lieu of a fractional common share will result in either (i) a non-U.S. holder recognizing gain or loss measured by the difference between the cash received in lieu of such fractional common share and such holder’s tax basis in its surrendered convertible subordinated debentures allocable to such fractional common share or (ii) a distribution taxable as a dividend, as determined under the rules described in “— Preferred Stock and Common Shares — Redemption Solely for Cash.” Generally, any such gain or loss recognized upon the receipt of cash in lieu of a fractional common share will be treated as described in “— Preferred Stock and Common Shares — Other Sales or Dispositions of Stock” and any dividend income recognized will be treated as described in “— Preferred Stock and Common Shares —

Distributions.” To the extent that any portion of the common shares is determined to constitute a payment in respect of accrued interest, such interest may be taxable as described in “— Interest.”

      Adjustments of Conversion Price. Certain adjustments in the conversion price of convertible subordinated debentures made to reflect taxable distributions on common shares may be treated as constructive distributions of stock. See “— U.S. Holders — Preferred Stock and Common Shares — Deemed Distributions,” and may be taxable as described above under “— Preferred Stock and Common Shares — Deemed Distributions.”

      Redemption of Convertible Subordinated Debentures Solely for Cash or Other Sale or Disposition. A non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized upon the redemption of our convertible subordinated debentures solely for cash, including pursuant to a non-U.S. holder’s exercise of its right to cause us to repurchase convertible subordinated debentures upon a “designated event” or to our redemption rights, or other sale or disposition of a convertible subordinated debenture for cash or other consideration other than a conversion into common shares, unless:

•	the gain is effectively connected with the conduct of a trade or business within the U.S. by the non-U.S. holder;

•	in the case of a non-U.S. holder who is a nonresident alien individual and holds its convertible subordinated debentures as a capital asset, such holder is present in the U.S. for 183 or more days in the taxable year and certain other conditions exist; or

•	a portion of the gain represents accrued interest or original issue discount, in which case the applicable rules for interest would apply to such portion. See “ — Interest.”

      Redemption of Convertible Subordinated Debentures for a Combination for Cash and Common Shares. If we redeem our convertible subordinated debentures for a combination of cash (other than cash in lieu of a fractional common share) and common shares, including pursuant to a non-U.S. holder’s exercise of its right to cause us to repurchase our convertible subordinated debentures upon a “designated event” or to our redemption rights, then a non-U.S. holder will generally not recognize loss. Such redemption may result in the realization of gain in an amount equal to the lesser of (i) gain realized (i.e., the excess, if any, of the fair market value of the common shares received upon the redemption plus the amount of cash received, over the holder’s tax basis in the redeemed convertible subordinated debentures) or (ii) the amount of cash received in the redemption. Except as described below, the non-U.S. holder may be taxable on the gain recognized upon such a redemption to the extent described in “— Redemption of Convertible Subordinated Debentures Solely for Cash or Other Sale or Dispositions.”

      If the redemption has the effect of a distribution of a dividend, then the gain recognized by a non-U.S. holder upon such redemption will be treated as a dividend taxable to the extent such holder’s ratable share of our undistributed accumulated earnings and profits (including in respect of common shares received by such holder on conversion) under the rules described in “— Preferred Stock and Common Shares — Distributions.” For purposes of determining whether or not a U.S. holder’s gain will be treated as a dividend, any stock owned by such holder, actually and constructively through attribution rules described in the Code, will be taken into account.

      Redemption of Convertible Subordinated Debentures Solely for Common Shares. If we redeem convertible subordinated debentures solely for common shares (including fractional common shares for which cash is received in lieu thereof), including pursuant to a non-U.S. holder’s exercise of its right to cause us to repurchase convertible subordinated debentures upon a “designated event” or to our redemption rights, then the redemption will generally be treated in the same manner as a conversion of a non-U.S. holder’s convertible subordinated debentures for common shares, described in “— Conversion into Common Shares.”

U.S. Real Property Holding Corporations

      This discussion of the U.S. taxation of non-U.S. holders of our preferred stock, common shares, and convertible subordinated debentures assumes that we are not, at any relevant time, a “U.S. real property holding corporation,” within the meaning of the Code. Under present law, we would not be a U.S. real property holding corporation, so long as the fair market value of our U.S. real property interests is less than 50% of the fair market value of, the sum of our U.S. real property interests, our interests in non-U.S. real property, and our other assets that are used or held in a trade or business on certain determination dates. We believe that we are not, have never been, and do not expect to become, a U.S. real property holding corporation.

      In the event that we become a U.S. real property holding corporation, any gain recognized by non-U.S. holders on a disposition of our preferred stock, common shares, or convertible subordinated debentures may be subject to U.S. federal income tax, including any applicable withholding tax.

Information Reporting and Backup Withholding

      We will, where required, report to non-U.S. holders and to the IRS the amount of any principal, interest, and dividends, if any, paid on our common shares, preferred stock, or convertible subordinated debentures. Under current U.S. federal income tax law, backup withholding tax will not apply to payments if the required certifications are received; provided that, in each case, the payor, including a bank or its paying agent, as the case may be, does not have actual knowledge or reason to know that the payee is a U.S. person.

      Under the Treasury Regulations, payments on the sale, exchange, or other disposition of our common shares or preferred stock or convertible subordinated debentures effected at a foreign office of a broker to an offshore account maintained by a non-U.S. holder are generally not subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation, a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period, a foreign partnership with significant U.S. ownership, or a U.S. branch of a foreign bank or insurance company, then information reporting will generally be required, unless the broker has documentary evidence in its records that the beneficial owner of the payment is not a U.S. person or is otherwise entitled to an exemption and the broker has neither actual knowledge nor any reason to know that the beneficial owner is not entitled to an exemption. Backup withholding will apply if the transaction is subject to information reporting and the broker has actual knowledge that the beneficial owner is a U.S. person.

      Information reporting and backup withholding will apply to payments effected at a U.S. office of any U.S. or foreign broker, unless the broker has documentary evidence in its records that the beneficial owner of the payment is not a U.S. person or is otherwise entitled to an exemption and the broker has no actual knowledge or reason to know that the beneficial owner is not entitled to an exemption.

      Backup withholding does not represent an additional income tax. Amounts withheld from a payment to a non-U.S. holder under the backup withholding rules will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

SELLING SECURITYHOLDERS

      We originally issued the preferred stock on January 21, 2004 in a private placement to Morgan Stanley & Co. Incorporated, whom we refer to as the initial purchaser. The initial purchaser then resold the preferred stock in transactions not requiring registration under the Securities Act or applicable state securities laws to persons the initial purchaser reasonably believed to be “qualified institutional buyers,” as defined in Rule 144A under the Securities Act, in compliance with Rule 144A.

      This prospectus, in part, relates to:

•	resales of preferred stock; and

•	sales of:

•	convertible subordinated debentures issued in exchange for preferred stock; and

•	common shares issued upon conversion of preferred stock or convertible subordinated debentures,

by the selling securityholders as described below under “Plan of Distribution.” The registration statement of which this prospectus forms a part has been filed with the SEC pursuant to the registration rights granted in connection with the original issue of the preferred stock to afford the holders of the preferred stock the opportunity to sell their securities in public transactions rather than pursuant to exemptions from the registration and prospectus delivery requirements of the Securities Act. In order to take advantage of that opportunity, a holder of the preferred stock must provide information about itself and the securities it is selling as required under the Securities Act.

      The selling securityholders listed below and the beneficial owners of the preferred stock and their transferees, pledgees, donees or other successors, if not identified in this prospectus then so identified in supplements to this prospectus as required, are the selling securityholders under this prospectus. The following table sets forth information, as of a recent practicable date prior to the effectiveness of the registration statement of which this prospectus forms a part, with respect to the selling securityholders named below and the respective:

•	number of shares of preferred stock owned by each selling securityholder;

•	principal amount of convertible subordinated debentures issuable in exchange for the preferred stock owned by each selling securityholder; and

•	number of shares of common stock issuable upon conversion of the preferred stock or convertible subordinated debentures owned by each selling securityholder,

that may be offered pursuant to this prospectus together with the number of common shares owned by each selling securityholder prior to this offering. This information was supplied to us by the selling securityholders named in the table and may change from time to time. We have not sought to verify the information contained in the table. Because the selling securityholders may offer all or some portion of these securities pursuant to this prospectus, and because we are not currently aware of any agreements, arrangements or understandings with respect to the sale of these securities, we cannot predict the number of shares or principal amount of the securities that will be held by the selling securityholders upon termination of this offering. In addition, some of the selling securityholders may have sold, transferred or otherwise disposed of all or a portion of their securities since the date on which they provided the information about themselves and the securities they were selling in transactions exempt from the registration requirements of the Securities Act. See “Plan of Distribution.”

      Unless otherwise disclosed in the footnotes to the table below, no selling securityholder has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates.

      Each selling securityholder listed below may, under this prospectus, from time to time offer and sell the number of shares of preferred stock listed below opposite its name or the principal amount of convertible subordinated debentures for which its shares of preferred stock may be exchanged and/or the number of common shares into which its shares of preferred stock or convertible subordinated debentures may be converted. Prior to any use of this prospectus in connection with an offering of these securities by a beneficial owner not listed as a selling securityholder below or its transferee, pledgee, donee or other successor, this prospectus will be supplemented to set forth the name and information with respect to that person.

		Principal Amount
	Shares of	of Convertible		Common Shares
	Preferred	Subordinated	Common	Owned Prior to
Selling Securityholder(1)	Stock(2)	Debentures(2)(3)	Shares(2)(4)	This Offering

Barclays Global Investors Diversified Alpha Plus Funds	70	$70,000	1,129	—
Bear, Stearns & Co. Inc.	1,525	1,525,000	24,596	—
BNP Paribas Equity Strategies, SNC	1,203	1,203,000	19,403	436 (5)
CNH CA Master Account, L.P.	200	200,000	3,225	—
CooperNeff Convertible Strategies (Cayman) Master Fund, L.P.	1,191	1,191,000	19,209	—
Fore Convertible Master Fund, Ltd.	300	300,000	4,838	—
Fore Opportunity Fund, LP	70	70,000	1,129	—
Fore Opportunity Offshore Fund, Ltd.	130	130,000	2,096	—
Forest Fulcrum Fund LP	150	150,000	2,419	—
Forest Global Convertible Fund, Ltd., Class A-5	620	620,000	9,999	—
Forest Multi-Strategy Fund SPC	180	180,000	2,903	—
FrontPoint Convertible Arbitrage Fund, L.P.	5,500	5,500,000	88,709	—
Grace Brothers, Ltd.	1,000	1,000,000	16,129	—
Grace Convertible Arbitrage Fund, Ltd.	3,500	3,500,000	56,451	—
Guggenheim Portfolio Company VIII (Cayman), Ltd.	50	50,000	806	—
HFR RVA Select Performance Master Trust	20	20,000	322	—
KBC Financial Products USA Inc.	3,650	3,650,000	58,870	—
KDC Convertible Arbitrage Fund L.P.	6,750	6,750,000	108,870	—
KDC Convertible Arb Master Fund CV	1,500	1,500,000	24,193	—
LDG Limited	96	96,000	1,548	—
Lexington Vantage Fund c/o TQA Investors, LLC	24	24,000	387	—
LLT Limited	50	50,000	806	—
Lyxor/ Convertible Arbitrage Fund, Limited	105	105,000	1,693	—
Lyxor/ Forest Fund Limited	220	220,000	3,548	—
Man Mac 1 Limited	90	90,000	1,451	—
McMahan Securities Co. L.P.	1,605	1,605,000	25,887	—
Relay 11 Holdings Co.	30	30,000	483	—
Royal Bank of Canada	1,250	1,250,000	20,161
Singlehedge U.S. Convertible Arbitrage Fund	336	336,000	5,419	—
Sphinx Convertible Arbitrage SPC	30	30,000	483	—
Sphinx Fund c/o TQA Investors, LLC	59	59,000	951	—
Sturgeon Limited	165	165,000	2,661	—
TD Securities (USA) Inc.	360	360,000	5,806	—
TQA Master Fund Ltd.	938	938,000	15,129	—
TQA Master Plus Fund Ltd.	1,431	1,431,000	23,080	—

(footnotes appear on following page)

		Principal Amount
	Shares of	of Convertible		Common Shares
	Preferred	Subordinated	Common	Owned Prior to
Selling Securityholder(1)	Stock(2)	Debentures(2)(3)	Shares(2)(4)	This Offering

White River Securities L.L.C.	1,525	1,525,000	24,596	—
Xavex Convertible Arbitrage 4 Fund	20	20,000	322	—
Xavex-Convertible Arbitrage 7 Fund c/o TQA Investors, LLC	232	232,000	3,741	—
Zurich Institutional Benchmarks Master Fund Ltd.	110	110,000	1,774	—
Zurich Institutional Benchmarks Master Fund Ltd. c/o TQA Investors, LLC	220	220,000	3,548	—

(1)	Information about other selling securityholders may be provided in prospectus supplements.

(2)	In each case, none of these securities were held prior to this offering.

(3)	Based on the principal amount of convertible subordinated debentures originally issuable in exchange for the preferred stock, calculated by reference to the initial liquidation preference of the preferred stock of $1,000 per share.

(4)	Based on the common shares originally issuable upon conversion of the preferred stock or the convertible subordinated debentures, based on a conversion rate of 16.1290 common shares for each share of preferred stock, with fractions rounded down to the nearest whole share. The number of common shares so issuable is subject to increase as a result of antidilution adjustments. No fractional common shares will be issued upon conversion of the preferred stock.

(5)	Selling securityholder owns 436 of our common shares. These shares are unrelated to the preferred stock and were purchased in the ordinary course of business.

PLAN OF DISTRIBUTION

      The preferred stock, the convertible subordinated debentures issuable in exchange for the preferred stock and the common shares issuable upon conversion of the preferred stock and the convertible subordinated debentures are being registered to permit public secondary trading of these securities by the holders thereof from time to time after the date of this prospectus. We have agreed, among other things, to bear all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the securities covered by this prospectus.

      We will not receive any of the proceeds from the offering by the selling securityholders of the preferred stock, the convertible subordinated debentures issuable in exchange for the preferred stock or the common shares into which the preferred stock or the convertible subordinated debentures is convertible.

      The selling securityholders may from time to time directly sell their preferred stock, convertible subordinated debentures issued in exchange for their preferred stock and common shares issued upon conversion of their preferred stock or convertible subordinated debentures directly to purchasers. Alternatively, the selling securityholders may from time to time offer these securities through underwriters, brokers, dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders and/or the purchasers of these securities for whom they may act as agent.

      We cannot assure you that any selling securityholder will sell any or all of its securities under this prospectus or that any selling securityholder will not transfer, devise or gift its securities by other means not described in this prospectus.

      The selling securityholders and any brokers, dealers or agents who participate in the distribution of the securities covered by this prospectus may be deemed to be “underwriters,” and any profits on the sale of the securities by them and any discounts, commissions or concessions received by any brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. To the extent the selling securityholders may be deemed to be underwriters, the selling securityholders may be subject to some statutory liabilities of the Securities Act, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. If the selling securityholders are deemed to be underwriters, they will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the New York Stock Exchange pursuant to Rule 153 under the Securities Act.

      The securities offered hereby may be sold from time to time by, as applicable, the selling securityholders or, to the extent permitted, by pledgees, donees, transferees or other successors in interest including by disposal from time to time in one or more transactions through any one or more of the following, as appropriate:

•	a block trade in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by that broker or dealer for its account;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	an exchange distribution in accordance with the rules of that exchange or transaction in the over-the-counter market;

•	in transactions otherwise than in the over-the-counter market;

•	through the writing of put or call options on the securities;

•	short sales of the securities and sales to cover the short sales;

•	the pledge of the securities as security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, themselves effect distributions of the securities or interest therein;

•	the distribution of the securities by any selling securityholder to its partners, members or securityholders;

•	sales through underwriters or dealers who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling securityholders or successors in interest or from the purchase of the shares for whom they may act as agent; and

•	a combination of any of the above.

      In addition, the securities covered by this prospectus may be sold in private transactions or under Rule 144 rather than under this prospectus. Sales may be made at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. In effecting the sales, brokers or dealers may arrange for other brokers or dealers to participate.

      Upon being notified by a selling securityholder that any material arrangement has been entered into with an underwriter, broker, dealer or agent regarding the sale of securities covered by this prospectus, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount and type of securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the selling securityholders, and any discounts, commissions or concessions allowed or reallowed or paid to dealers. The prospectus supplement and, if necessary, a post-effective amendment to the registration statement of which this prospectus forms a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities.

      To our knowledge, there are currently no agreements, arrangements or understandings between any selling securityholders and any broker, dealer, agent or underwriter regarding the sale by any selling securityholder of the preferred stock, the convertible subordinated debentures or the common shares issuable upon conversion of the preferred stock and the convertible subordinated debentures covered by this prospectus. Under the securities laws of some states, the securities may be sold only through registered or licensed brokers or dealers. In addition, in some states, the securities may not be sold unless they have been registered or qualified for sale in the state or an exemption from registration or qualification is available and complied with. The selling securityholders and any other person participating in the distribution will be subject to applicable provisions of the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling securityholders and any other person. Furthermore, under Regulation M, any person engaged in the distribution of the securities may not simultaneously engage in market-making activities with respect to the particular securities being distributed for particular periods prior to the commencement of the distribution. All of the foregoing may affect the marketability of these securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

      Under the terms of the registration rights agreement, holders of the securities covered by this prospectus and we have agreed to indemnify each other against certain liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection with those liabilities. Under the terms of the registration rights agreement, we have also agreed to pay substantially all of the expenses in connection with the registration of the preferred stock, convertible subordinated debentures issued in exchange for the preferred stock and common shares issued upon conversion of the preferred stock or convertible subordinated debentures other than underwriting discounts, if any, and commissions and transfer taxes, if any, relating to the sale or disposition by the selling securityholders of their securities covered by this prospectus.

      There is no public trading market for the shares of the preferred stock and we do not intend to apply for listing of the shares of preferred stock on any national securities exchange or for quotation of the shares on any automated inter-dealer quotation system. No assurances can be given as to the liquidity of the trading market for the shares of preferred stock or that an active public market for those shares will develop. If any active market for the shares of preferred stock does not develop, the market price and liquidity of those shares may be adversely affected. If the shares of preferred stock are traded, they may trade at a discount from their initial offering price, depending on the market for similar securities, our performance and other factors.

      In connection with the original private placement of the preferred stock with the initial purchaser, we and our executive officers and directors have agreed that, without the prior written consent of Morgan Stanley &

Co. Incorporated, and subject to the exceptions described below, we and they will not, during the period ending April 20, 2004:

•	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any common shares or any securities convertible into or exercisable or exchangeable for common shares, or

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common shares, whether any transaction described in this bullet or the one directly above is to be settled by delivery of common shares or other securities, in cash or otherwise.

      In addition, we have agreed not to file during this same 90-day period any registration statement (other than a registration statement on Form S-8) with the SEC relating to the offering of any common shares or any securities convertible, exercisable or exchangeable for any common shares.

      The restrictions described in the previous paragraph do not apply to:

•	the sale of the preferred stock offered by this prospectus;

•	our issuance of the convertible subordinated debentures upon exchange of the preferred stock;

•	our issuance of common shares upon conversion of the preferred stock and the convertible subordinated debentures or upon a repurchase thereof due to the occurrence of a designated event;

•	our grant of any options, restricted stock or other awards pursuant to employee or director benefit plans existing on the date of this prospectus; and

•	preferred stock or common shares acquired in the open market following completion of the initial offering of the preferred stock to the initial purchaser.

      The purchase agreement provides that we will indemnify the initial purchaser against certain liabilities, including liabilities under the Securities Act, and contribute to payments the initial purchaser may be required to make in respect thereof.

      We will use our best efforts to keep the registration statement of which this prospectus is a part effective until the earlier of (i) the sale to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act or the registration statement of which this prospectus forms a part of all the securities registered thereunder, and (ii) the expiration of the holding period applicable to such securities held by persons that are not our affiliates under Rule 144(k) under the Securities Act or any successor provision, subject to permitted exceptions.

LEGAL MATTERS

      The validity of the issuance of the preferred stock, the convertible subordinated debentures issuable on exchange of the preferred stock and the common shares issuable on conversion of the preferred stock and convertible subordinated debentures has been passed upon for us by Jones Day, Cleveland, Ohio.

EXPERTS

      The consolidated financial statements and schedule of Cleveland-Cliffs Inc appearing in Cleveland-Cliffs Inc’s Annual Report (Form 10-K) for the year ended December 31, 2003, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

DEALER PROSPECTUS DELIVERY OBLIGATION

      Until                     , 2004, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution.

      The following table sets forth the expenses incurred by the Company in connection with the offerings described in this registration statement and the resale of the securities. All the amounts shown are estimated except the SEC registration fee.

SEC registration fee	$24,937
Trustee’s and transfer agent’s fees and expenses	10,000
Legal fees and expenses	75,000
Accounting fees and expenses	20,000
Printing expenses	50,000
Miscellaneous	20,063

Total	$200,000

Item 15.     Indemnification of Directors and Officers.

      We will indemnify, to the full extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of ours, or is or was serving at our request as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise; provided, however, that we will indemnify any such agent (as opposed to any director, officer or employee) of ours to an extent greater than required by law only if and to the extent that the directors may, in their discretion, so determine. The indemnification we give will not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, our amended articles of incorporation or any agreement, vote of shareholders or of disinterested directors or otherwise, both as to action in official capacities and as to action in another capacity while such person is a director, officer, employee or agent, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of heirs, executors and administrators of such a person.

      We may, to the full extent permitted by law and authorized by the directors, purchase and maintain insurance on behalf of any persons described in the paragraph above against any liability asserted against and incurred by any such person in any such capacity, or arising out of the status as such, whether or not we would have the power to indemnify such person against such liability.

      Under Ohio law, Ohio corporations are authorized to indemnify directors, officers, employees and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors, officers, employees and agents for settlements, fines or judgments in the context of derivative suits. However, it provides that directors (but not officers, employees or agents) are entitled to mandatory advancement of expenses, including attorneys’ fees, incurred in defending any action, including derivative actions, brought against the director, provided that the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that the director’s act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation’s best interests.

      Ohio law does not authorize payment of judgments to a director, officer, employee or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is permitted, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation’s articles, code of regulations or by contract except with respect to the advancement of expenses of directors.

      Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.

Item 16.     Exhibits.

Exhibit
Number	Description of Exhibits

3(a)	Amended Articles of Incorporation of Cleveland-Cliffs Inc, as filed with Secretary of State of the State of Ohio on January 20, 2004 (filed as Exhibit 3(a) to Form 10-K of Cleveland-Cliffs Inc filed on February 13, 2004 and incorporated by reference, SEC File No. 1-08944)
3(b)	Regulations of Cleveland-Cliffs Inc (filed as Exhibit 3(b) to Form 10-K of Cleveland-Cliffs Inc filed on February 2, 2001 and incorporated by reference, SEC File No. 1-08944)
4(a)	Form of Common Share Certificate (filed as Exhibit 4(a) to Form 10-K of Cleveland-Cliffs Inc filed on February 5, 2003 and incorporated by reference, SEC File No. 1-08944)
4(b)	Form of Series A-2 Preferred Stock Certificate (filed as Exhibit 4(b) to Form 10-K of Cleveland-Cliffs Inc filed on February 13, 2004 and incorporated by reference, SEC File No. 1-08944)
4(c)	Rights Agreement, dated September 19, 1997, by and between Cleveland-Cliffs Inc and EquiServe Trust Company, N.A. (successor in interest to First Chicago Trust Company of New York), as Rights Agent (filed as Exhibit 4(b) to Form 10-K of Cleveland-Cliffs Inc filed on February 5, 2002 and incorporated by reference, SEC File No. 1-08944)
4(d)	Amendment No. 1, effective as of November 15, 2001, to Rights Agreement by and between Cleveland-Cliffs Inc and EquiServe Trust Company, N.A. (successor in interest to First Chicago Trust Company of New York), as Rights Agent (filed as Exhibit 4.1 to Amendment No. 1 to Form 8-A of Cleveland-Cliffs Inc filed on December 14, 2001 and incorporated by reference, SEC File No. 1-08944)
4(e)	Registration Rights Agreement, dated as of January 21, 2004, by and between Cleveland-Cliffs Inc and Morgan Stanley & Co. Incorporated (filed as Exhibit 4(e) to Form 10-K of Cleveland-Cliffs Inc filed on February 13, 2004 and incorporated by reference, SEC File No. 1-08944)
4(f)	Form of Indenture (filed as part of Exhibit 3(a) to Form 10-K of Cleveland-Cliffs Inc filed on February 13, 2004 and incorporated by reference, SEC File No. 1-08944)
4(g)	Form of Convertible Subordinated Debentures (filed as part of Exhibit 3(a) to Form 10-K of Cleveland-Cliffs Inc filed on February 13, 2004 and incorporated by reference, SEC File No. 1-08944)
5**	Opinion of Jones Day
12*	Statement Regarding Computation of Ratios
23(a)*	Consent of Independent Auditors
23(b)	Consent of Jones Day (included in Exhibit 5)
24*	Power of Attorney

*  Filed herewith

**	To be filed by amendment

Item 17.     Undertakings.

      (a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expense incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cleveland, State of Ohio, on March 3, 2004.

CLEVELAND-CLIFFS INC

By:	/s/ DONALD J. GALLAGHER

Name: Donald J. Gallagher

Title:	Senior Vice President, Chief Financial

Officer and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ J. S. BRINZO J. S. Brinzo	Chairman, President and Chief Executive Officer and Director (Principal Executive Officer)	March 3, 2004

/s/ D. J. GALLAGHER D. J. Gallagher	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	March 3, 2004

/s/ R. J. LEROUX R. J. Leroux	Vice President and Controller (Principal Accounting Officer)	March 3, 2004

* R. C. Cambre	Director	March 3, 2004

* R. Cucuz	Director	March 3, 2004

* D. H. Gunning	Vice Chairman and Director	March 3, 2004

* J. D. Ireland, III	Director	March 3, 2004

* F. R. McAllister	Director	March 3, 2004

* J. C. Morley	Director	March 3, 2004

* S. B. Oresman	Director	March 3, 2004

Signatures	Title	Date

* R. Phillips	Director	March 3, 2004

* R. K. Riederer	Director	March 3, 2004

* A. Schwartz	Director	March 3, 2004

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement on Form S-3 pursuant to a Power of Attorney executed on behalf of the above-indicated officers and directors of the registrant and filed herewith as Exhibit 24 on behalf of the registrant.

By:	/s/ Donald J. Gallagher

(Donald J. Gallagher, as Attorney-in-Fact)

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits

3(a)	Amended Articles of Incorporation of Cleveland-Cliffs Inc, as filed with Secretary of State of the State of Ohio on January 20, 2004 (filed as Exhibit 3(a) to Form 10-K of Cleveland-Cliffs Inc filed on February 13, 2004 and incorporated by reference, SEC File No. 1-08944)
3(b)	Regulations of Cleveland-Cliffs Inc (filed as Exhibit 3(b) to Form 10-K of Cleveland-Cliffs Inc filed on February 2, 2001 and incorporated by reference, SEC File No. 1-08944)
4(a)	Form of Common Share Certificate (filed as Exhibit 4(a) to Form 10-K of Cleveland-Cliffs Inc filed on February 5, 2003 and incorporated by reference, SEC File No. 1-08944)
4(b)	Form of Series A-2 Preferred Stock Certificate (filed as Exhibit 4(b) to Form 10-K of Cleveland-Cliffs Inc filed on February 13, 2004 and incorporated by reference, SEC File No. 1-08944)
4(c)	Rights Agreement, dated September 19, 1997, by and between Cleveland-Cliffs Inc and EquiServe Trust Company, N.A. (successor in interest to First Chicago Trust Company of New York), as Rights Agent (filed as Exhibit 4(b) to Form 10-K of Cleveland-Cliffs Inc filed on February 5, 2002 and incorporated by reference, SEC File No. 1-08944)
4(d)	Amendment No. 1, effective as of November 15, 2001, to Rights Agreement by and between Cleveland-Cliffs Inc and EquiServe Trust Company, N.A. (successor in interest to First Chicago Trust Company of New York), as Rights Agent (filed as Exhibit 4.1 to Amendment No. 1 to Form 8-A of Cleveland-Cliffs Inc filed on December 14, 2001 and incorporated by reference, SEC File No. 1-08944)
4(e)	Registration Rights Agreement, dated as of January 21, 2004, by and between Cleveland-Cliffs Inc and Morgan Stanley & Co. Incorporated (filed as Exhibit 4(e) to Form 10-K of Cleveland-Cliffs Inc filed on February 13, 2004 and incorporated by reference, SEC File No. 1-08944)
4(f)	Form of Indenture (filed as part of Exhibit 3(a) to Form 10-K of Cleveland-Cliffs Inc filed on February 13, 2004 and incorporated by reference, SEC File No. 1-08944)
4(g)	Form of Convertible Subordinated Debentures (filed as part of Exhibit 3(a) to Form 10-K of Cleveland-Cliffs Inc filed on February 13, 2004 and incorporated by reference, SEC File No. 1-08944)
5**	Opinion of Jones Day
12*	Statement Regarding Computation of Ratios
23(a)*	Consent of Independent Auditors
23(b)	Consent of Jones Day (included in Exhibit 5)
24*	Power of Attorney

*  Filed herewith

**	To be filed by amendment